As filed with the Securities and Exchange Commission on November 30, 2001

                                            Registration Statement No. 333-64718

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  AMENDMENT NO. 4
                                    FORM SB-2/A
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                      HANSEATIC DISCRETIONARY POOL, L.L.C.
             (Exact Name of Registrant as specified in its charter)

       Oklahoma                        6200                     11-3455001
(State of Organization)  (Primary Standard Industria  (I.R.S. Employer I.D. No.)
                            Classification Code Number)

                             9925 South Pennsylvania
                                    Suite 110
                          Oklahoma City, Oklahoma 73159
                                 (405) 691-2793
                           (405) 691-6124 (Facsimile)
               (Address, including zip code and telephone number,
              including area code of registrant's principal office)

                                   Copies to:

                             Gerald L. Fishman, Esq.
                              Charles J. Mack, Esq.
                               Wolin & Rosen, Ltd.
                              55 West Monroe Street
                                   Suite 3600
                             Chicago, Illinois 60603
                                 (312) 424-0600
                           (312) 424-0660 (Facsimile)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the  prospectus is expected to be made pursuant to Rule
434, please check the following box.   [  ]

(Facing Sheet Continued)


                         Calculation of Registration Fee

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of Each Class of    Amount to be           Proposed Maximum        Proposed Maximum       Amount of
Securities to be          Registered (1)         Offering Price Per      Aggregate Offering     Registration Fee
Registered                                       Unit (2)                Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Units of Membership
Interests                 100,000                $200                    $20,000,000            $5,000
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


         (1) This amount is the maximum number of Interests to be offered based on the current net asset value of the Registrant and may vary depending on the net asset value of the Registrant at the Effective Date of this Registration Statement; and
         (2) Estimated in accordance with Rule 457(d) based upon the net asset value of the Registrant within fifteen days prior to the date of this Registration Statement.


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to
Section 8(a), may determine.

                              (End of Facing Sheet)

                         PROSPECTUS/DISCLOSURE DOCUMENT

   This Prospectus/Disclosure Document is in two parts: A Disclosure Document and a Statement of Additional Information. These parts are bound together and both contain important information. They will not be distributed separately under any circumstances.

                      HANSEATIC DISCRETIONARY POOL, L.L.C.

                      100,000 UNITS OF MEMBERSHIP INTERESTS
                       OFFERED AT NET ASSET VALUE PER UNIT

         We were organized as a limited liability company in 1998 and are engaged in speculative trading of commodity futures contracts, forward contracts, commodity options and other interests in commodities. The purpose of this offering is to increase the amount we have to trade. There is no minimum offering amount, and, we may not raise any funds in this offering.

         The units are being continuously offered on a best-efforts basis by the pool's manager, Pool Management Services, Inc. The units may also be offered through members of the NASD participating in the offering as selling agents. Selling agents which are registered or exempt from registration under the Commodity Exchange Act, may also be entitled to receive a continuing commission based on the net asset value of the units sold by such selling agent for continuing services to be provided to purchasers of units.

         Units subscribed for will be issued at the average net asset value per unit as of the first business day of each month. The minimum required purchase amount for units is $10,000, although the pool's manager may accept a lesser purchase amount from any purchaser, in its discretion. Investors may not know the per unit price at the time they subscribe. On November 1, 2001, the net asset value per unit was $11,519.58. Subscriptions must be received on or before the close of business on the day prior to the last business day of the month to be admitted on the first business day of the next month. Purchasers of units will not pay any sales commissions and the pool manager will not receive any sales commissions on units it sells. Net proceeds from the sale of units will be deposited in the pool's trading accounts. If any sales commissions are paid to selling agents, the pool's manager and not the pool will pay them. They will be 4% of the price paid by a purchaser through a selling agent.

         The proceeds of the offering available to the pool and the initial net asset value per unit have not been reduced for offering expenses. Pool Management Services, Inc. will pay all expenses of the offering related to preparation and effectiveness of this prospectus.


o The units you purchase are not transferable except in highly limited circumstances;

o This investment should be considered a long-term investment. The pool is subject to conflicts of interest in trading by its advisor or its brokers;

o The pool must pay substantial charges for brokerage and on its net assets regardless of whether profits are earned;

o The business of the pool and these securities involve a high degree of risk. You should only purchase units if you can afford a complete loss of your investment. See "The Risks You Face" (Page 4) and "Additional Pool Risk Factors" (Page 43); and

o        What you pay for your units  will be  deposited  into our pool  trading
         account.   There  are  no  escrow  arrangements  and  your  funds  will immediately be at market risk.

         THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

         NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         Pool Management Services, Inc.
                  (Member Manager and Commodity Pool Operator)
                       9925 South Pennsylvania, Suite 110
                             Oklahoma City OK 73159
                                  405.691.2793
    The date of this Prospectus/Disclosure Document is: November 30, 2001

                                   * * * * * *




HANSEATIC DISCRETIONARY POOL, L.L.C. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION UNDER THAT LAW.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION RELATING TO THE MATTERS DESCRIBED IN THIS PROSPECTUS THAT IS NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY INFORMATION OR PRESENTATIONS OUTSIDE THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL.

UNDER CFTC REGULATIONS AND NFA RULES, THE POOL MUST FURNISH TO ALL MEMBERS ANNUAL AND MONTHLY REPORTS. THE ANNUAL REPORTS WILL CONTAIN THE POOL'S FINANCIAL INFORMATION AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AND THE MONTHLY REPORTS WILL CONTAIN UNAUDITED FINANCIAL INFORMATION.

                                      (i)

                         PART ONE -- DISCLOSURE DOCUMENT

                         CFTC RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY, AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL ON PAGES 2-3 AND 15, AND STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, ON PAGE 15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, ON PAGES 4 THROUGH 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS FOR THE POOL MAY BE EFFECTED.


                                      (ii)

                             Consumer Privacy Policy


Pool Management Services, Inc., and the pool consider customer and member privacy to be fundamental to our relationship with investors and clients. We are committed to maintaining the confidentiality, integrity, and security of clients' personal information. It is therefore our policy to respect the privacy of current and former clients and to protect personal information entrusted to us. Internal policies have been developed to protect this confidentiality, while allowing investor and client needs to be served.

In the course of operating our pools, and providing services and products we collect nonpublic personal information about investors and clients. We collect this information from sources such as subscription agreements, account applications, other account forms, information captured on our Web sites and transactions with us, our affiliates or other parties.

We do not disclose nonpublic personal information about our investors, clients or former investors or clients to any nonaffiliated parties, except as permitted by applicable law or regulation. In the normal course of serving investors or clients, information we collect may be shared with companies that perform various services such as transfer agents, custodians, broker/dealers, futures commission merchants and other service firms and financial institutions with whom we have relationships. We may also share information with affiliates that are engaged in a variety of financial services businesses, both in connection with the servicing of investor or client accounts and to inform investors and clients of financial products and services that might be of interest. Specifically, we may disclose nonpublic personal information including:

o Information we receive on subscriptions, applications or other forms, such as name, address, telephone/fax numbers, account or tax identification number, the types and amounts of investments, investment objectives and bank account information; and

o Information about transactions with us, our affiliates or others, such as participation in pools or other programs managed by Pool Management Services, Inc., ownership of certain types of accounts such as IRAs, or other account data.

The organizations that receive client information will use that information only for the services required and are not permitted to share or use this information for any other purpose.

Access to investors' or clients' nonpublic personal information is restricted to employees, agents or other parties who need to access that information to provide products or services to investors or clients. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard clients' nonpublic personal information. A client's right to privacy extends to all forms of contact with us, including telephone, written correspondence, and electronic media, such as the Internet.

Pool Management Services, Inc. and Hanseatic Discretionary Pool, L.L.C. considers privacy a fundamental right of investors and clients and takes seriously the obligation to safeguard their information. We will adhere to the policies and practices above for both current and former investors and clients.

For questions concerning this policy, please contact us by writing to us at our address listed on the cover page of this prospectus.

                                     (iii)

                                TABLE OF CONTENTS

PART ONE -- DISCLOSURE DOCUMENT............................................(ii)

CFTC RISK DISCLOSURE STATEMENT.............................................(ii)

CONSUMER PRIVACY POLICY...................................................(iii)

ORGANIZATIONAL CHART........................................................(v)

SUMMARY OF OFFERING...........................................................1

THE RISKS YOU FACE............................................................4

CONFLICTS OF INTEREST.........................................................9

USE OF PROCEEDS..............................................................10

BUSINESS OF THE POOL.........................................................10

INVESTMENT PROGRAMS AND STRATEGIES...........................................12

FEES AND EXPENSES............................................................15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS...................................................16

PAST PERFORMANCE INFORMATION.................................................23

FUTURES COMMISSION MERCHANTS.................................................37

INTRODUCING BROKERS..........................................................37

LITIGATION...................................................................37

TRANSFERS AND REDEMPTIONS....................................................37

SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF INVESTING IN THE POOL.......38

SECURITIES OWNERSHIP.........................................................39

PLAN OF DISTRIBUTION.........................................................40

HOW YOU CAN INVEST...........................................................40

LEGAL MATTERS................................................................41

EXPERTS......................................................................41

ADDITIONAL INFORMATION.......................................................41

PART TWO -- STATEMENT OF ADDITIONAL INFORMATION..............................42

GENERAL DISCUSSION OF THE COMMODITY MARKETS..................................42

TRADES MADE BY THE POOL WILL BE SPECULATIVE RATHER THAN FOR
 HEDGING PURPOSES............................................................43

ADDITIONAL POOL RISK FACTORS.................................................45

ADDITIONAL TAX CONSIDERATIONS................................................46

SUMMARY OF THE OPERATING AGREEMENT...........................................51

ADDENDUM TO DISCLOSURE DOCUMENT FOR QUALIFIED RETIREMENT PLANS...............53

FINANCIAL STATEMENT.........................................................F-1

OPERATING AGREEMENT................................................Exhibits A-1

REQUEST FOR REDEMPTION.............................................Exhibits B-1

SUBSCRIPTION REQUIREMENTS AND INSTRUCTIONS.........................Exhibits C-1

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.......................Exhibits D-3


                                      (iv)

           HANSEATIC DISCRETIONARY POOL, L.L.C. - ORGANIZATIONAL CHART


                         Hanseatic             Brokerage commissions paid to FCM
                 Discretionary Pool, L.L.C.


                         Incentive fees,                         Futures
                        trail commissions       Net Asset   Commission Merchant
Public Unit Holders            and                 and        Execute orders
 purchase units in   operating expenses (1%)    Incentive    given by Trading
        Pool             paid to Manager        fees paid        Advisor
                                                 to CTA      (unaffiliated)


      Owners                  Manager                        Trading Advisor
    Public Unit     Pool Management Services, Inc.        Hanseatic Group, Inc.
    Holders and        Manager and Unit Holder,            Registered Commodity
Current Unit Hold    Registered Commodity Pool               Trading Advisor
                             Operator                       Makes all trading
                                                            decisions, pursuant
                                                               to Hanseatic
                        Principals and Owners of Manager  Discretionary Program
                             Simcha Bluth, President          (unaffiliated)
                          Randall Shell, Vice-President


            CPO pays sales commissions
              and trail commissions
                to Selling Agents


   Selling Agents refer
prospects to Pool and may
 perform ongoing services
     to unit holders
                         Selling Agents
                  Selling Agents refer clients
                to the Pool (sales commissions)
                and perform ongoing services to
               unit holders (trail commissions).



                                      (v)

                                        1
                               SUMMARY OF OFFERING

         This summary is to assist your understanding of the offering. You should carefully review the entire prospectus, including the exhibits, for more complete descriptions and to understand this investment. You should not invest in the pool without first carefully reading this entire Prospectus/Disclosure Document, and all other materials.

In General

         Hanseatic Discretionary Pool, L.L.C., or the pool, engages in speculative trading in a range of U.S. and international futures and forward markets. Our portfolio may consist of both commodity and financial futures, with an emphasis on financial futures.

         The pool will post margins, or good faith deposits for future performance, for trading, as required by the various futures exchanges. These margin deposits can be as little as 2% of a contract's value. Thus, the pool could lose, or gain, substantially more than the cash it uses for trading.

         Through an investment in the pool, you will have the opportunity to participate in markets not typically represented in an individual investor's portfolio.

         Pool Management Services manages and operates the pool and determines its investment objectives. Pool Management Services has retained Hanseatic Corporation on behalf of pool to make and implement all trading decisions.

Is the Pool a Suitable Investment for You?

         An investment in the pool is speculative and involves a high degree of risk. The pool is not a complete investment program. Rather, it offers a diversification opportunity for an investor's entire investment portfolio. An investment in the pool should make up only a limited portion of an investor's portfolio. You should invest in the pool only if you have no need for liquidity with respect to this investment and if you have sufficient net worth to sustain a loss of your entire investment.

         You must, at a minimum, have annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobile) of $45,000 or a net worth (exclusive of home, home furnishings and automobile) of $150,000.

         A number of jurisdictions in which the pool may offer units impose higher minimum suitability standards on prospective investors. These standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the pool is suitable for your.

The Units

         We are offering up to 100,000 units of the limited liability company membership interests or units. As of September 30, 2001, as adjusted 100-for-1 to accommodate this offering, we had 39,738.8063223701 units outstanding arising from the prior private placement of units in the pool.

         We are offering the units at the average net asset value per unit as of the first business day of a month. The net asset value is calculated by taking existing pool funds on the first business day of a month, adding any funds received during previous month, plus or minus any profits or losses from closed trades, plus or minus unrealized profits or losses from open trading positions, plus or minus gains or losses on foreign currency conversions, less commissions, other transaction fees, management fees, incentive fees, operating expenses and member withdrawals during previous month. The resulting amount is divided by the number of units outstanding on the last business day of a month to arrive at average net asset value per unit.

         We are offering and selling the units ourselves but may employ selling agents to assist us. We will continue selling units valued as of the beginning of each month at the then current average net asset value per unit until all of the units have been sold. Fractional units will be issued.

         There is no minimum offering amount, and there is no assurance that we will raise any significant proceeds in this offering. The minimum subscription amount we will accept is $10,000, although we reserve the right to accept less.

         Before purchasing units in the pool, potential purchasers should read this entire prospectus and exhibits and should follow the specific instructions in Exhibit C, Subscription Requirements and Subscription Instructions. The subscription agreement and power of attorney form, which is Exhibit D, must be completed, signed and sent in along with payment of purchase price.

The Pool

         The pool was originally organized as a New York limited liability company in September 1998. In July 2000, the pool was reorganized in Oklahoma. The primary business address where correspondence should be mailed is 9925 S. Pennsylvania, Suite 110, Oklahoma City, Oklahoma, 73159. The phone number of the pool is (405) 691-2793. Records for the pool are located at 9925 S. Pennsylvania, Suite 110, Oklahoma City, Oklahoma, 73159.

         Pool Management Services, Inc. is the commodity pool operator or CPO that manages the pool.

         We employ Hanseatic Corporation as our commodity trading advisor, or CTA, to select trades for us.

         Commodity futures and forward contracts are instruments designed to permit producers or users to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments. Options on futures and forward contracts give the purchaser the right to acquire or sell a given contract at a specified time at a specified price.

Break Even Point


         In order to "break even" on an initial investment of $10,000 in the first year of trading, we calculate that the pool must earn approximately $380 per unit, or 3.8%. This amount is based on deducting the total of $880.00 or 8.6% in commissions and fees we expect to pay to our brokers, CTAs, selling agents and CPO and the maximum of 1% in operating expenses, and adding assumed annual interest earned of $500.00 or 5%.


Fees and Expenses

         The following list of fees and expenses includes all compensation, fees, profits and other benefits which the pool's CTA, CPO, selling agents, clearing broker(s) and affiliates of those parties may earn or receive in connection with the offering and operation of the pool:

                                  Fees Charged

o NET ASSETS FEES --- The pool pays net assets fees of approximately 2% per annum of the month-end net assets of the pool (prior to accruals for such fees) to Hanseatic Corporation, the CTA.

o BROKERAGE FEES --- The pool pays brokerage fees fixed at the rate of 5.8% per annum of the month-end net assets fo the pool (prior to accruals for such fees as follows:

                                 1) Approximately  1.8% per annum of the  month-
                                    end net assets of the pool is paid the pool's clearing broker(s) as commissions and costs for each transactions is executed.

                                 2) Approximately    4%   per    annum   of  the
                                    month-end  net assets of the pool  (monthly)
                                    is  paid  as  trail  commisions  to  selling
                                    agents,   including  the  CPO,  who  perform
                                    ongoing  services  to  members  of the pool.
                                    Selling agents,  other than the CPO, will be
                                    paid  3%  trail   commission  with  the  CPO
                                    retaining 1%.

o INCENTIVE ALLOCATION -- The pool pays an incentive allocation equal to 20% of its profits, if any, quarterly. This profit is the excess of the pool's total net asset value as of the end of the quarter, before net asset fees or incentive fees, over its net asset value as of the end of the previous quarter after payment of net asset fees or incentive fees. Profit is also adjusted for redemptions or distribution during the previous quarter;

o ORGANIZATION AND OFFERING EXPENSES -- organization and offering expenses related to preparation and effectiveness of this prospectus for this offering are estimated to be $150,000. These expenses are being and will be paid by Pool

                  Management Services. Pool Management Services will pay all pool state blue sky registration fees for the first year following the effective date of this prospectus. For all subsequent years, the pool will pay any applicable state registration or renewal fees. Pool Management Services will also pay any sales commissions of 4% in connection with the sale of units in this offering; and

         o ANNUAL OPERATING EXPENSES -- estimated to be approximately $65,000 to $95,000 for the first year after the date of this prospectus. These expenses are for legal, accounting, licensing, daily operations of the pool and other related items. It is estimated that the total annual operating expenses for the pool will be approximately .6% to 1% of the pool's net asset value. At no time will the total annual amount of operating expenses paid by the pool exceed 1% of the pool's average net asset value for any calendar year. Any operating expenses in excess of 1% of the pool's average net asset value for any calendar year will be paid by the CPO.

                              Who Receives Payment

         o THE COMMODITY TRADING ADVISOR (Hanseatic Corporation) - Hanseatic Corporation receives a net assets fee of 2% per annum of the net assets of the pool, billed monthly. The CPO remits the 2% to Hanseatic. Hanseatic also receives half of the total 20% incentive allocation paid by the pool;

         o THE COMMODITY POOL OPERATOR (Pool Management Services, Inc.) - The CPO receives half of the 20% incentive allocation paid by the pool, quarterly; the CPO will also be paid a 4% trail commission paid to selling agents for ongoing services to pool members. Other selling agents will be paid 3% providing such ongong services and the CPO will retaom 1%; and

         o THE POOL'S BROKER(S) - The pool's broker(s) receive commissions equal to the actual costs charged for executing and clearing the pool's trades. This is estimated at 1.8% of the pools net assets per year. The broker(s) accrue or receive these commissions as each transaction is executed for the pool's account. These payments to the clearing broker(s) include round turn charges, and exchange and other self-regulatory organization transaction fees.

Distributions

         In its sole discretion, the manager, Pool Management Services, may make distributions of profits, if any, or other distributions to members, including possible annual cash distributions in amounts that approximate that investor's tax liability for income of the pool, if any, for the immediately preceding year. Investors will have to redeem their units in order to recoup any of their investment or to realize any profit unless the manager makes a discretionary distribution.

Transferability And Redemption

         You may transfer your interest in the pool in very limited circumstances. You may redeem your units by giving written notice to the pool, on or before the second to last business day of a month. Payments will be made as soon as practical after the beginning of the month following receipt of this notice. Payments are subject to the pool having sufficient cash on hand and may require liquidation of open positions.

         The manager will retain an administrative charge of 4% of a redeemed unit offered by this prospectus or after its date if the funds have not been invested in the pool for six months, and 3% if the funds have been invested for six months but not more than 12 months. There will be no redemption charge after the funds have been invested for 12 months. The redemption charge will be calculated as follows: 1) If the total net asset value of the member's pool account exceeds the total amount of all gross subscriptions paid by the member, the redemption charge will be 4%, or 3%, of the total early redemption amount;
2) If the total net asset value of the member's pool account is less than the total amount of all gross subscriptions paid by the member then the redemption charge will be calculated as 4%, or 3%, of an amount which is the percentage of the total gross aggregate subscriptions made by the member divided by the net asset value of the member's pool account at the time of the early redemption, multiplied by the amount of the early redemption. Any redemption after one year will not be charged this fee. In its discretion, the manager may waive any part of all of the early-withdrawal administrative charge.

         To make payment on redemptions, some or all of the pool's positions in commodity interests may be liquidated as necessary. We do not anticipate that the redemptions will create any liquidity risk.

Material Tax Consequences

         These are the material tax consequences associated with an investment in the units:

o The pool does not pay any taxes. You will pay tax on your pro rata share of pool gains and income and may deduct your pro rata share of pool losses, even if you receive no distributions;

o Commodity trading positions open at year-end are valued at their year-end market prices, or marked-to-market, which may result in taxes payable even though cash proceeds are not received;

o As a non-managing member of the pool, you may not be allowed to offset your other income, such as salary, with your pro rata losses or credits from the pool;

o You may only deduct your share of the pro rata losses to the extent of your tax basis in your units as of the end of the year in which the pool's losses occur; and

o You may be subject to state or local taxes depending on your residence or domicile.

                               THE RISKS YOU FACE

         Investment in the units of membership interest is speculative, illiquid, and highly risky. You should purchase units only if you can afford to lose your entire investment. You should consider all the risks before deciding to invest.

         The manager has limited prior operating experience.

         The manager has operated the pool as a private pool since December 1998. We have a relatively limited operating history on which to evaluate the probability of our future success. Prior to this offering, the pool had raised approximately $4,550,000 in private placements and has not operated on the scale proposed if this offering is successful. As a member, you will not be entitled to participate in the management of the pool or the conduct of its business. The manager has operated several other pools, which are now closed, such as Day Traders Club, L.L.C.

         We must pay substantial charges, which must be paid before you will realize any profit and which may limit your ability to receive a return on your investment. They are: o annual net assets of 2% of the pool's net assets, billed monthly;

o        annual brokerage fees of 5.8% of the pool's net assets, billed monthly;

o incentive fees of 20% quarterly of any increase in net asset value, billed quarterly;

o ongoing annual expenses estimated at 0.6% to 1% of the pool's average annual month ending net asset value, of which it is estimated that $35,000 will be paid for legal services and the remainder will be paid for accounting, audit services and other normal operating expenses of the pool (such as telephone, postage, printing, travel, etc.); and

o any extra-ordinary expenses such as claims and defense of claims from brokers, members, and other parties. These expenses would be in addition to the normal operating expenses of the pool.

         The incentive fees are determined and paid to the manager and commodity trading advisor on a quarterly basis. They may receive substantial incentive fees in the initial quarters of any given year that will not be refunded, even if we experience subsequent losses, which produce a net loss for that year. The manager may also choose to allocate its portion of the incentive fees to its pool account in lieu of receiving cash payment of its portion of the incentive fees.

         You may not transfer your units and must rely on our redemption procedures to receive any of your investment back.

         You may assign or transfer your units only with the consent of the manager, which will be granted only to immediate members of the family, upon death of the owner or other limited circumstances. Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses.

         Your right of redemption is limited. Our redemption procedures provide:

o We must receive your redemption request on or before the day prior to the last business day of a month, for payment in the following month;

o the redemption amount will be based upon the net asset value of the units of membership interest as calculated at the end of the month in which the redemption request is received;

o if you redeem prior to one year after investment you may be charged an early withdrawal administrative fee of up to 4% of your redemption price;

o        your redemption request must be approved by the manager; and

o your redemption request may not be granted if we do not have enough liquid assets.

         Subject to the foregoing limitations, the manager will attempt to honor and pay all redemption requests within twenty days after the last day of the month in which the redemption request was received. You may be prevented from redeeming your membership interests before they significantly decline in value.

         Redemptions may impact on unit values.

         Substantial redemption requests at any given time could adversely affect us because we might have to liquidate positions too rapidly or on unfavorable terms to satisfy the requests, or might reduce our available trading equity at a time when we have an opportunity to earn substantial profit.

         The net asset value at which the unit is redeemed could decrease significantly between the date the request is made and the date redemption occurs.

         The offering may not be successful.

          Since we are already operating, there is no minimum offering amount and your investment will immediately be at market risk and used for trading. There is also a risk that we will not be able to raise significant funds in this offering, if any, putting you in a position of illiquidity.

         The manager and commodity trading advisor may serve other businesses and may not devote adequate time to the pool.

         The manager expects to manage additional pools in the future that may use the pool's commodity trading advisor and may use trading methods similar to ours. The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Our business could be adversely affected by the failure of the trading advisor to devote sufficient time to our affairs.

         We are a single-advisor fund and lack the diversity of a multi-advisor fund.

         We are managed by a single trading advisor. Therefore, we lack the potential benefit of multiple trading advisor diversification and trading methods. Our CTA's methods and models are generally technical and may not respond well to fundamental economic factors such as demand and supply, or economic or political events.

         Increasing the assets managed by a trading advisor may adversely affect performance.

         The rates of return achieved by trading advisors may diminish as the assets under their management increase. This can occur for many reasons including the inability of the trading advisor to execute larger position sizes at desired prices and because of the need to adjust the advisor's trading program to avoid exceeding speculative position limits. These are limits established by the CFTC and the exchanges on the number of speculative futures and option contracts in a commodity that one trader may own or control. You should know that our trading advisor has not agreed to limit the amount of additional assets it will manage.

         Members will not be aware of changes to trading programs.

         Because of the proprietary nature of our trading advisor's trading programs, members generally will not be advised if adjustments are made to our trading advisor's trading program in order to accommodate additional assets under management or for any other reason.

         There are conflicts of interest in the limited liability company structure which may limit our profits.

         Conflicts of interest exist in the structure and conduct of the pool's business. For example, the commodity trading advisor receives a net assets fee even if the pool does not make any money. The manager and the trading advisor also may operate and manage other commodity pools. These other pools may employ the same or different trading methods, which may conflict with the pool's trading methodology.

         The lack of distributions increases the fees paid to the CTA and the manager.

         The manager is responsible for determining whether and when to distribute trading profits earned by the pool. Since the manager currently does not intend to distribute trading profits, the CTA will receive increased net asset fees and the manager will receive increased trail commissions because these fees are based upon the net asset value of the pool and net asset value will increase by retaining trading profits.


         You  will  be  taxed  on  profits   regardless   of  whether  they  are
distributed.

         With the exception of redemptions processed in accordance with the terms described in this prospectus, the pool is not required to make distributions. Regardless of whether distributions have been made, if the pool realizes profits for a fiscal year, you will pay taxes on your proportionate share. Furthermore, you may be taxed on the pool's ordinary income even if the pool does not experience overall profits. The manager presently does not intend to distribute amounts to allow you to pay the amount of income taxes owed for your proportionate share of pool profits, if any.

         We are not a Registered Investment Company.

         We are not mutual fund or investment company registered under the investment Company Act of 1940. Any protections for investors provided by that law will not be afforded to you if you invest in the pool.

         If the manager selects new trading advisors, their trading may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

         We presently rely upon one commodity trading advisor to generate profits from trading. Either the manager or the trading advisor may terminate the relationship at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the manager would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms which are as favorable. Any new trading advisor will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees.

         The manager may change the commodity trading advisor.

         Without prior notice to you, the manager may change the commodity trading advisor and, if there is more than one trading advisor the amount of equity allocated to each, at any time, for any reason.

         Commodity futures trading is volatile.

         Commodity  futures,  forward,  and options trading is highly  volatile.
         Specifically:

o        price  movements  are  influenced by such  unpredictable  variables as:
         changes in supply and demand; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and changes in interest rates, governments, exchanges, and other market authorities intervention to influence prices;

o even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted;

o it is possible for most of our open positions to be unprofitable at the same time;

o price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position; and

o losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account.

         Any of these factors, alone or in combination with one another, may cause a high degree of price variability. Occasional rapid or substantial price changes may cause you to lose all or most of your investment in the pool.

         Past performance is not necessarily indicative of future performance.

         In a single advisor fund such as the pool currently is, one trading advisor makes all of the trading decisions. You should understand that many commodity pools are structured as multi-advisor funds to attempt to spread and control risk and reduce volatility. As a single advisor fund as compared to a multi-advisor fund, the pool may have a greater profit potential but it may also have increased risk and volatility.

         Leverage in futures trading may result in greater profits or losses.

         In order to enter into futures or forward contract positions, the pool must deposit good faith performance funds, called margin, equal to only a small percentage of the total value of the contract. The amount of margin funds necessary on a trade typically ranges from 2% to 10% of the total value of the contract. This produces a high degree of leverage. As a result, a relatively small price movement in futures may result in immediate and substantial losses to you, and any purchases or sales of commodity futures contracts may result in losses in excess of the amount of margin deposit required.

         Commodity futures trading can be illiquid resulting in substantial losses to you.

         Commodity exchanges limit fluctuations in certain commodity futures contracts during a single day. These are referred to as "daily limits." Daily limits prevent any trades from being made outside of the limit during the trading day. Once the price for a commodity futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, the pool will not be able to either take or liquidate a position in that commodity unless traders are willing to effect a trade at or within the daily limit. In the past, commodity futures prices have moved to the daily limit for several consecutive days with little or no trading. Similar occurrences in the future could prevent the pool from promptly liquidated unfavorable positions and subject the pool to substantial losses.

         The manager does not control the trading advisor or its methods and may not be able to prevent large losses.

         The commodity trading advisor orders trades on our behalf directly to or through the broker, or futures commission merchant. The manager does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the manager in advance of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the manager knows remedial action must be taken.

         We may be unable to execute a trade before large losses are incurred due to market illiquidity; changes in trading equity may adversely affect performance.

         Commodity trading advisors often are unable to adjust to changes in the amount the money the manage. This is because:

o larger amounts of equity under management requires larger trades to be made, which may be more difficult to execute;

o there are legal limits called position limits upon the number of positions that may be taken on a particular commodity; and

o it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in his allocated equity occurs.

         The commodity trading advisor does not limit the total equity it accepts and may suffer losses which cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

         Failure of commodity brokers or banks could result in loss of assets.

         If the futures commission merchant or other entity with which our money is on deposit becomes insolvent or bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts may be insured for only $100,000 and payment on insured deposits may be delayed.

         When trading on foreign exchanges, if the creditworthiness of the other parties is not maintained, we may lose the value of our positions in those markets.

         Trading futures involves a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties. The commodity trading advisor trades commodities on United States commodity exchanges, foreign commodity exchanges, and in the inter-bank currency markets. Performance of the futures contracts and options traded on United States exchanges are guaranteed by the exchanges, their clearing organizations and their members' credit. Contracts and options on foreign commodity exchanges and in the inter-bank currency markets may not be regulated by specific laws and may be backed only by the parties to the contracts. It is possible for a price movement in a particular contract or option to be large enough to destroy the creditworthiness of the contracts or options issued by a particular party, or all of the contracts or options of an entire market.

         In such a situation, we could lose the entire value of a position with little recourse to regain any of its value.

         Because we may trade on foreign exchanges, we may experience greater risk.

         The pool may trade on foreign exchanges and other markets located outside of the United States. There is no limit to the percentage of the pool's assets that may be committed to trading on foreign markets. Currently, the pool has approximately 15% of its total assets trading in foreign markets. Foreign trading involves risks, including fluctuations in exchange rates, currency controls, possible governmental intervention and in some cases lack of regulation. Further the rights of customers in an insolvency or bankruptcy of a foreign market are likely to be more limited than in the U.S. Fluctuations in exchange rates could eliminate any profits the pool might realize in such trading. The pool may even incur losses as a result of currency fluctuations.

         If the price of a futures or option contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed position limits.

         For certain traded futures contracts, the Commodity Futures Trading Commission and the commodity exchanges in the United States have established limits referred to as speculative position limits or position limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

         We may not be able to compete with others with greater resources.

         Commodity futures trading is highly competitive. We compete with others who may have

o        greater experience;

o more extensive information about developments affecting the futures markets;

o more sophisticated means of analyzing and interpreting the futures markets; and

o        greater financial resources.

         Those with greater experience and financial resources have a better chance at trading profitably. For instance, we do not maintain a warehouse to take delivery of commodities and do not have a large capital base to allow us to hold positions through bad times.

         New futures and option markets may affect liquidity and pricing of current commodity markets.

         Recently the U.S. adopted an overhaul of the current system of trading futures. Under the Commodity Futures Modernization Act, new types of exchanges may be created and different types of transactions are excluded from oversight by the Commodity Futures Trading Commission. Because of the newness of the Act, there are uncertainties regarding the impact the Act will have on volume and volatility for current futures contracts. Depending on how these markets develop, the pool may have reduced profit, if any, and greater volatility on transactions.

                              CONFLICTS OF INTEREST

         You should consider the conflicts of interest that may be inherent in the following relationships:

         The officers, directors, employees and associated persons of HSBC Securities (USA), Inc. or HSBC and FIMAT USA, Inc. or FIMAT, our futures commission merchants, trade in futures contracts for their own accounts. You will not be able to inspect the results of such trading. In addition, HSBC and FIMAT, as registered futures commission merchants, execute transactions in futures and options for their other customers.

         The manager and CTA trade, and their officers, directors and employees and affiliates trade, in futures and options contracts for their own accounts and for the accounts of other customers. You will not be able to inspect the records of such trading. Further, the manager may utilize different strategies or trading methods for its different accounts. It is possible that HSBC or FIMAT could execute transactions for the pool in which the other parties to the transaction are the officers, directors, employees or customers of HSBC, FIMAT, the manager or Hanseatic Corporation. Such persons also compete with the pool in making purchases or sales of contracts without knowing the pool is also bidding on such contracts. Therefore, it is possible that the manager, its officers, directors, employees and affiliates could execute transaction in which the pool is a party.

         The manager and the trading advisor may establish, sponsor, or be affiliated with other commodity pools that may engage in the same or similar business as the pool. Presently, the manager operates one other private pool, Angila Fund, L.L.C., which began trading in June, 2001. In addition, Messrs. Bluth and Shell also trade a proprietary fund for themselves, the Profile Fund L.L.C., through Commodity Pool Services, Inc., another CPO of which they are the sole principals. The CTA also is the advisor to three other pools, Hanseatic Opportunity Fund, Hanseatic Discretionary Fund II, and Manhattan Advisory Pool I, L.P., none of which are affiliated with our pool. These three pools are traded using one or more of the CTA's trading programs described under "Past Performance Information" (page 21), including the Hanseatic Discretionary Program and their performances are included in that performance information. Management and advisory fees charged to the Angila Fund, L.L.C., and the three other pools advised by the CTA, are substantially similar to those charged to this pool. No management or advisory fees are charged to Messrs. Bluth or Shell's proprietary trading in the Profile Pool L.L.C. Mr. Shell devotes approximately 80% of his business time and Mr. Bluth approximately 50% of his business time to the affairs of Hanseatic Discretionary Pool L.L.C.


         Although their fiduciary responsibilities prohibit the manager and trading advisor from knowingly favoring any account they operate or manage over any other, the performance of the pool could be materially different from other accounts because of size, diversification or special emphasis of some accounts in certain specific commodities. Furthermore, the performance of the pool could be adversely effected by the manner in which the trading advisor enters particular orders for all the trading accounts it manages since orders for the same commodity are filled in the order they are received at the particular trading floor.

         The manager is responsible for determining whether and when to distribute trading profits earned by the pool. Since the manager currently does not intend to distribute trading profits, the CTA will receive increased net asset fees and the manager will receive increased trail commissions because these fees are based upon the net asset value of the pool and net asset value will increase by retaining trading profits.


         The pool does not have established policies regarding these potential conflicts of interest, but each of the manager, CTA and brokers is subject to the requirements of regulatory and self-regulatory organizations regarding them.

                                 USE OF PROCEEDS

         We will deposit the net proceeds from the offering in our trading account at our futures commission merchant, or FCM, to be used for trading in futures contracts and other commodity interests in accordance with the trading techniques and policies of Hanseatic Corporation. We may invest funds not required to be held in our trading account for our benefit in short-term interest- bearing obligations, primarily in governmental obligations and obligations of commercial banks. We generally commit approximately 25% of our assets as original margin for futures contract, but from time to time the percentage of assets committed as margin may be more or less than such amount. The balance of our assets will be retained in our commodity account with our FCM to apply as additional margin, if needed, or for operating purposes. We will make no loans. Our commodity account with our FCM will be segregated and neither commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a futures commission merchant as margin does not constitute prohibited commingling.

                              BUSINESS OF THE POOL

The Pool

         The pool currently allocates all trading funds to the Hanseatic Discretionary Program, a program of Hanseatic Corporation, a registered commodity trading advisor. The CPO maintains the right, in its discretion, to add, replace or discharge commodity trading advisors for the pool. The pool is operated under the terms of its Operating Agreement.

Pool Management Services, Inc. (CPO)

         The pool is managed by Pool Management Services, Inc. or Pool Management Services, the manager, a registered commodity pool operator or CPO. The principals and shareholders of the CPO are Simcha Bluth, President, and Randall Shell, Vice-President. It is owned 50% by Simcha Bluth, and 50% by Randall Shell. Pool Management Services has been registered with the Commodity Futures Trading Commission as a commodity pool operator since September, 1998. From September, 1998 to June, 1999, Pool Management Services was also registered as a commodity trading advisor. It is a member of the National Futures Association. As manager of the pool, Pool Management Services is in total control of the operations of the pool.

Simcha Bluth

         From December 1999 to date, Mr. Bluth has been registered as a principal of Commodity Pool Services, Inc., a registered commodity pool operator and a member of the National Futures Association. Mr. Bluth is a stockholder of that firm and supervises all its operations. From February 2000 to March 2001, Mr. Bluth carried dual associated person and branch manager registrations with Kesef Securities, Inc., d.b.a. Kesef Advisors, a commodity trading advisor. Mr. Bluth solicited managed futures brokerage business for Kesef. From June, 1999 to April 2000, Mr. Bluth was registered as an associated person and branch manager of Profile Analytics, Inc., d.b.a Profile Trading ("Profile"), an introducing broker. Mr. Bluth solicited managed, discount and broker-assisted futures brokerage business for Profile. From August, 1996 to January, 1999, Mr. Bluth was registered as an associated person and principal of All State Trading Group, Inc., located in New York City, New York, an introducing broker from August, 1996 to January 1999 and a commodity trading advisor from July, 1997 to September, 1998. From March, 1992, to April, 1996, Mr. Bluth was registered as an associated person and principal of Premium Resources, a guaranteed introducing broker located in New York City, New York. In addition, from March, 1996 to July 1997, Mr. Bluth was also an associated person and principal of Universal Spreads, Inc., a commodity trading advisor located in Lawrence, New York. From May, 1995, until February, 1996, Mr. Bluth was an associated person, trader, vice-president and research director for Vision Trading Resources, Inc., located in New York City, New York. For the trading performance of accounts under the direction of Mr. Bluth, see pages 31 through 33.

Randall Shell

         Randall Shell has been registered as an associated person and principal of Pool Management Services since June, 1999. Prior to his registration as a principal of the CPO, from October, 1998 to June, 1999, Mr. Shell was registered as an associated person of Pool Management Services. From May, 1999 to June, 1999, Mr. Shell was also registered as a branch manager of Pool Management Services. Mr. Shell's duties as a principal of the firm include the maintenance of accounting, books, records and compliance matters.

         From December 1999 to date, Mr. Shell has also been registered as a principal of Commodity Pool Services, Inc., a commodity pool operator. His duties with this firm include the maintenance of accounting, books, records and compliance matters. From June, 1999 to March 2001, Mr. Shell has also carried dual registration as an associated person, principal and sole shareholder of Kesef Securities, Inc., d.b.a. Kesef Advisors. As principal of Kesef Advisors, Mr. Shell managed all aspects of company operations and directed the trading in client accounts under the management of that firm. From October 1991 to April 2000, Mr. Shell was registered as an associated person, principal and sole shareholder of Profile Analytics, Inc., d.b.a Profile Trading ("Profile"). Profile was an introducing broker from December, 1998 through April 2000. From October 1991 to July, 1999, Profile was also registered as a commodity trading advisor. Mr. Shell's duties with Profile included the oversight of all company operations and supervision of brokers. From July 1997 to November 1998, Mr. Shell carried dual associated person and branch manager registration with All State Trading Group, Inc. For the trading performance of accounts under the direction of Mr. Shell, see pages 31 through 34.

The Commodity Trading Advisor - Hanseatic Corporation

         The manager has allocated all of our trading funds to our trading advisor, Hanseatic Corporation. While our pool bears the name "Hanseatic," we are independent of Hanseatic Corporation and are not otherwise affiliated with it or its affiliates. We have an advisory contract and power of attorney with our trading advisor.

         Under the agreement, the trading advisor has the sole authority to determine:

1.       the futures, options and other commodity interests to be traded;

2.       the location of those markets;

3.       the size of the positions to be taken in each market; and

4.       the timing of entry and exit in a market.

         The advisory agreement may be terminated, at any time, upon notice by either party to the other and to the futures commission merchants.

         Hanseatic Corporation or Hanseatic is a New Mexico corporation whose principal office is located at 5600 Wyoming N.E., Suite 220, Albuquerque, New Mexico 87109. Its telephone number is (505) 828-2824. The books and records of the firm are located at the same address. Hanseatic was incorporated in 1977 to trade and to advise on the trading of commodity futures contracts through the use of technical trading methods. It has been registered with the CFTC as a CTA since 1981 and is a member of the NFA. In addition to its officers, Hanseatic has two full time employees. For the trading performance of accounts under the direction Hanseatic Corporation, see pages 25 through 30. Hanseatic Corporation has delivered its current Disclosure Document to the pool.

         Hanseatic Group, Inc. ("Group"), a New Mexico corporation, is the sole shareholder of Hanseatic Corporation, our trading advisor.

         Katherine Burr joined Hanseatic in September, 1989. Ms. Burr received a B.A. in Modern Languages from Colorado State University (1970), an M.A. in Anthropology from the University of New Mexico (1973) and was a Ph.D. candidate in Anthropology at the University of New Mexico. She received an M.B.A. in cross-cultural business development from the University of New Mexico in July, 1989. From 1974 through 1975, Ms. Burr worked on a Merrill Lynch, Inc. training project writing and editing textbooks designed for account executives. From August, 1975, through August, 1989, Ms. Burr worked as a business manager and researcher in finance areas ranging from computer software to health care to the auto industry. Ms. Burr became an officer and director of Hanseatic Corporation in August, 1992. She also is an officer and director of Group. Ms. Burr is an officer and director of Hanseatic Advisory Corporation and Hanseatic Management Services, Inc.

         Martha Eden received a B.A. in Economics from Vassar College in 1967. From 1977 until 1982, she was employed as a commercial loan officer by First National Bank in Albuquerque, New Mexico. Prior to 1977, she held various positions with firms in the securities industry. Ms. Eden joined Hanseatic in 1982 as Vice President. Ms. Eden also is an officer of Group. Ms. Eden is an officer and director of Hanseatic Advisory Corporation.

         Harry E. Meihaus received a B.S. in Mechanical Engineering from the University of Louisville in 1969 and an M.B.A. in finance from Memphis State
University in 1975. He was associated with Gibbons Meihaus, a sole proprietorship, as an investment advisor from 1979 until 1985. He joined Hanseatic in 1984 as Vice President. Mr. Meihaus also is an officer and director of Group. Mr. Meihaus is an officer and director of Hanseatic Management Services, Inc..

         Andrea Manzoni received an M.B.A. from Bocconi University in Milan, Italy in 1979. In September, 1979, he joined Compagnie pour le Financement et l Investissement, a portfolio management firm in Geneva, Switzerland, as a portfolio manager trainee and executive assistant. In April, 1981, he was hired by EF Hutton & Co., a U.S. brokerage firm, at its branch office located in Lugano, Switzerland, as a broker. He worked for EF Hutton until the end of 1987. Mr. Manzoni joined Shearson Lehman Brothers, a U.S. brokerage firm at its branch office in Lugano, in December, 1987, where, as a broker, he specialized in research and development of market systems. In April, 1991, Mr. Manzoni started to work for Cragnotti & Partners Capital Investment, a Dutch merchant bank with a financial services subsidiary in Lugano, as a trading manager. He continued to work in the same capacity for Sagres Trading, a Swiss investment management company located in Lugano, from May, 1994, through the end of 1995. As part of its investment management activity, Sagres Trading manages the offshore Hanseatic Opportunity Fund. Mr. Manzoni joined Hanseatic in January, 1996 as Managing Director. Mr. Manzoni is a director of Group and of Hanseatic Advisory Corporation and Hanseatic Management Services, Inc.

         Hanseatic Corporation and its principals trade their own accounts. Hanseatic Corporation or its principals may take positions that are the same or opposite to those executed on behalf of client accounts. At times, orders placed by Hanseatic Corporation and its principals may receive better fill prices than orders entered for client accounts. The trading records for Hanseatic Corporation and its principals are open to inspection. Hanseatic Corporation does not intend to purchase units in the pool. However, two of its principals have purchased 654.3 units in the pool.

                       INVESTMENT PROGRAMS AND STRATEGIES

         The following description of Hanseatic Corporation's trading methods and strategies is general and is not intended to be exhaustive. Commodity trading methods are proprietary and complex, so only the most general descriptions are possible, no attempt has been or could be made to provide a precise description of Hanseatic's strategy.


          Members generally will not be advised of adjustments our trading advisors make to their programs and will have no vote or consent with respect to the proprietary trading methods employed by the CTA. Changes in the trading advisors approach are not a reason upon which you may base redemption of your units. Units are only redeemed as set forth in the pool's operating agreement.


         Hanseatic uses a systematic trading strategy governed entirely by proprietary technical models for trading in U.S. and international commodity and financial futures. Hanseatic may in the future trade a broader portfolio of options, futures and cash markets.


         Diversification is central to the Hanseatic trading philosophy. This diversification is achieved not by necessarily trading futures contracts for several commodities but rather by synthesizing models and patterns with good return/risk characteristics and whose entry and exit points are independent of one another. The models and patterns are diversified across time horizons, trading frequency, and, in the case of pattern recognition algorithms, the type of market environment in which they are designed to function. The goal is to create a balanced portfolio that will perform effectively in both trended and trading range markets. Hanseatic trades each commodity with a portfolio of patterns and models.


         Hanseatic from time to time may change or refine the trading systems employed.

         Trading Plans. To implement its trading philosophy and to address market complexity, Hanseatic has developed proprietary trading plans which specify both market direction and position size. Trading plans consist of portfolios of continuous models and selective pattern recognition algorithms, each given a certain weighting. All the models and patterns are derived from a basic model platform applied to four time dimensions - hourly, daily, weekly, and monthly - with profit taking points and stops built into each element and with each plan customized for the instrument traded. The resulting portfolio has possible net position sizes ranging from 100% long to 100% short which are adjusted in increments.

         Further diversity and customization are achieved by slowing down or speeding up the sensitivity of parameters within different time frames. The trading plans may enable position sizes to be calibrated to the type of market being encountered in relation to the size of the account. Thus a trended market will tend to get all of the elements going in one direction and will suggest a full position size, while a whippy, range-bound market will tend to suggest a small or neutral position. Trading plans also include pattern recognition and counter-signal elements, thus adding both to the diversity of signal generation as well as the customization potential.

         The foregoing trading principles, together with computer-assisted research into historical trading data and Hanseatic's experience, are factors upon which Hanseatic bases its decisions about the percentage of managed assets to be used for each futures contract traded and the size of positions taken or maintained. From time to time, when appropriate, Hanseatic may also decide to increase or decrease the size of a futures position, long or short. Such decisions require the exercise of judgment and may include considerations of the volatility of a particular market, the pattern of price movement (inter-day as well as intra-day), open interest, volume of trading, changes in spread relationships between various contract months and between related futures contracts, and overall portfolio balance and risk exposure.

         Because Hanseatic uses technical methods based on mathematical analysis of certain past market performance data, this kind of trading strategy does not take into account fundamental factors such as demand and supply or economic and political events, except insofar as such factors may have influenced the technical data constituting input information for the markets modeled. Thus, Hanseatic's technical methods may not respond to fundamental causative events until after the impact has ceased to influence the market. Additionally, positions in futures contracts dictated by Hanseatic's methodology may be incorrect in light of the fundamental factors then affecting the market.

         A further limitation inherent in trading approaches such as Hanseatic's is the need for sufficient price movement which can be interpreted by the models as price trends sufficient to trigger an entry or exit decision. If there is not substantial price movement, or if a price movement is erratic or ill-defined, the trading method may not identify a trend to which it can react. Or, alternatively, the system may react to a minor price movement in establishing a position contrary to the overall market trend. In the past there have been periods in the market when no futures contract has experienced a major price movement or when price movement has been erratic or ill-defined, and such periods are likely to recur in the future.

         The result of the trading plan approach is that when markets trend, most of the individual models will have signals pointing in the same direction, and the trading plan's net position will be maximum or nearly maximum in the direction of the trend. When the signals of the individual models are in opposition, the trading plan will specify small position sizes, reducing risk in sideways markets.

         Hanseatic has traded futures contracts through 10 programs. The Hanseatic Discretionary Program and The Hanseatic Global Program are currently trading customer funds. The following programs are open but are no longer trading customer funds: The S&P 500 Futures Trading Program, The US Treasury Bond Trading Program, The US Financials Program, The S&P/MidCap Arbitrage Program, The Hanseatic Commodity Program, The International Bond Program, TheSpyder Program and the US Treasury Bond (Short Side Only). One program, The International Program, is closed.

         The pool has allocated and will only allocate funds to Hanseatic's Discretionary Program. The Hanseatic Discretionary Program trades a combination of Hanseatic's individual stock index, bond and commodity programs (see further descriptions of these programs below). Hanseatic's technical model generates many futures trading signals. A trading signal is an indication that a trade should be executed. The Hanseatic Discretionary Program does not pick and choose between the trading signals. It does not accept some signals and reject others. The Hanseatic Discretionary Program accepts all of the signals generated by the Hanseatic technical model.


         All the models and patterns are derived from the basic Hanseatic model platform which consists of a smoothed version of market price and two momentum-derived oscillators. When we say a "smoothed version" we mean a market price in which the volatility from point-to-point has been smoothed out. This smoothing of the price is obtained by applying a moving average to the price. Thus, the volatility from point-to-point is smoothed out. Momentum-derived oscillators are oscillating indicators that are derived through price momentum. Briefly defined, an oscillator is the plot of a time series that fluctuates above and below zero. One way to construct an oscillator is by taking the difference between prices at fixed intervals, e.g., 10 days, and plotting this difference over time. Markets are often categorized as overbought and oversold through the use of such oscillators, which measure price momentum.


         All the models and patterns are derived from the basic Hanseatic model platform which consists of a smoothed version of market price and two momentum-derived oscillators. The model platform is applied in four time dimensions: monthly, weekly, daily and hourly. The models and patterns are defined by either specific relationships among time, price, and the oscillator components of the models or a sequence of these relationships. Intra-time dimension parameters and relationships also play an important role in the pattern-design process. Market direction and position size are determined by summing the weightings of the models and pattern algorithms with net position sizes dictating whether to buy, sell or go flat.

         Stock Index Programs. The S&P 500 Futures Trading Program trades only in S&P 500 futures contracts. The S&P 500 futures contract is notoriously difficult to trade from the standpoint of both forecasting direction as well as managing risk. Hanseatic has been developing and refining the technical models and rule-based systems for trading the S&P 500 futures contract for nearly ten years.

         To manage the complexity of the S&P 500 futures market, Hanseatic has developed its proprietary set of Trading Plans. All the models and patterns are derived from the basic Hanseatic model platform which consists of a smoothed version of market price and two momentum-derived oscillators. The model platform is applied in four time dimensions: monthly, weekly, daily and hourly. The models and patterns are defined by either specific relationships among time, price, and the oscillator components of the models or a sequence of these relationships. Intra-time dimension parameters and relationships also play an important role in the pattern-design process. Market direction and position size are determined by summing the weightings of the models and pattern algorithms with net position sizes ranging from +100% to -100%, adjusted in 50% increments.

         The International Stock Index Trading Program trades a basket of non-US equity index futures. The methodologies used to trade this program are identical in concept to the methodologies described in detail The S&P Futures Trading Program and The US Treasure Bond Trading Program. Diversification is provided in two ways: through the basket of equity index futures and through a portfolio of technical models.

         Bond Programs. The US Treasury Bond Trading Program currently trades only in the US Treasury Bond futures contract. Hanseatic may add shorter-term US debt futures contracts to the portfolio some time in the future. While Hanseatic has been developing and refining the technical models and rule-based systems for trading the US Treasury Bond futures contract for several years, real time trading only began in the beginning of 1995 with proprietary capital. The results of this trading sufficiently confirmed the results garnered from R&D efforts so that Hanseatic offered The US Treasury Bond Trading Program to potential clients.

         Hanseatic has developed its proprietary set of Trading Plans to govern its trading of US Treasury Bond futures. While some of the elements of the bond Trading Plans are the same as those used for S&P 500 trading, other elements are unique to the bond program. The reason is intuitive. Some behavioral patterns are similar in many markets and so can be approached in similar ways. Other patterns are specific to a certain market and require specific methodologies.

         The resulting portfolio is well-balanced and is able to function effectively in both trended and trading range markets.

         The International Bond Trading Program trades a basket of non-US bond futures. The methodologies used to trade this program are identical in concept to the methodologies described in detail for The S&P 500 Futures Trading Program. Diversification is provided in two ways: through the basket of bond futures and through a portfolio of technical models.

         Commodities Program. The Hanseatic Commodities Program uses a wide variety of futures, domestic and foreign, including but not limited to hard and soft commodities as well as some financials. As previously discussed, while Hanseatic is not a trend follower it does have the ability to profit from trends. The methodologies used in The Hanseatic Commodities Program emphasize the trend following components of Hanseatic's universe of models.

                                FEES AND EXPENSES


         The pool has incurred and will incur fees and expenses as follows:

Organization and Offering Expenses............... Paid by the CPO

Trading Advisor Net Assets Fees.................. 2% per annum, billed  monthly

Brokerage Fees .................................. 5.8% per annum, billed monthly comprised of:

    o    Commissions to clearing broker(s)....... approximately  1.8% per annum.
                                                  The commission to the clearing
                                                  broker(s)  is paid  when  each
                                                  transaction  is  executed  and
                                                  cleared (any excess to be paid
                                                  by CPO and any  savings  spent
                                                  by CPO)

    o    Selling Agents "Trail" Commissions...... 4% per annum.  Paid to selling agent who continues to service
                                                  members'   investment  in  the
                                                  pool,   including   the   CPO.
                                                  Selling agents, other than the
                                                  CPO,  will  receive  3%  trail
                                                  commissions   with   the   CPO
                                                  retaining 1%.

Incentive Fees................................... 20% of profits, calculated and billed quarterly (half paid to
                                                  trading  advisor  and  half to
                                                  CPO)

Ongoing General Operating Expenses............... Not  to  exceed  1.0%  of  the pool's  average  annual  month
                                                  ending  net asset  value  (any
                                                  excess to be paid by CPO)

         This is all the compensation, fees, profits or other benefits (including reimbursement of out-of-pocket expenses) which the CPO, CTA, the selling agents, and their affiliates may receive or earn in connection with this offering and the ongoing operation of the pool.

Break-Even Analysis for the Pool

         The following table shows the calculation of the break-even point of an investment in the pool. The break-even point is the trading profit that the pool must realize in the first year of a participant's investment to equal all fees and expenses such that the participant will recoup its initial investment (without redemption fee).

         In the table, the break-even point is expressed as a dollar amount and as a percentage of the minimum unit of initial investment, $10,000. Calculations assume redemption of the initial investment at the end of the first year of investment.

         For purposes of calculating the break-even point, we use the following:

                  Fees that cannot exceed the annual average net asset value, such as operating expenses:

                      The annual average net asset value is the sum of all month-ending net asset value totals, for each month of the calendar year, divided by 12.

                  Estimated fee shown in breakdown analysis:

                      The net asset value used to calculate these fees is simply the month-ending net asset value.

Calculation of "Break-Even Point"

Selling Price Per Unit                                             $10,000.00

To Clearing Firm(s) for commission                                     180.00
To CPO                                                                   0.00
To Trading Advisor (net assets fee)                                    200.00
To Selling Agents, trail commissions (including CPO)                   400.00

Annual Operating Expenses Of The Pool (maximum of 1%)                  100.00
Less: Interest earned by the Pool                                    (500.00)

"Break-Even Point"-Amount of Trading Income Required
for the Pool's net Asset Value per Unit at the End of One Year         380.00

Percentage of Initial Selling Price Per Unit                            3.80%

NOTE: The CPO will receive compensation only to the extent that incentive fees are paid and to the extent that the 4% of the net assets paid to selling agents as trail commissions performing ongoing services to members are paid to it. Also, the CPO as a member of the pool shares in the profits and losses to the extent of its ownership of membership units.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Hanseatic Discretionary Pool, L.L.C. (the "Company"), is a limited liability company organized under the laws of the state of New York in September 1998. In July 2000, the state of organization of the Pool was moved to Oklahoma. The Pool is operated by a commodity pool operator, a member of the National Futures Association and registered with the Commodity Futures Trading Commission. As such, the Pool may use funds that are combined for the purpose of trading futures and commodity option contracts.

General Statement: Factors that may affect future results

With the exception of historical information, the matters discussed in Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties. Typically, these statements are indicated by words such as "anticipates", "expects", "believes", "plans", "could", and similar words and phrases. Factors that could cause the company's actual results to differ materially from management's projections, forecasts, estimates and expectations include but are not limited to the following:

     o    Unexpected global economic changes.

     o The imposition of new restrictions or regulations by government agencies that affect the Company's trading activities.

To the extent possible, the following discussion will highlight the trading activities of the Company. The amounts discussed have been rounded to the nearest thousandth.

Results of Operations

A.       For the Year Ended December 31, 2000

During fiscal year 2000, the Company's gross trading revenues were $2,092,000 compared to a loss of $283,000 for fiscal year 1999 (see Revenue: Total revenue
(loss) from trading in the "Statement of Operations" found on page F-6). At certain times, market conditions prove to be more favorable for Hanseatic's trading models than at other times. Such was the case during fiscal year 2000 when very favorable market conditions, in relation to Hanseatic's trading models, led to significant trading profits. During fiscal year 1999, market conditions were less favorable (as they relate to Hanseatic's trading models) and thus the Company realized trading losses.

Income from operations in fiscal year 2000, after deducting management fees, commissions, and incentive fees was $1,624,000. The Loss from operations for fiscal year 1999 was $357,000.

The following is an explanation of the types of fees the pool paid in fiscal years 1999 and 2000:

     a. Net Asset Fee: During fiscal year 1999, the Pool's Commodity Trading Advisor charged a monthly net asset fee of .16667% of the Pool's net asset value for the administration of trading for the pool. During fiscal year 1999, these fees totaled $28,437 (see Administrative expenses: Net asset fees (12-31-99) in the "Statement of Operations" found on page F-6). 16

          During fiscal year 2000, the Pool's Commodity Trading Advisor also charged a monthly net asset fee of .16667% of the Pool's net asset value for the administration of trading for the pool. There was no change made in this fee. During fiscal year 2000 these fees totaled $44,845 (see Administrative fee: Net asset fees (12-31-00) in the "Statement of Operations" found on page F-6).

          The reason for the increase in the net asset fees during from fiscal year 1999 to fiscal year 2000 was the increase in the net asset value of the pool. The greater the total net asset value of the pool, the greater the total net asset fees will be.

     b. Interest Fees: During fiscal year 1999, the Pool's manager was paid all of the interest income earned on pool assets. The manager received this fee as compensation for its administration of the pool's affairs and as reimbursement for the manager's payment of all pool operating expenses (such as rent, phones, postage, legal and professional fees, etc). During fiscal year 1999, these fees totaled $28,259 (see Other income (expenses): Interest income (12-31-99) in the "Statement of Operations" found on page F-6).

          During fiscal year 2000, the Pool's manager was also paid all of the interest income earned on pool assets. During fiscal year 2000, these fees totaled $89,184 (see Other income (expenses): Interest income (12-31-00) in the "Statement of Operations" found on page F-6).

          The increase in the amount of interest fees paid by the pool from fiscal year 1999 to fiscal year 2000 is largely attributed to the increase in the pool's net asset value. The greater the pool's net asset value, the more assets were available to earn interest. This resulted in more interest income being earned by the pool and, in turn, in more interest fees being paid by the pool to the manager.

After adding other commission rebates and a loss recognized on converting funds used to margin contracts traded in foreign currency back to U.S. base currency, the Company experienced net loss in fiscal year 1999 of $354,752. For fiscal year 2000, the Company realized a net gain of $1,636,264. On a per unit basis, the Company earned $88 per unit in fiscal year 2000 as compared to a $21 loss per unit in fiscal year 1999.

Overall, the loss from operations for fiscal year 1999 compared to the gain from operations for fiscal year 2000 is largely attributable to the shift from trading losses in fiscal year 1999 to trading gains in fiscal year 2000.

Discussion of Financial Condition: Liquidity and Capital Resources

At December 30, 2000 total member equity was $3,216,000 compared to $535,000 at December 31, 1999, an increase of 501%. The increase was due to the net of subscriptions and redemptions during the year and net income. During fiscal year 2000, 13,518 units were issued for proceeds of $1,814,000. The Company redeemed 2,751 units for $769,000. In addition, net income from trading and operations was $1,636,000.

Cash on hand was $299,000 at December 31, 2000 as compared with $101,000 at December 31, 1999. During the year ended December 31, 2000, the Company received net subscriptions over redemptions of approximately $1,553,000. Approximately $1,730,000 in profit was generated from trading. The Company deposited approximately $3,085,000 with the clearing FCM during fiscal year 2000.

The Company projects no significant capital expenditures during the coming fiscal year.

B.       For the Nine Months Ended September 30, 2001

During nine months ended September 30, 2001, the Company's gross trading revenues were a loss of $330,000 compared to a gain of $1,083,000 for the same period in fiscal year 2000 (see Revenues: Total revenue (loss) from Trading in the "Statement of Operations" found on page F-15). At certain times, market conditions prove to be more favorable for Hanseatic's trading models than at other times. Such was the case during the first nine months of 2000 when very favorable market conditions, in relation to Hanseatic's trading models, led to significant trading profits. During the first nine months of 2001, market conditions were less favorable (as they relate to Hanseatic's trading models) and thus there were trading losses realized.

Loss   from  operations  after  deducting  management  fees,  commissions,   and
incentive fees was $742,000 compared to a gain from operations of $790,000 for the same period in fiscal year 2000.

In March 2001, the Company reorganized the payment of management, interest, and incentive fees to the manager. The fees assessed the pool during the nine months ended September 30, 2000 compared to the fees assessed the pool during the nine months ended September 30, 2001 were as follows:

     a. Net Asset Fee: During the nine months ended September 30, 2000, the Pool's Commodity Trading Advisor charged a monthly net asset fee of .16667% of the Pool's net asset value for the administration of trading for the pool. During the nine months ended September 30, 2000, these fees totaled $29,984 (see Less Administrative expenses:
          Net asset fees (Nine months 09-30-00) in the "Statement of Operations" found on page F-15).

          During the nine months ended September 30, 2001, the Pool's Commodity Trading Advisor also charged a monthly net asset fee of .16667% of the Pool's net asset value for the administration of trading for the pool. There was no change made in this fee. During the nine months ended September 30, 2001, these fees totaled $85,660 (see Less Administrative expenses: Net asset fees (Nine months 09-30-01) in the "Statement of Operations" found on page F-15).

          The reason for the increase in the management fees during the first nine months of 2000, compared to the first nine months of 2001, was the increase in the net asset value of the pool. The greater the total net asset value of the pool, the greater the total management fees will be.

     b. Interest Fees and CPO Trailer Commission: During the nine months ended September 30, 2000, the Pool's manager was paid all of the interest income earned on pool assets. The manager received this fee as compensation for its administration of the pool's affairs and as reimbursement for the manager's payment of all pool operating expenses (such as rent, phones, postage, legal and professional fees, etc). During the nine months ended September 30, 2000, these fees totaled $53,225 (see Other income (expenses): Interest income (Nine months 09-30-00) in the "Statement of Operations" found on page F-15).

          During the nine months ended September 30, 2001, the Pool's manager was paid all of the interest income earned on pool assets from January 1, 2001 through March 31, 2001. For that three month period, this totaled $69,090. From April 1, 2001 to September 30, 2001, the pool retained all of the interest income (totaling $86,587.52). The percentage rate of interest income earned on pool assets, comparing the first nine months of 2000 to the first nine months of 2001, declined. This decline in the percentage rate of interest income earned is attributed to the overall drop in United States interest rates.

          Following the change in pool's fee structure, rather than paying the interest income to the manager the pool (from April 1, 2001 to September 30, 2001) the pool paid the manager a monthly trailer commission equal to approximately .33333% of the pool's net asset value. For the period April 1, 2001 to September 30, 2001, this trailer commission totaled $120,119 (see Less administrative expenses:
          CPO Trailer Commissions (Nine months 09-30-01) in the "Statement of Operations" found on page F-15).

          Comparing the first nine months of 2000 with the first nine months of 2001, there was an increase in the total of interest income fees paid to the manager (during the first nine months of 2000) compared to the interest fees and trailer commissions paid to the manager (for the same nine months of 2001). This increase was largely due to the increase in total net assets of the pool between those two periods.

After adding other commission rebates and a loss recognized on converting funds used to margin contracts traded in foreign currency back to U.S. base currency, the Company experienced net loss for the nine months ended September 30, 2001 of $659,000, or $10 per unit, as compared with net income of $794,000, or $34 per unit, earned in the same period in fiscal year 2000.

Overall, the loss from operations for the first nine months of 2001 compared to the gain from operations for the first nine months of 2000 is largely attributable to the shift from trading gains for the year 2000 period to trading losses for the year 2001 period.


C.       For the Three Months Ended September 30, 2001

During the three months ended September 30, 2001, the Company's gross trading revenues were a loss of $959,000 compared to a gain of $26,000 for the same period in fiscal year 2000 (see Revenues: Total revenue from Trading in the "Statement of Operations" found on page F-15).
         At certain times, market conditions prove to be more favorable for Hanseatic's trading models than at other times. Such was the case during the three months ended September 30, 2000 when very favorable market conditions, in relation to Hanseatic's trading models, led to significant trading profits. During the three months ended September 2001, market conditions were less favorable (as they relate to Hanseatic's trading models) and thus there were trading losses realized.

Loss from operations after deducting management fees, commissions, and incentive fees was $1,075,000 compared to a loss from operations of $51,000 for the same period in fiscal year 2000.

In March 2001, the Company reorganized the payment of management, interest, and incentive fees to the manager. The fees assessed the pool during the three months ended September 30, 2000 compared to the fees assessed the pool during the three months ended September 30, 2001 were as follows:

     a. Net Asset fee: During the three months ended September 30, 2000, the Pool's Commodity Trading Advisor charged a monthly net asset fee of .16667% of the Pool's net asset value for the administration of trading for the pool. During the three months ended September 30, 2000, these fees totaled $10,160 (see Less Administrative expenses:
          Net asset fees (Three months 09-30-00) in the "Statement of Operations" found on page F-15).

          During the three months ended September 30, 2001, the Pool's Commodity Trading Advisor also charged a monthly net asset fee of .16667% of the Pool's net asset value for the administration of trading for the pool. There was no change made in this fee. During the three months ended September 30, 2000, these fees totaled $27,816 (see Less Administrative expenses: Net asset fees (Three months 09-30-01) in the "Statement of Operations" found on page F-15).

          The reason for the increase in the fees during the three months of 2000 compared to the three months of 2001 was the increase in the net asset value of the pool. The greater the total net asset value, the greater this fee.

     b. Interest Fees and CPO Trailer Commission Fee: During the three months ended September 30, 2000, the Pool's manager was paid all of the interest income earned on pool assets. The manager received this fee as compensation for its administration of the pool's affairs and as reimbursement for the manager's payment of all pool operating expenses (such as rent, phones, postage, legal and professional fees, etc). During the three months ended September 30, 2000, these fees totaled $27,042 (see Other income (expenses): Interest income (Three months 09-30-00) in the "Statement of Operations" found on page F-15).

          During the three months ended September 30, 2001, the Pool's manager was not paid any of the interest income earned on pool assets through March 31, 2001. The pool retained that income totaling $47,680. The percentage rate of interest income earned on pool assets, comparing the three months of 2000 to the three months of 2001, declined. This decline in the percentage rate of interest income earned is attributed to the overall drop in United States interest rates.

          Rather than paying the interest income to the manager, for the three months ended September 30, 2001 the pool paid the manager a monthly trailer commission equal to approximately .33333% of the pool's net asset value. For that three month period, this trailer commission totaled $63,482 (see Less administrative expenses: CPO Trailer Commisions (Three months 09-30-01) in the "Statement of Operations" found on page F-15).

          Comparing the three months ended September 30, 2000 with the three months ended September 30, 2001, there was an increase in the total amount of interest income fees paid to the manager (during the three months of 2000) compared to the trailer commission paid to the manager (during the three months of 2001). This increase was largely due to the increase in total net assets of the pool between those two periods. As the net asset value of the pool grew, the fees increased.

After a loss recognized on converting funds used to margin contracts traded in foreign currency back to U.S. base currency, the Company experienced net loss for the quarter ended September 30, 2001 of $1,034,000, or $13 per unit, as compared with a net loss of $53,000, or $2 per unit, earned in the same period in fiscal year 1999.

Overall, the loss from operations for the three months ended September 30, 2001 compared to the smaller loss from operations for the first nine months of 2000 is largely attributable to the shift from trading gains for the three month period in 2000 period to trading losses for the year 2001 period.


Discussion of Financial Condition: Liquidity and Capital Resources

At September 30, 2001 total member equity was $4,609,000 compared to $3,216,000 at December 31, 2000, an increase of 43%. The increase was due to the net of subscriptions and redemptions during the year and net income. During the nine months ended September 30, 2001, 63,626 units were issued for proceeds of $3,910,000. The Company redeemed 10,431 units for $1,858,000. In addition, net losses from trading and operations were $659,000.

Cash on hand was $102,000 at September 30, 2001 as compared with $299,000 at December 31, 2000. During the nine months ended September 30, 2001, the Company received net subscriptions over redemptions of approximately $1,510,000. Approximately $736,000 was lost trading and $971,000 was paid to the clearing FCM to margin positions.

The Company projects no significant capital expenditures during the balance of fiscal year 2000.


Liquidity

Although there is and will be no public market for the units, a member may redeem units in the pool as of any month-end as described in the pool's operating agreement, a copy of which is attached to this prospectus.


With respect to the pool's trading, in general, the CTA will endeavor to trade only commodities that have sufficient liquidity to enable it to enter and close out positions without causing major price movements. Notwithstanding the foregoing, most United States commodity exchanges limit the amount by which certain commodities may move during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". Under such regulations, no trades may be executed on any given day at prices beyond the daily limits. The price of a futures contract has occasionally moved the daily limit for several consecutive days, with little or no trading, thereby effectively preventing a party from liquidating its position. While the occurrence of such an event may reduce or effectively eliminate the liquidity of a particular market, it will not limit ultimate losses and may in fact substantially increase losses because of the inability to liquidate unfavorable positions. In addition, if there is little or no trading in a particular futures or forward contract that the pool is trading, whether such illiquidity is caused by any of the above reasons or otherwise, the pool may be unable to execute trades at favorable prices and/or may be unable or unwilling to liquidate its position prior to its expiration date, thereby requiring the pool to make or take delivery of the underlying interest of the commodity.


Analysis Of Types Of Futures Contracts Traded

Although Hanseatic (the pool's CTA) has continued to trade the Discretionary Program in a consistent manner (consistent in terms of the use of its proprietary trading models), the types of futures contract instruments traded in the Discretionary Program has evolved. Below are the types of contracts traded in the Discretionary Program during the calendar year 1999 and the profit/loss (expressed as a percentage of the total equity traded) that resulted:

1999 - Contracts Traded In The Discretionary Program and Profit/Loss

General Category of Contract                Contract                   Profit/Loss as a percentage of total equity
----------------------------                --------                   -------------------------------------------

Base Metals                                 Copper                                               +        0.3%
                                                                                                 -------------
                                                              Base Metals Total                  +        0.3%

Currency                                    Euro                                                 -        2.7%
                                            Swiss Franc                                          +        1.3%
                                            US Dollar Index                                      -        1.3%
                                                                                                 -------------
                                                              Currency total                     -        2.7%

Energy                                      Unleaded Gasoline                                    +        0.1%
                                            Natural Gas                                          -        0.6%
                                                                                                 -------------
                                                              Energy total                       -        .04%

Grain                                       Corn                                                 -        0.4%
                                            Soybeans                                             -        1.0%
                                                                                                 -------------
                                                              Total Grain                        -        1.5%

Indexes                                     CRB Index                                            +        0.1%
                                                                                                 -------------
                                                              Total Indexes                      +        0.1%

Interest Rate                               British Gilt                                         -        4.0%
                                            Eurodollar                                           -        1.6%
                                            French Long Bond                                     -        1.3%
                                            German Long Bond                                     -        0.3%
                                            Japanese Long Bond                                   -        1.0%
                                            Swiss Bonds                                          -        0.8%
                                            US Ten Year Notes                                    -        2.1%
                                            US Treasury Bonds                                    -        1.9%
                                                                                                 -------------
                                                              Total Interest Rate                -       13.4%

                                       20

Meat                                        Feeder Cattle                                        +        0.1%
                                            Hogs                                                 -        0.1%
                                            Live Cattle                                          -        0.4%
                                                                                                 -------------
                                                              Total Meat                         -        0.4%

Precious Metal                              Silver                                               -        0.8*
                                                                                                 -------------
                                                              Total Precious Metal               -        0.8%

Stock Index                                 French Stock Index                                   +        1.1%
                                            FTSE Index                                           +        1.8%
                                            German Stock Index                                   +        3.8%
                                            Italian Stock Index                                  +        2.5%
                                            Midcap 500                                           +        1.6%
                                            NASDAQ 100                                           -       27.3%
                                            Nikkei Index                                         -        1.9%
                                            S & P 500 Index                                      -        5.7%
                                            Spanish Stock Index                                  -        1.1%
                                            Swiss Market Index                                   +        0.8%
                                                                                                 -------------
                                                              Total Stock Index                 -        43.4%


During 1999, the Discretionary Program experienced trading losses. As you can see from the chart above, a considerable amount of the losses came from the Interest Rate futures and the Stock index futures. In spite of those losses, Hanseatic perceived that their proprietary trading models would perform best in the future in the Interest Rate and Stock Index futures markets (if the trading in these markets was combined with minor modifications in the Discretionary Program's risk equations). Thus, in the year 2000 Hanseatic significantly reduced the number of types of futures contracts traded in the Discretionary Program. Except for the Interest Rate and Stock Index futures, Hanseatic eliminated all other types of futures contracts traded.

The chart below defines the types of contracts traded during the calendar year 2000 in the Discretionary Program. As you can see, Hanseatic narrowed its focus to only the Interest Rate and Stock Index futures. This resulted in favorable performance:

Interest Rate           British Gilt                             -        0.7%
                        Canadian Bonds                           +        0.1%
                        US Five Year Notes                       +        1.4%
                        French Long Bond                         +        0.3%
                        German Long Bond                         -        0.1%
                        Italian Long Bond                        +        0.1%
                        Swiss Bonds                              +        0.3%
                        US Treasury Bonds                        -        0.1%
                                                                 -------------
                                          Total Interest Rate    +        1.3%


Stock Index             French Stock Index                       -        0.2%
                        Italian Stock Index                      +        2.0%
                        Midcap 500                               +       17.1%
                        NASDAQ 100                               +        1.9%
                        S & P 500 Index                          +        5.5%
                        Spanish Stock Index                      +        1.3%
                                                                 -------------
                                          Total Stock Index      +       25.4%

In light of the profitability of trading in the Interest Rate and Stock Index futures markets, Hanseatic opted to continue to trade almost exclusively in Interest Rate and Stock Index futures (for the Discretionary Program) during the year 2001. It has been and remains Hanseatic's goal to identify and trade (for the Discretionary Program) those futures markets that provide the greatest opportunity for profitability, given the proprietary trading models that Hanseatic employs.


Foreign Contract Trading & Risk Exposure

During the past year, the pool has been involved in the trading of futures contracts on foreign contract markets. The foreign contract markets on which the pool has executed trades are as follows:

1. Milan Stock Exchange - Italy
2. MATIF - France
3. MEFF - Spain
4. London Futures Exchange - Great Britain
5. Montreal Exchange Canada

When trades have been executed on any of the foreign contract exchanges above, the maximum amount of capital for which the pool has had credit exposure has been no more than 2% to 3% of the pool's Net Asset Value per open position. For example, although the pool might execute three different trades in the same market the total open positions will represent no more than 2% to 3% credit exposure.

 When trades are executed on the foreign contract exchanges, the actual counter-party to the trade is the "clearing corporation" associated with each exchange. When the pool executes trades in these foreign markets, the pool's funds are placed either with the pool's clearing broker or with the applicable exchange clearing corporation. However, even though the foreign exchange clearing corporation does handle some of the pool's funds during the clearing process, HSBC (the pool's clearing broker) guarantees these funds against any loss due to the failure of the exchange.

 Settlement procedures on the foreign contract exchanges are as follows: After the close of business on the day in which a trade is executed on a foreign exchange, money is either sent by the pool's clearing broker to the foreign exchanges clearing corporation or it is received from that clearing corporation. For example, if the trade has an open loss at the close of business, the pool's clearing broker sends money (in an amount equal to that loss) from the pool's trading account to the exchange clearing corporation. If the trade has an open profit at the close of business, the foreign exchanges clearing corporation sends funds to the pool's clearing broker and those funds are deposited into the pool's trading account. The settlement in all foreign futures contract exchanges is done on a daily basis.

Monitoring and Minimization of Risk

Since the pool executes trades on foreign exchange markets, Management has established procedures to monitor and minimize the market and credit risks that may be involved with this type of trading. These procedures include:

a. Each day, Management of the pool receives an "equity" statement, defining all trading that has taken place in the pool's trading account as well as the open positions being held, the margin requirements to hold open positions and the net value of the account, marked to the market. Upon receipt of the daily equity statement, Management closely examines the information to determine the amount of pool capital that is exposed to risk on foreign exchanges and if that amount of risk is excessive. In general, Management seeks to contain the risk exposure in any one open position to no more than 2% to 3% of the pool's net asset value. For all foreign contract markets as a total, Management seeks to contain the total risk exposure for all trades on all foreign contract markets to no more than 10% to 15%.
              Should Management determine that the exposure to risk in any single open position in a foreign contract or that the total risk exposure for all foreign contract markets (in total) is too great, Management will contact the CTA and discuss its concerns. If it deems it necessary, Management has the authority to instruct the CTA to close out foreign contract positions and thus reduce the pool's risk exposure.
                                       22

b. Management regularly confers with the CTA, discussing the types off foreign contracts the CTA is trading on behalf of the pool and the relative liquidity available and potential credit risks in those markets. Management ascertains the CTA's opinion of the pool's ability to effectively transact its business in the markets. By-in-large, the CTA is the party that places and manages order execution for the pool. Thus, Management of the pool relies heavily on the opinion and advice of the CTA regarding the viability of trading in any particular foreign contract instrument. Should pool Management believe that trading in a particular contract market is not viable or that it presents to great a risk for the pool, Management may instruct the CTA not to trade for the pool in that foreign contract market.

c. Periodically, Management consults with the personnel at the pool's clearing firm who are charged with the task of executing the pool's trades. During these consultations, Management seeks to determine if the order execution staff deems it viable to trade in certain foreign contract markets. Factors that may influence this decision include the volume of contracts being executed each day in the contract market and the number of contracts that can be effectively transacted in the contract market without adversely impacting market prices. As with the opinion of the CTA, Management also relies heavily on the opinion of the clearing firm's order execution staff. Should the order execution staff believe it is not viable to trade in a particular contract market or that trading on a foreign contract market may create too much of a credit risk for the pool, Management will: 1) discuss this opinion with the CTA., and 2) Should Management determine that the contract market is not viable or that trading on the foreign exchange creates to much risk for the pool, Management may, in its discretion, instruct the CTA not to execute trades for the pool in such markets.


Safe Harbor Statement

The discussions above and elsewhere in this prospectus contain certain "forward-looking statements" (as such term is defined in Section 21E of the Securities Exchange Act of 1934) that are based on the beliefs of the pool and its manager, as well as assumptions made by, and information currently available to, the pool. Words such as "expects," "anticipates" and similar expressions have been used to identify "forward-looking statements" but are not the exclusive means of identifying such statements. A number of important factors could cause the pool's actual results, performance or achievements expressed in, or implied by, such forward-looking statements. These factors include, without limitation, the factors described above and elsewhere in this prospectus.

                          PAST PERFORMANCE INFORMATION

PAST  RESULTS  ARE  NOT   NECESSARILY   INDICATIVE  OF  FUTURE  RESULTS  AND  NO
REPRESENTATION IS MADE THAT INVESTORS WILL OR ARE LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN IN ANY OF THE TABLES IN THIS PROSPECTUS.

About The Performance Tables

The following pages present various performance summaries of the pool, other trading of the CTA and other trading of the pool's manager and its principals. As you review the performance tables, please keep in mind the following definitions:

o Drawdown means the worst losses experienced by the pool over a specific period;

o Worst peak to valley drawdown is the greatest cumulative percentage decline in month end net asset value due to the worst losses sustained by the pool during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month-end net asset value; and

o Rate of Return = Net Performance / Beginning Equity, time-weighted for monthly additions and withdrawals. Total Rate of Return represents monthly rates of returns computed on a compounded monthly basis.

In regard to the performance summaries for the CTAs, it is important to note the following:

o When reviewing past performance records of CTAs it is important to note that in a presentation of past performance data, different accounts, even though they are traded according to the same set of rules, can have varying investment results. The reasons for this include (1) the periods during which they are active, (2) the trading strategies used, since modifications to a trading strategy can occur, (3) the account size, since an account with a limited amount of funds may have different results than an account with a greater amount of funds available, (4) the liquidity of the futures contract traded may not be sufficient to allow an order to be placed with a sufficient number of contracts to guarantee that every customer account will participate in every trade an advisor makes for its managed accounts, (5) the brokerage commission rate charged to an account, since brokerage commissions will affect the account's performance, (6) the management fee and performance fee rates may vary from account to account, and (7) there may be other strategic considerations that an advisor may take in electing to make or liquidate a particular trade for some or all of his customers.

         When reviewing the following pages on various performance summaries, please keep in mind that only the Hanseatic Discretionary Program's portfolio was similar to that used by the pool. All of the other portfolios and pools had different investment objectives.

         Please note that in all of the tables, interest income constituted only a small portion of the income to the program or pool. It is possible, although not likely, that interest income could generate an overall income profit for a program where unrealized losses from futures, forward or options would have otherwise given the program or pool a loss.

Hanseatic Discretionary Pool, L.L.C.

The following table shows the past performance of our pool, computed on a compounded monthly basis, since inception of trading in December, 1998 and year to date. The aggregate gross capital subscriptions to the pool prior to this offering are $7,235,191.54. Pool Management Services, Inc. has operated both as a commodity pool operator and at times a commodity trading advisor for this pool.

Table A

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
   2001        Rate of       2000     Rate of       1999     Rate of Return      1998      Rate of Return
                Return                  Return
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    Jan         10.49%        Jan        4.92%       Jan          7.27%           Dec          2.56%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    Feb          0.87%        Feb       18.75%       Feb         -4.56%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    Mar          1.97%        Mar       47.77%       Mar         -0.74%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    Apr         -9.09%        Apr       52.11%       Apr         -8.75%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    May          2.10%        May        1.28%       May        -15.00%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    June         5.20%        June      -4.43%       June        19.43%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    July       -10.36%        July       9.60%       July        -15.27%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
    Aug         -8.40%        Aug        3.26%       Aug          -3.54%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
                              Sep      -12.61%       Sep         -12.42%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
                              Oct        4.31%       Oct          -5.72%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
                              Nov       15.50%       Nov          -1.40%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
                              Dec       10.84%       Dec           6.61%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------
  Annual        13.64%      Annual     258.02%     Annual        -33.25%        Annual         2.56%
------------ ------------- ---------- ----------- ---------- ---------------- ------------ ---------------

Table Summary

Type of Commodity Pool                            Private prior to this offering
Commodity Trading Advisor                                  Hanseatic Corporation
Commencement of pool trading                                       December 1998
Commencement of trading pursuant to this program                   December 1998
Aggregate Gross Capital Subscriptions                             $ 7,235,191.54
Current Net Asset Value                                           $ 4,419,056.38
Largest monthly draw-down                                    July 1999   -15.27%
Worst peak-to-valley draw-down                        1999 to Nov 1999   -41.63%

Other Pools Presently Or Previously Operated By Pool Management Services, Inc.

In addition to operating the Hanseatic Discretionary Pool, LLC, Pool Management Services, Inc. operates another commodity pool known as Angila Fund, L.L.C. The performance for this pool is presented below.

Pool Management Services, Inc. previously operated another commodity pool known as Day Traders Club, L.L.C. This pool is now closed. The performance for Day Traders Club, L.L.C. is also presented below.

Table B
Table B

Angila Fund, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------ --------------------------
2001                   Rate of Return +
------------------ --------------------------
June                        -3.25 %
------------------ --------------------------
July                        -2.08 %
------------------ --------------------------
Aug                         -1.50 %
------------------ --------------------------
Sep                         -4.51 %
------------------ --------------------------
Year to date               -10.89 %
------------------ --------------------------

Table Summary

Type of Commodity Pool                             Private
Commodity Trading Advisor                          Amir Rosenthal, CTA
Commencement of pool trading                       June 2001
Commencement of trading pursuant to this program   June 2001
Aggregate Gross Capital Subscriptions              $ 243,957
Current Net Asset Value                            $ 217,371
Largest monthly draw-down*                         Sep 2001  -4.51%
Worst peak-to-valley draw-down**                   June 2001 to Sep 2001 -10.89%



Day Traders Club, L.L.C.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------ --------------------------------
Year                Rate of Return +
------------ --------------------------------
1999               -7.77% (Jan to May)
------------ --------------------------------
1998              -11.09% (Nov to Dec)
------------ --------------------------------

Table Summary

Type of Commodity Pool                             Private
Commodity Trading Advisor                          Pool Management Services
Commencement of pool trading                       November 1998
Commencement of trading pursuant to this program   November 1998
Aggregate Gross Capital Subscriptions              $ 187,528
Cessation of Trading                               May, 1999
Current Net Asset Value                            $ 0
Largest monthly draw-down*                         Nov 1998 -7.77%
Worst peak-to-valley draw-down**                   Nov 1998 to May 1999  -18.00%


Pool Management Services, Inc. as a CTA

In addition to our pool, Pool Management Services, Inc. was previously registered as a commodity trading advisor, directing the trading for one other account, Day Traders Club, LLC. The following is the performance summary of Pool Management Services, Inc. as a CTA.

Table C

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


---------------- --------------------------
Year                 Rate of Return +
---------------- --------------------------
1999                -7.77% (Jan to May)
---------------- --------------------------
1998               -11.09% (Nov to Dec)
---------------- --------------------------

Table Summary

Commodity Trading Advisor                          Pool Management Services,Inc.
Commencement of trading in client  accounts        November  1998
Commencement  of trading  pursuant  to this
  program                                          November  1998
Cessation  of  Activities  as CTA                  May,  1999
Number of accounts  currently under management     0
Total actual assets currently  managed by this CTA $ 0

Total actual assets  currently  traded pursuant
  to this program                                  $ 0
Largest monthly draw-down*                         Nov 1998 -7.77%
Worst peak-to-valley  draw-down**                  Nov 1998 to May 1999  -18.00%
Number of accounts  closed  with  profits          0
Number of accounts closed with losses              1


Performance Of The Pool's Trading Advisor: Hanseatic Corporation

Hanseatic Corporation has been registered with the CFTC as a commodity trading advisor since 1981 and has managed trading accounts since 1977. Since its inception Hanseatic has continually reevaluated its existing trading systems and developed new ones.
         Hanseatic is the trading advisor for the pool. The pool will allocate funds to only one of Hanseatic's programs: Hanseatic Discretionary Program. The tables below summarize the trading performance of that program and the other Hanseatic Corporation programs.

Table D           Hanseatic Discretionary Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- -------------------------
Year                Rate of Return +
------------------- -------------------------
2001                      -8.25% (Jan to Aug)
------------------- -------------------------
2000                     181.52%
------------------- -------------------------
1999                      -24.31%
------------------- -------------------------
1998                      293.08%
------------------- -------------------------
1997                       3.97%
------------------- -------------------------
1996                       93.05%
------------------- -------------------------

Table Summary

Commodity Trading Advisor                          Hanseatic Corporation
Commencement of trading client accounts            Sep 1988
Commencement of trading pursuant to this program   Feb 1996
Number of accounts in this program                 13
Total nominal assets in this program               $ 21,123,788
Total actual assets in this program                $ 17,000,147
Total nominal assets managed by this CTA           $ 22,904,792
Total actual assets managed by this CTA            $ 18,105,025
Largest monthly draw-down                          May 1997: -15.67%
Worst peak-to-valley draw-down                     Feb 1999 - Oct 1999:  -36.32%
Number of accounts closed with profits             2
Number of accounts closed with losses              14



Table E           Hanseatic Global Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- --------------------------
Year                Rate of Return
------------------- --------------------------
2001                       5.75% (Jan to Aug)
------------------- --------------------------
2000                       9.96%
------------------- --------------------------
1999                       7.48%
------------------- --------------------------
1998                       23.74%
------------------- --------------------------
1997                       -2.12%
------------------- --------------------------
1996                       1.38%
------------------- --------------------------

Table Summary

Commodity Trading Advisor                            Hanseatic Corporation
Commencement of trading client accounts              Sep 1988
Commencement of trading pursuant to this program     Nov 1996
Number of accounts in this program                   2
Total nominal assets in this program                 $ 1,178,004
Total actual assets in this program                  $ 1,104,888
Total nominal assets managed by this CTA             $ 22,904,792
Total actual assets managed by this CTA              $ 18,105,025
Largest monthly draw-down                            June 1997: -7.56%
Worst peak-to-valley draw-down                       Aug 1997 - Nov 1997: 11.49%
Number of accounts closed with profits               1
Number of accounts closed with losses                3


Table F           Hanseatic S & P 500 Futures Program
                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- ---------------------
Year                Rate of Return
------------------- ---------------------
1997                      (26.30%)
------------------- ---------------------
1996                      157.19%
------------------- ---------------------
1995                      (10.46%)
------------------- ---------------------


Table Summary

Commodity Trading Advisor                           Hanseatic Corporation
Commencement of trading client accounts             Sep 1988
Commencement of trading pursuant to this program    July 1989
Number of accounts in this program                  0
Total assets in this program                        0
Total nominal assets managed by this CTA            $ 22,904,792
Total actual assets managed by this CTA             $ 18,105,025
Largest monthly draw-down                           Jan 1997:  -33.40%
Worst peak-to-valley draw-down                      Sep 1996 - Jan 1997: -40.30%
Number of accounts closed with profits              1
Number of accounts closed with losses               15


Table G           Hanseatic US Treasury Bond Trading Program
                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1997                      (7.39%)
------------------- ---------------------
1996                       28.73%
------------------- ---------------------
1995                       13.51%
------------------- ---------------------

Table Summary

Commodity Trading Advisor                           Hanseatic Corporation

Commencement of trading client accounts             Sep 1988
Commencement of trading pursuant to this program    Jan 1995
Number of accounts in this program                  0
Total assets in this program                        0
Total nominal assets managed by this CTA            $ 22,904,792
Total actual assets managed by this CTA             $ 18,105,025
Largest monthly draw-down                           May 1995: -12.62%
Worst peak-to-valley draw-down                      Mar 1995 - May 1995: -15.62%
Number of accounts closed with profits              1
Number of accounts closed with losses               8


Table H           Hanseatic Commodities Program
                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1997                       66.81%
------------------- ---------------------
1996                       7.70%
------------------- ---------------------
1995                       44.81%
------------------- ---------------------

Table Summary

Commodity Trading Advisor                           Hanseatic Corporation
Commencement of trading client accounts             Sep 1988
Commencement of trading pursuant to this program    Sep 1991
Number of accounts in this program                  0
Total actual assets in this program                 $0
Total nominal assets managed by this CTA            $ 22,904,792
Total actual assets managed by this CTA             $ 18,105,025
Largest monthly draw-down                           June 1997: -14.82%
Worst peak-to-valley draw-down                      Dec 1991 - Mar 1992: -18.44%
Number of accounts closed with profits              5
Number of accounts closed with losses               1


Table I                    Hanseatic International Bond Program
                           (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- ---------------------
Year                Rate of Return
------------------- ---------------------
1997                       10.58%
------------------- ---------------------
1996                       45.14%
------------------- ---------------------

Table Summary

Commodity Trading Advisor                           Hanseatic Corporation
Commencement of trading client accounts             Sep 1988
Commencement of trading pursuant to this program    June 1996
Number of accounts in this program                  0
Total actual assets in this program                 $0

Total nominal assets managed by this CTA            $ 22,904,792
Total actual assets managed by this CTA             $ 18,105,025
Largest monthly draw-down                           March 1997: -10.87%
Worst peak-to-valley draw-down                      Nov 1996 - Mar 1997: -12.01%
Number of accounts closed with profits              3
Number of accounts closed with losses               2

Table J                    Hanseatic US Financials Trading Program
                           (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1997                      (29.95%)
------------------- ---------------------
1996                      105.56%
------------------- ---------------------
1995                       4.83%
------------------- ---------------------

Table  Summary

Commodity Trading Advisor                          Hanseatic Corporation
Commencement of trading client accounts            Sep 1988
Commencement of trading pursuant to this program   April 1995
Number of accounts in this program                 0
Total assets in this program                       $0
Total nominal assets managed by this CTA           $ 22,904,792
Total actual assets managed by this CTA            $ 18,105,025
Largest monthly draw-down                          Jan 1997: -15.93%
Worst peak-to-valley draw-down                     Nov 1996 - June 1997: -38.64%
Number of accounts closed with profits             0
Number of accounts closed with losses              3


Table K           Hanseatic S & P/Mid Cap Arbitrage Program
                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1998                      (29.34%)
------------------- ---------------------
1997                       56.00%
------------------- ---------------------
1996                       23.80%
------------------- ---------------------
1995                       4.25%
------------------- ---------------------

Table Summary

Commodity Trading Advisor                         Hanseatic Corporation
Commencement of trading client accounts           Sep 1988
Commencement of trading pursuant to this program  Dec 1995
Number of accounts in this program                0
Total nominal assets in this program              $ 0
Total actual assets in this program               $ 0
Total nominal assets managed by this CTA          $ 22,904,792
Total actual assets managed by this CTA           $ 18,105,025
Largest monthly draw-down                         Feb 1996: -27.79%
Worst peak-to-valley draw-down                   Jan 1998 to April 1998: -39.97%

Number of accounts closed with profits            1
Number of accounts closed with losses             2

Table L           Hanseatic Spyder Program
                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1998*                      -3.01%
------------------- ---------------------

*Year-to-date performance for 1998 is for February through August

Table Summary

Commodity Trading Advisor                            Hanseatic Corporation
Commencement of trading client accounts              Sep 1988
Commencement of trading pursuant to this program     Feb 1996
Number of accounts in this program                   0
Total assets in this program                         $  0
Total nominal assets managed by this CTA             $ 22,904,792
Total actual assets managed by this CTA              $ 18,105,025
Largest monthly draw-down                            August 1998:  -11.81%
Worst peak-to-valley draw-down                       July-August 1998:  -13.46%
Number of accounts closed with profits               1
Number of accounts closed with losses                0


Table M           Hanseatic Treasury Bond Program (Short Side Only)
                  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1995                      (10.49%)
------------------- ---------------------

Table Summary

Commodity Trading Advisor                          Hanseatic Corporation
Commencement of trading client accounts            Sep 1988
Commencement of trading pursuant to this program   June 1996
Number of accounts in this program                 0
Total assets in this program                       $0
Total nominal assets managed by this CTA           $ 22,904,792
Total actual assets managed by this CTA            $ 18,105,025
Largest monthly draw-down                          May 1995: -13.02%
Worst peak-to-valley draw-down                     Mar 1995 - Oct 1995: -17.51%
Number of accounts closed with profits             0
Number of accounts closed with losses              3

Commodity Pool Services, Inc.

Commodity Pool Services, Inc. is another registered CPO of which Messrs. Bluth and Shell are the principals. Commodity Pool Services, Inc., presently operates one pool, The Profile Pool, LLC. It previously operated two other pools - Discovery Fund, LLC and Total Trade Fund, LLC. The following are the performance summaries for these pools.

The Profile Pool, LLC initially opened in September 1999. From September 1999 to April 2000, the pool was under the direction of Kesef Advisors, Inc., a registered commodity trading advisor operated by Messrs. Bluth and Shell. The pool traded pursuant to Kesef Advisors Grain Spread Program. On May 1, 2000, the pool removed Kesef Advisors as the trading advisor. At that time, the interests of all investors except the principals were redeemed and the pool became a "proprietary" pool of the principals of Commodity Pool Services, Inc. (the Commodity Pool Operator).

         Below are two tables documenting the performance of The Profile Pool, LLC. The first table presents the trading activity from May 2000 to present. The second table documents the performance from September 1999 through April 2000.

         Since May 2000, The Profile Pool, LLC has been a "proprietary" pool for Messrs. Bluth and Shell. Therefore, the trading performance for the pool since that date is not presented.

Table O     The Profile Pool, LLC - For the Period September 1999 to April 2000

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
2000                  6.19% (Jan to Apr)
------------------- ---------------------
1999                  7.70% (Sep to Dec)
------------------- ---------------------

Table Summary - Sep 1999 to Apr 2000

Type of Commodity Pool                           Private Placement
Commodity Trading Advisor                        Kesef Advisors: Grain Spread
                                                   Program
Commencement of pool trading                     September 1999
Commencement of trading pursuant to this program September 1999
Aggregate Gross Capital Subscriptions            $ 62,215
Current Net Asset Value                          $ 44,615
Largest monthly draw-down                        Oct 1999  -8.64%
Worst peak-to-valley draw-down                   Oct 1999 to Jan 2000   -10.58%


Table P           Discovery Fund, LLC (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- -------------------------
Year                    Rate of Return +
------------------- -------------------------
2000                 -25.63% (Mar to June)
------------------- -------------------------

Table Summary

Type of Commodity Pool                             Private Placement
Commodity Trading Advisor                          Kesef Advisors: Intraday
                                                     Program
Commencement of pool trading                       March 2000
Commencement of trading pursuant to this program   March 2000
Cessation of trading                               April 2000
Aggregate Gross Capital Subscriptions              $ 50,000
Current Net Asset Value                            $ 0
Largest monthly draw-down                          May 2000  -22.80%

Worst peak-to-valley draw-down                     May-Jun 2000  -25.63%


Table Q           Total Trade Fund, LLC - (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- --------------------------------------
Year                          Rate of Return +
------------------- --------------------------------------
2000                  -15.1% (Jan 2000 to May 8, 2000)
------------------- --------------------------------------

Table Summary (Closed)

Type of Commodity Pool                            Private Placement
Commodity Trading Advisor                         Total Trade & Investment, LLC
Commencement of pool trading                      January 2000
Commencement of trading pursuant to this program  January 2000
Cessation of Trading                              May 8, 2000
Aggregate Gross Capital Subscriptions             $ 100,000
Current Net Asset Value                           $ 0
Largest monthly draw-down                         Feb 2000   -12.13%
Worst peak-to-valley draw-down                    Jan 2000 to Feb 2000  -15.7%

     Performance Of Accounts Under The Direction Of Mr. Bluth and Mr. Shell

Simcha Bluth and Randall Shell, the principals of Pool Management Services, the CPO of the pool, previously directed customer accounts as principals of various commodity trading advisors. The performance results for accounts under the direction of Mr. Bluth and Mr. Shell are presented in the Tables which follow:

Trading Performance - Previous Accounts Under the Direction of Mr. Bluth

         Until trading ceased in July of 1998, Simcha Bluth directed the trading in customer accounts of Moriah Trading Group, Inc. (now known as All State Trading Group, Inc.) in its Delta program.

Table R           Moriah Trading Group, Inc. Delta Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS


------------------- -------------------------
Year                     Rate of Return
------------------- -------------------------
1998                  -8.32% (Jan to June)
------------------- -------------------------
1997                  -2.89% (July to Dec)
------------------- -------------------------

Table Summary

Commodity Trading Advisor                           All State Trading
                                                      Group, Inc.-Delta
Commencement of trading client accounts             July 1997
Commencement of trading pursuant to this program    July 1997
Trading pursuant to this program ceased             July 1998
Number of accounts in this program                  0
Total assets in this program                        $0
Total actual assets managed by this CTA             $0
Largest monthly draw-down                           Oct 1997: -10.61%
Worst peak-to-valley draw-down                      Sep 1997 to May 1998: -37.1%
Number of accounts closed with profits              0
Number of accounts closed with losses               9

Note: The performance record of Moriah Trading Group, Inc. is presented using the "Only Accounts Traded" method.


         Simcha Bluth also served as the principal for another CTA, Universal Spreads, Inc. The following three tables detail the performance history of accounts managed by Universal Spreads, Inc.

Note: All performance tables for Universal Spreads, Inc. trading programs are presented using the "Only Accounts Traded" method.


Table S           Universal Spreads, Inc. Hawk Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ----------------------------
Year                      Rate of Return
------------------- ----------------------------
1997                   -10.16% (Feb to June)
------------------- ----------------------------

Table Summary

Commodity Trading Advisor                          Universal Spreads, Inc.-Hawk
Commencement of trading client accounts            Feb 97
Commencement of trading pursuant to this program   Feb 97
Trading in this program ceased                     June 97
Number of accounts in this program                 0
Total assets in this program                       $0.00
Total assets managed by this CTA                   $0.00
Largest monthly draw-down*                         June 97: -10.97%
Worst peak-to-valley draw-down**                   March 97 to Jun 97: -17.10%
Number of accounts closed with profits             0
Number of accounts closed with losses              7


Table T           Universal Spreads, Inc. Falcon Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
1996                    -2.17% (Dec)
------------------- ---------------------
1997                   -21.47% (Jan)
------------------- ---------------------

Table Summary

Commodity Trading Advisor                              Universal Spreads, Inc.
                                                         - Falcon
Commencement of trading client accounts                November 1996
Commencement of trading pursuant to this program       November 1996
Number of accounts in this program                     0
Total assets in this program                           0
Total assets managed by this CTA                       0
Largest monthly draw-down*                             January 1997: -21.47%
Worst peak-to-valley draw-down**                       Dec 96 to Jan 97: -23.17%
Number of accounts closed with profits                 0
Number of accounts closed with losses                  43


Note: The performance table for the Falcon Program uses the "Only Accounts Traded" method. The Falcon Program commenced trading in November 1996 and ceased trading in February 1997. The accounts opened during November 1996 only traded for a partial month. All accounts were closed during February 1997 and they only traded for a partial month. In the Only Accounts Traded method, accounts that only traded for partial months are excluded from the performance table. While the Falcon program did have trading activity during November 1996 and February 1997, the inclusion of the performance for those months would distort the performance presented (since the performance is based on the OAT method). Therefore, the months of November 1996 and February 1997 are excluded from the performance table.


Table U           Universal Spreads, Inc. Eagle Program

There was an another program within Universal Spreads, Inc. known as the Eagle Program. Although this program was incorporated within Universal Spreads, the trading in this program was not under the direction of Simcha Bluth. Therefore, the performance of the Eagle program is not presented.

Trading Performance - Accounts Under the Direction of Mr. Shell


         Mr. Shell, principal of Pool Management Services, Inc., was also the principal of Kesef Advisors, a registered CTA. Tables V and W show Mr. Shell's performance history with Kesef Advisors.

Table V           Kesef Advisors, Inc. Intraday Program (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS



------------------- ---------------------------
Year                     Rate of Return +
------------------- ---------------------------
2000                  -25.63% (Mar to June)
------------------- ---------------------------

Note: The Intraday Program began trading in March 2000. From March 2000 through April 2000, Kesef only executed day trades in this program. In May 2000, Kesef added Grain Spread trading to this program.

Table Summary

Commodity Trading Advisor                              Kesef Advisors
Commencement of trading in client accounts             Sep 1999
Commencement of trading pursuant to this program       Mar 2000
Cessation of trading                                   June 2000
Number of accounts under management                    0
Total actual assets managed by this CTA                $ 0
Total actual assets traded pursuant to this program    $ 0
Largest monthly draw-down                              May 2000 -22.08
Worst peak-to-valley draw-down                         May-Jun 2000 -25.63
Number of accounts closed with profits                 0
Number of accounts closed with losses                  1



Table W           Kesef Advisors, Inc. Grain Spread Program -  (Closed)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

------------------- ---------------------
Year                   Rate of Return
------------------- ---------------------
2000                 6.19% (Jan to Apr)
------------------- ---------------------
1999                 7.70% (Sep to Dec)
------------------- ---------------------

Table Summary (Closed)
Commodity Trading Advisor                       Kesef Advisors

Commencement of trading in client accounts      Sept. 1999
Commencement of trading pursuant to
   this program                                 Sept. 1999
Cessation of trading                            March, 2000
Number of accounts under management             0
Total actual assets managed by this CTA         $ 0
Total actual assets traded pursuant
   to this program                              $ 0
Largest monthly draw-down                       Oct 1999  -8.64%
Worst peak-to-valley draw-down                  Oct 1999 to Jan 2000    -10.58%
Number of accounts closed with profits          1
Number of accounts closed with losses           0

                          FUTURES COMMISSION MERCHANTS

         HSBC Securities (USA), Inc. ("HSBC") currently acts as the principal futures commission merchant on behalf of the pool.

         Neither HSBC, nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

         HSBC Securities (USA), Inc. is a futures commission merchant and clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange and COMEX. It is a wholly-owned subsidiary of HSBC Markets, which ultimately is owned by HSBC Holdings Ltd. (the Hong Kong & Shanghai Banking Corp.).

         FIMAT USA, Inc. ("FIMAT") may act as an executing futures commission merchant on behalf of the pool.

         Neither FIMAT, nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

         FIMAT is a wholly owned subsidiary of FIMAT International Banque, SA, which itself is a wholly owned subsidiary of Societe Generale. FIMAT USA is a clearing member of all principal commodity futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, Philadelphia Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

                               INTRODUCING BROKERS

         The pool may use, but is not required to use, the services of domestic or foreign introducing brokers to introduce its trading accounts to an exchange member clearing firm. Currently, we do not intend to use the services of an introducing broker.

                                   LITIGATION

No administrative, civil, or criminal proceedings have been commenced or were pending or were concluded in the last five years against Pool Management Services, Inc. (CPO) or against its principals or any affiliated entities.

         No administrative, civil, or criminal proceedings have been commenced or were pending or were concluded in the last five years against Hanseatic Corporation (trading advisor) or against its principals.

         No administrative, civil, or criminal proceedings have been commenced or were pending or were concluded in the last five years against HSBC Securities
(USA), Inc. or against its principals.

         FIMAT, US, Inc. or any of its principals have not been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending.

                            TRANSFERS AND REDEMPTIONS

         Pool Management Services will administer all transfers and redemptions. There will be no public market for our units, and broker-dealers will not be asked to assist in any transfers or redemptions of our units.

Restrictions on Transfer

         The Operating Agreement specifies how you may make a valid transfer of all or part of your interest. The transfer may not terminate the pool for federal income tax purposes, and it must satisfy applicable securities laws. A transferor may be required to furnish a satisfactory opinion of counsel. You must obtain the consent of the manager for all transfers. Consent may be withheld for any reason.

Redemptions

         You may redeem any part or all of your interest in the pool on written notice on or before the close of business one day before the last business day of any calendar month. Notice of redemption must be provided by holders of units one day before the close of business on the last business day of the current month. If not, the date of redemption for such unit or units may be, in the CPO's discretion, the close of business on the last business day of the immediately following month. The amount you will receive on redemption is the net asset value per unit. If you become a member of the pool as a result of this offering and you redeem units prior to six full months since the date of purchase, you will be charged an administrative fee of 4%, and 3% if you redeem after six but prior to twelve full months. After twelve months no administrative charge will be charged for redemptions. In its discretion, the manager may waive any part or all of the early-redemption fee.

         The pool will honor all requests for redemption in the proper form. The pool will liquidate its commodity positions to the extent necessary to make redemptions. The right to redeem is contingent upon the pool having enough assets to discharge its liabilities on the date of redemption. Payments will be made as soon as practicable after the date of redemption. Under special circumstances such as the inability to liquidate commodity positions, the pool may delay payments to persons requesting redemption. Further, the pool may limit the amount any person may redeem for no more than five percent of all units if greater redemptions would impair the pool's ability to meet its objectives.

         The pool also provides for a mandatory special redemption date if the net asset value per unit declines to 62.5% or less than the net asset value per unit on the date trading began in 1998. In the event of such a decrease, the pool will suspend all trading and liquidate all open positions in an orderly manner. There are no assurances that the pool's open positions could be liquidated in a timely manner or without substantial additional losses.

     SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF INVESTING IN THE POOL


         The following is a summary of some of the federal income tax consequences to investors resulting from an investment in the pool based upon the Internal Revenue Code of 1986, as amended (the "Code"). An expanded tax discussion is contained in the Statement of Additional Information bound together with this Part One as part of this prospectus. Complete discussion of state and local tax aspects of an investment in the pool is beyond the scope of this section. The pool has received an opinion of its tax counsel, stating that disclosures herein correctly describe the material federal tax consequences and that the disclosures herein constitute counsel's opinions. See the Additional Tax Considerations sections starting on page 44.


         PARTNERSHIP STATUS. The pool will be treated as a "partnership" for federal income tax purposes. Therefore, each member of the pool must take into account his/her/its distributive share of all items of income, gain, loss or deduction for the taxable year of the pool, even if the pool does not make any distributions to the member during the taxable year. The characterization of an item of profit and loss will usually be determined at the pool level. The pool will not be taxed as a "publicly traded partnership."

         EFFECT OF ALLOCATIONS. The allocations made under the Hanseatic Discretionary Pool, L.L.C. Operating Agreement or Operating Agreement generally determine a member's distributive share of all items of pool income gain, loss or deduction for federal income tax purposes, unless such items as so allocated do not have "substantial economic effect" or are not in accordance with the members' interests in the pool. Under the Operating Agreement, allocations are generally made in proportion to members' capital accounts and therefore have "substantial economic effect." However, the allocations required by the Operating Agreement in connection with the management and incentive allocations, redemptions or purchases of units generally will not be in proportion to capital accounts. Nonetheless, the manager believes such allocations are permitted for tax purposes, and the income tax regulations seem to support that belief. If such allocations are not permitted, each member's distributive share of the items that are the subject of the allocations would be redetermined based upon his interest in the pool. Any redetermination might result in a larger share of pool income being allocated (solely for tax purposes) to members who did not redeem or purchase units during a given taxable year than was allocated to them pursuant to the Operating Agreement.

         SHARE OF LOSSES. The amount of any pool loss (including capital loss) that a member is entitled to include in his personal income tax return is limited to his tax basis for his interest in the pool as of the end of the pool's taxable year in which such loss occurred. Generally, a member's adjusted tax basis for his interest in the pool is (A) the amount paid for such interest,
(B) reduced (but not below zero) by his share of any pool distributions, losses and expenses, and (C) increased by his share of the pool's income, including gain.

         THE "MARK-TO-MARKET" SYSTEM. The "mark-to-market" system of taxation will apply to most, if not all, futures contracts, forward contracts and options which the pool will trade. Under the mark-to-market system, any unrealized profit or loss on positions in contracts which are open at the end of the pool's taxable year will be treated as if such profit or loss had been realized for tax purposes. If an open position on which profit has been recognized by the end of a taxable year declines in value after year-end and before the position is in fact offset, a loss is recognized for tax purposes. The converse is the case with an open position on which a marked-to-market loss was recognized for tax purposes as of the end of a taxable year but which subsequently increases in value prior to being offset. In general, gain or loss with respect to contracts marked to market is treated as short-term capital gain or loss as to 40% and long-term capital gain or loss as to 60%.

         CASH FROM DISTRIBUTIONS OR PARTIAL REDEMPTIONS. A member's receipt of cash from the pool as a distribution or in redemption of less than all of his interest generally does not result in taxable income to that member. Rather, such distribution reduces (but not below zero) the total tax basis of all of the units held by the member after the distribution or redemption. Any cash distribution in excess of a member's adjusted tax basis for his interest in the pool is treated as gain from the sale or exchange of his interest. Because a member's tax basis in his units is not increased on account of his distributive share of the pool's income until the end of the pool's taxable year, distributions during the taxable year could result in taxable gain to a member. This is true even if no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the pool's income allocable to a member at the end of the pool's taxable year would also be includable in the member's taxable income and would increase his tax basis in his remaining interest in the pool as of the end of such taxable year.

         CASH FROM TOTAL REDEMPTION. Redemption for cash of a member's entire interest in the pool will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of the cash distribution and the member's adjusted tax basis for his interest. A member's adjusted tax basis for his interest in the pool includes for this purpose his distributive share of the pool's income or loss for the year of redemption.

         STATE AND LOCAL TAXES. In addition to the federal income tax consequences described above, the pool and the members may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable on an investment in the pool. State and local authorities may require a member to include the member's distributive share of the profits when determining reportable income. State and local taxation of gains and losses from certain of the pool's activities may be inconsistent with the treatment of such gains and losses for federal income tax purposes.

                                ----------------


         Unless otherwise indicated, the statements regarding the federal income tax consequences to the members of an investment in the pool are based upon the provisions of the Code currently in effect and existing administrative and judicial interpretations. Administrative, judicial or legislative changes may occur that would make the tax discussion incorrect or incomplete.

         The above summary and the expanded additional tax discussion starting on page 44 are not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the pool may not be the same for all taxpayers.

         PROSPECTIVE INVESTORS IN THE POOL ARE URGED TO CONSULT THEIR TAX ADVISORS FOR INFORMATION ON THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND APPLICABLE STATE AND LOCAL LAWS BEFORE SUBSCRIBING FOR UNITS.

Securities Ownership


         The following table provides information as of September 30th and as adjusted to give effect on the sale of all 100,000 units of membership interests in this offering, concerning the beneficial ownership of our interests by each principal of our manager; each person known by us to be the beneficial owner of at least 5% of our interests, and our manager and its principals as a group.

-------------------------------------- ----------------------------------------
                                               PERCENTAGE OF INTERESTS
-------------------------------------- -------------------- -------------------
Name and Address of Beneficial Owner    Prior to Offering      After Offering
-------------------------------------- -------------------- -------------------
Pool Management Services*                       1.05%             0.003%
-------------------------------------- -------------------- -------------------
Simca Bluth*                                    0.00%              0.00%
-------------------------------------- -------------------- -------------------
Randall Shell*                                  0.00%              0.00%
-------------------------------------- -------------------- -------------------
French & French Defined Benefits Plan*          5.64%             0.016%
-------------------------------------- -------------------- -------------------
Hugh Ryan*                                      7.19%              0.02%
-------------------------------------- -------------------- -------------------
Richard W. Reichert*                            6.58%             0.019%
-------------------------------------- -------------------- -------------------
Randall Brown*                                  7.78%             0.022%
-------------------------------------- -------------------- -------------------
Manager and Principals as a Group               1.05%             0.003%
-------------------------------------- -------------------- -------------------


* Addresses are as follows: c/o Hanseatic Discretionary Pool, L.L.C., 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159.


Plan of Distribution

         The units will be offered by the pool through the manager and its two principals, Simcha Bluth and Randall Shell. The manager may also offer the units through selling agents who are members of National Association of Securities Dealers ("NASD") pursuant to a selling agreement between the manager and the selling agents. The compensation to the selling agents, 4% of the offering price paid, will depend on the agreements reached and will be paid by the manager, not the pool. No such selling agent agreements are presently in place or in negotiation. HSBC Securities (USA), Inc., currently our principal futures commission merchant, will not be participating in the sale of our Units.

         Selling agents that are registered or exempt from registration under the Commodity Exchange Act may also be entitled to receive a trail commission based on the net asset value of the units sold by such selling agents for continuing services to be provided to the purchasers of the units.

         The pool is offering up to 100,000 units for sale under this prospectus. However, after all 100,000 units have been sold, the manager may, in its discretion, subsequently register additional units and increase the number of units to 500,000 and make additional public or private offerings of units. However, the offering prices shall in no event be less than the average net asset value per unit at the time of sale. The manager and not the pool will bear all expenses related to the preparation and effectiveness of this prospectus. Expenses related to any additional offering will be borne by the pool. If a selling agent is involved in a subscriber's purchase of units, the manager and not the subscriber will pay 4% selling commission. No wholesaling fees will be paid in connection with the distribution of our units. No bonuses or sales incentives (other than the 4% selling commission) will be paid to selling agents in connection with the distribution of our units. No investor will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional units.

         The manager may reject any subscription in whole or in part for any reason. All subscriptions are irrevocable.

How You Can Invest

         You must invest a minimum of $10,000.00. Some states' securities laws impose higher minimums.

         In order to purchase units, you must:

* complete and execute the subscription agreement found in the separate subscription documents, and the attached power of attorney; and

* deliver or mail the subscription agreement, the power of attorney forms and either a check made payable to Hanseatic Discretionary Pool, L.L.C. or a wire transfer (wire instructions below) for the full purchase price of the units subscribed to Pool Managements Services, Inc., 9925
         S. Pennsylvania, Suite 110, Oklahoma City, OK 73159.

                           Wire funds using the following instructions:

                           Bank One, Oklahoma City, OK

                           ABA # 103000648

                           Acct. # 626758601

                           FBO Hanseatic Discretionary Pool, L.L.C.

Legal Matters

         Wolin & Rosen, Ltd., of Chicago, Illinois will pass upon the legality of the units offered by means of this prospectus. Wolin & Rosen, Ltd., has also rendered its opinion as to the federal tax treatment of the pool.

Experts

         The financial statements of Hanseatic Discretionary Pool, L.L.C. for the two years ended December 31, 1999 and 2000, are included here in reliance upon the reports of Brian Donahue, C.P.A., independent certified public accountant, and upon the authority of Brian Donahue as an expert in accounting and auditing.

Additional Information

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the units of membership interests to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the units of membership interests to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete,, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.

         As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act and, in accordance with this Act, will file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission.

                 PART TWO -- STATEMENT OF ADDITIONAL INFORMATION


   This Prospectus/Disclosure Document is in two parts: A Disclosure Document and a Statement of Additional Information. These parts are bound together and both contain important information. They will not be distributed separately under any circumstances.

                   GENERAL DISCUSSION OF THE COMMODITY MARKETS

The following general description of commodity trading does not purport to be a complete explanation of the commodity markets or commodity regulation. Because commodity trading is a rapidly developing economic activity, a potential investor should consult with independent qualified sources of investment advice before determining to purchase units.

Introduction. Commodity futures contracts generally are made on or through a commodity exchange and provide for future delivery of agricultural and industrial commodities, foreign currencies, U.S. Government securities and financial instruments as well as for cash settlement for certain contracts. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely, a contract to make a delivery (sell) is referred to as a "short" contract. A long contract may generally be satisfied either by taking delivery of the commodity and paying the entire purchase price therefore or by offsetting the contractual obligation prior to delivery through the acquisition of a corresponding short contract on the same exchange. Likewise, a short contract may generally be satisfied either by making delivery of the commodity or by acquiring a corresponding long contract on the same exchange. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligations arising from the sale of one contract of December 2001 U.S. Treasury Bonds on the Chicago Board of Trade may be fulfilled before delivery of the commodity is required by the purchase of one contract of December 2001 Treasury Bonds on the same exchange. Commodity exchanges provide a clearing mechanism to facilitate the matching of offsetting trades. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

In addition, options on futures contracts are traded on commodity exchanges. An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking", "strike" or "exercise" price) in the underlying futures contract. A "call" option gives the purchaser the right to take a long position in the underlying futures contract, and the purchaser of a "put" option acquires the right to take a short position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price if the option is exercised. In the case of a call option, the seller must stand ready to take a short position in the underlying futures contract at the strike price if the option is exercised. A seller of a put option, on the other hand, stands ready to take a long position in the underlying futures contract at the strike price if the option is exercised.

A call option on a futures contract is said to be "in-the-money" if the strike price is below current market levels and "out-of-the-money" if the strike price is above current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Some options, however, expire significantly in advance of such date. An option that is "out-of-the-money" and not offset by the time it expires becomes worthless. On certain exchanges, "in-the-money" options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (the difference between the market price for the underlying futures contract and the strike price). As an option nears its expiration date, the market and intrinsic values typically move into parity. The difference between an option's intrinsic value and its market value is referred to as the "time value" of the option.

The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value through purchasing an option permitting the offsetting of such position at a pre-established price.

Hedgers and Speculators. Two broad classifications of persons who trade in commodity futures contracts are "hedgers" and "speculators." Hedgers use the futures markets for protection against certain risks of price variation and include commercial interests which market or process commodities as well as entities which manage other risks, such as risks relating to interest rate fluctuation. For example, a seller or processor is subject to the risk of market price fluctuations between the time he contracts to sell or process a commodity and the time he must perform on the contract. In such cases, at the time of the contract, he may simultaneously buy futures contracts for the necessary equivalent quantity of the commodity he needs or sell a futures contract for the equivalent commodity he intends to market at some later date.

For example, a financial institution may attempt to hedge against market risk with respect to its portfolio securities by engaging in transactions in financial futures or options on financial futures whose prices are anticipated to move in correlation with, but opposite to, the price of the portfolio securities being hedged. If successful, such hedging will protect against future adverse price changes in portfolio securities, and thereby conserve principal and "lock-in" a specific yield. Thus, the commodity markets enable the hedger to shift the risk or price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his lending or investing operations, rather than to profit from his futures trading.

The speculator, like the hedger, generally expects neither to deliver nor receive the physical commodity. However, unlike the hedger, the speculator risks its capital with the hope of making profits from price fluctuations and differentials in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid.

Speculators rarely take delivery of the cash commodity but close out their futures positions by entering into offsetting purchases or sales of futures contracts. Since the speculator may take either a long or short position in commodity futures markets, it is possible for the speculator to make profits or incur losses regardless of the direction of price trends.

  TRADES MADE BY THE POOL WILL BE SPECULATIVE RATHER THAN FOR HEDGING PURPOSES

Prospective investors should note that there are always two parties to a commodity futures contract. If one party to such contract experiences a gain on the contract, the other party to such contract experiences an equal amount of loss. Thus, at most, only fifty percent of open futures contracts can experience gain at any one time, without reference to the commissions and other costs of trading which may reduce or eliminate such a gain.

Regulation. Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market Division) and the New York Mercantile Exchange, Inc. Among the principal foreign exchanges are the London Metals Exchange, Eurex (based in Frankfurt, Germany) and the London International Financial Futures and Options Exchange. In the trading of forward contracts on foreign currencies with banks, the banks act as principals and may cover their net long or short positions by trading with other banks in the interbank market. Congress has enacted legislation regulating commodity trading, commodity exchanges, individual brokers who are members of such exchanges, and market professionals and commodity brokerage houses engaged in commodity trading. The controlling legislation, known as the Commodity
Exchange Act, is generally designed to promote the orderly and systematic marketing of commodities and commodity futures contracts and to prevent fraud, speculative excess and price manipulation. The Commodity Futures Trading Commission Act of 1974 amended the Commodity Exchange Act by making numerous changes in the law relating to commodity futures contract trading and increasing the scope of governmental regulation thereof. Under the 1974 amendments to the Act, the CFTC is the governmental agency with responsibility for implementing the objectives of the Act and for the resulting commodity exchanges and commodity futures trading thereon.

In September 1981, the CFTC approved the application of NFA to become a registered futures association. NFA is a non-governmental, self-regulatory body for the futures industry. The objective of NFA is to implement a comprehensive regulatory program for the commodities industry, with special attention devoted to the uniform regulation of the retail activities of its members. NFA is generally responsible for the registration, on behalf of the CFTC, of futures commission merchants, floor brokers, introducing brokers, associated persons, commodity trading advisors and commodity pool operators. Pursuant to a provision of the Commodity Exchange Act permitting a registered futures association to require membership of CFTC registrants in one such association, the by-laws of NFA prohibit members of NFA from accepting futures orders from another person required to be registered by the CFTC (except a direct customer) unless such other person belongs to either NFA or another registered futures association. The pool's future commission merchants and the manager are members of NFA.

The Commodity Exchange Act provides that domestic commodity futures exchanges must be designated as "contract markets" by the CFTC. In addition, under the recently enacted Commodity Futures Modernization Act of 2000, new types of exchanges, electronic and otherwise, will be able to operate with limited or no regulatory oversight, although transactions on those exchanges will be subject to the anti-fraud provisions of the Commodity Exchange Act.

The Commodity Exchange Act is implemented by rules and regulations promulgated by the CFTC providing for, among other things: (i) the designation of contract markets; (ii) the monitoring of commodity exchange rules; (iii) speculative position limits; (iv) segregation of customers' funds; (v) minimum financial requirements; (vi) record-keeping and reporting requirements; and (vii) registration and periodic audits of commodity market professionals, including floor brokers, brokerage houses ("futures commission merchants"), introducing brokers, commodity trading advisors, commodity pool operators and their associated persons. In addition, the CFTC has administrative authority to: (i) hear and adjudicate customer complaints against all individuals and firms registered or subject to registration under the Act in "reparations proceedings"; (ii) seek injunctions and restraining orders; (iii) issue orders to cease and desist; (iv) initiate disciplinary proceedings; (v) revoke or suspend registrations; (vi) levy fines; and (vii) require exchange action in the event of market emergencies.

The Commodity Exchange Act makes unlawful any device, scheme or artifice to defraud any current or prospective client or participant in a commodity pool and prohibits any transaction, practice or course of business which operates as a fraud or deceit upon any current or prospective client or pool participant. The CFTC and NFA have extensive jurisdiction to regulate commodity trading advisors and commodity pool operators and have adopted a comprehensive scheme for the regulation of their activities. In accordance with the Commodity Exchange Act, the CPO is registered as a commodity trading advisor and commodity pool operator. Such registrations in no way implies that the CFTC or NFA has approved the qualifications of such entity to act as described in this Disclosure Document or the business activities engaged in by such entities. The CFTC requires registered commodity trading advisors and commodity pool operators to make filings with the CFTC setting forth their form of organization and the identity of their management and controlling persons. The Commodity Exchange Act authorizes the CFTC and NFA to require and review books, records and documents prepared by commodity trading advisors and commodity pool operators. The CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The Commodity Exchange Act authorizes the CFTC which, by order, has authorized NFA to deny, suspend or revoke the registration of commodity trading advisors or commodity pool operators if it finds that such persons' trading practices tend to disrupt orderly market conditions, that such person or any controlling person thereof has been subject to certain sanctions or is subject to an order denying such person trading privileges on any exchange, and in certain other circumstances. If the registration of the CPO was to be suspended or terminates, the pool would no longer be able to trade until a substitute manager could be duly elected and registered as a commodity pool operator and commodity trading advisor.

Under currently effective CFTC rules, the CPO is obligated (i) to make specific disclosures to prospective investors, including disclosures concerning the risks involved in investing in the pool and concerning the past trading performance, if any, of the CPO and its principals; (ii) to segregate the pool's monies and assets in a separate account or accounts; (iii) to maintain certain books and records; and (iv) to render (a) monthly account statements and (b) an annual report to the members. Upon request by the CFTC, the names and addresses of the members in the pool would be required to be furnished to CFTC, along with copies of all transactions with, and reports and other communications to, the members.

The pool's brokers are subject to regulation by and registration with the CFTC as "futures commission merchants." The CFTC requires all futures commission merchants to (i) meet and maintain specified fitness and financial requirements;
(ii) comply with certain trading requirements; (iii) account separately for all customers' funds and positions; (iv) maintain specified books and records on customer transactions; and (v) open them to inspection by any CFTC representative. Should the registration of the Clearing Broker as a futures commission merchant be suspended or terminated, the pool would no longer be able to maintain its account with the Clearing Broker and a new clearing broker would be retained by the CPO.

Customers are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a reparation claim with the CFTC for violation of the Commodity Exchange Act, or rules, regulations and orders promulgated thereunder, against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor, or a commodity pool operator. Customers are also afforded certain rights under the rules of NFA concerning arbitration of complaints or grievances against NFA members.

Commodity exchanges have promulgated rules and regulations to control and regulate their members, clearinghouses and the trading conducted on their floors. Examples of exchange regulations include establishment of initial and maintenance margins, speculative position limits, limits on daily price fluctuations, and contract specifications. Such rules and regulations relating to terms and conditions of contract of sale or to other trading requirements, other than the setting of margins, must be approved by the CFTC and, under certain circumstances, may be required by the CFTC to be amended or modified.

Most United States commodity exchanges limit by regulation the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" rule only governs price movement for a particular trading day, it does not limit losses. In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days.

The CFTC and domestic exchanges have established speculative position limits, often referred to as "position limits," on the maximum net long or net short position which any person, or group of persons acting in concert, may hold or control in any commodity futures contract. Speculative position limits are designed to prevent excessive speculation and attempted manipulation of a market. These limits are subject to certain exemptions, such as bona fide hedging transactions. The position limits currently established by the CFTC include those applicable to grains, soybeans, and cotton. In addition, domestic exchanges have established position limits with respect to other commodities traded on those exchanges. Certain New York exchanges set limits on the total net position that may be held by a clearing broker. Under the Act, the CFTC has jurisdiction to establish position limits with respect to all commodities traded on commodity futures exchanges located in the United States. The CFTC adopted a rule which requires commodity exchanges to impose position limits on all commodities traded on the exchange (other than commodities subject to federally established speculative limits). All commodity accounts, including that of the pool, controlled by the CPO and its principals are combined for speculative position limit purposes. It is possible that the pool's account might be aggregated with other accounts that might hereafter be managed by the CPO for purposes of determining speculative position limits. If required or effected, such aggregation of commodity futures positions could adversely affect the operations and profitability of the pool.

The regulation of commodities and commodity futures transactions is a rapidly changing area of law and the various regulatory restrictions and requirements described above are subject to modification by Congressional action, changes in CFTC rules, and amendments to exchange regulations.

Margins. Margins are good faith deposits which must be deposited with a broker in order to initiate or maintain an open position in a commodity futures contract. When commodity futures contracts are traded, both buyer and seller are required to post margins with the brokers handling their trades as security for the performance of their buying and selling undertakings and to offset losses in their trades due to daily fluctuations in the markets. Minimum margins are set by commodity exchanges and generally range from less than 2% to 18% of the value of the commodity underlying the contract. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than customary in other forms of investment or speculation.

                          ADDITIONAL POOL RISK FACTORS
AN INVESTMENT IN THE UNITS IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR PERSONS WHO ARE ABLE TO ASSUME THE RISK OF LOSING THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS OF UNITS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS/DISCLOSURE DOCUMENT (INCLUDING THE COMMODITY FUTURES TRADING COMMISSION RISK DISCLOSURE STATEMENT ON PAGE (ii) OF THIS PROSPECTUS/DISCLOSURE DOCUMENT). THE COMMODITY MARKETS INVOLVE SUBSTANTIAL RISKS, AN INVESTMENT IN THE UNITS SHOULD BE MADE ONLY AFTER CONSULTING WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT AND TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING ADDITIONAL RISKS, AMONG OTHERS, BEFORE SUBSCRIBING FOR UNITS.

Possible Legislative Tax Changes. All of the statements contained in this prospectus as to federal tax aspects are based upon the existing provisions of the Internal Revenue Code and existing administrative and judicial interpretations thereunder. No assurance can be given that legislative, administrative or judicial changes will not occur which would modify those statements, any of which changes may or may not be retroactive with respect to transactions completed prior to the effective date of such changes. Consequently, no assurance can be given that the federal income tax consequences to the members of an investment in the pool will not be altered in the future. The form of any amendments which may be proposed or adopted in the future, the date as of which those amendments would be effective, if adopted, and the effects of the amendments upon the pool are not presently determinable.

Income and Losses from Passive Activities. The Tax Reform Act of 1986 limited the deductibility of losses incurred after 1986 from business activities in which the taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely held corporations) does not materially participate ("passive activities"). Such losses generally are only deductible to the extent of income from other passive activities. Although income and losses derived by a member from a limited liability company are typically regarded as income and losses from a passive activity, the Temporary Regulations released in February, 1988, classify income from partnerships that have as their business activity the trading of personal property of a type that is actively traded as portfolio income with respect to limited partners. Limited liability companies engaging in such activity should be accorded similar treatment. Portfolio income, including income from commodity pools, is not treated as income from a passive activity, and thus may not be offset by losses from passive activities.

Members Will Be Taxed on Profits Whether or Not Distributed or Realized. The pool is not required to distribute profits and the CPO has no present intention of so doing. If the pool has taxable income for a fiscal year, the income will be taxable to the members in accordance with their distributive shares of pool profits whether or not any profits have been distributed. (See "Additional Tax Considerations") Distributions to members, if any, are likely to be less than the taxes payable by them with respect to pool profits. The pool might sustain losses offsetting any trading profits after the end of its fiscal year so that a member might never receive the profits on which he is taxed. With certain limitations, members may request redemption of any or all of their units to provide funds for payment of taxes, but redemption requests may be denied by the CPO, in its sole discretion, if (among other things) the CPO believes such redemptions will be detrimental to the tax status of the pool. Redemption also would result in diminution of a member's respective interest in any future profits earned by the pool.

Tax Treatment of Commodity Pools. The Tax Reform Act of 1986 ended the preferential tax rates previously accorded to profits recognized from futures trading while retaining the requirement that unrealized profits on open positions be "marked-to-market" as of the end of each calendar year.

Qualified Retirement Plan Accounts. Certain special considerations apply to any proposed investment in units by an ERISA account. Subscribers desiring to make a qualified retirement plan account investment in the pool should consult their own advisors before doing so.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISORS REGARDING THE POSSIBLE EFFECTS OF RECENT TAX LEGISLATION ON AN INVESTMENT IN THE COMPANY.

                          ADDITIONAL TAX CONSIDERATIONS



IT IS IMPRACTICAL TO COMMENT ON ALL ASPECTS OF FEDERAL AND STATE LAWS WHICH MAY AFFECT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE POOL. WHILE THE POOL HAS RECEIVED AN OPINION OF ITS TAX COUNSEL, WHICH STATES THAT THE DISCLOSURES HEREIN CORRECTLY DESCRIBE THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES AND THAT THE DISCLOSURES HEREIN CONSTITUTE COUNSEL'S OPINION, AN INTERNAL REVENUE SERVICE REVENUE RULING HAS NOT BEEN OBTAINED WITH RESPECT TO ANY OF THE TAX ASPECTS OF THIS POOL. THE FOLLOWING DISCUSSION EXPANDS THE TAX SUMMARY SECTION IN PART ONE OF THIS PROSPECTUS/DISCLOSURE DOCUMENT.


Introduction

All statements set forth herein with respect to the tax aspects of the proposed acquisition of interests in the pool are based upon the Internal Revenue Code of 1986, as amended (the "Code') and regulations promulgated thereunder, current known positions of the Internal Revenue Service (the "Service") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the Service and existing judicial decisions, each of which is subject to change, clarification by further regulations or pronouncements or modification at any time. Such changes, if any, may or may not be applicable retroactively to transactions entered into or completed prior to the effective date thereof.

Federal Income Taxation of a Pool and Its Members

For federal income tax purposes, the pool will not pay any federal income tax. Each year the pool will file an information return and will furnish each member with a report of its respective distributive share of the pool's income, gains, losses, deductions and credits. Each member is required to report its respective distributive share on its federal income tax return for the pool's taxable year that ends with or within the member's taxable year. The characterization of each item of profit or loss (e.g., as capital gain or ordinary income) will be determined at the pool level. With certain exceptions, income tax is not imposed on or measured by cash distributions (or constructive distributions) by the pool, but on the pool's "taxable income." Conversely, the absence of cash or constructive distributions does not, of itself, necessarily limit or affect the recognition of taxable income by the members. Consequently, a member may have taxable income attributable to its interest in the pool which gives rise to a tax liability in excess of the amount of cash distributed to it. In addition, its share of pool losses will be limited to the lesser of its tax basis or amount at risk in the activity. See "Tax Basis and Amount At Risk" below.

Tax Basis and Amount At Risk

A member may only deduct losses to the extent of the lesser of his tax basis or his amount at risk with respect to his units as of the end of the pool's taxable year in which such loss occurs. Generally, a member's adjusted tax basis in his units is the amount he paid for such interest reduced by his share of the pool's distributions, losses, and expenses, and increased by his share of the pool's income, including capital gains. Code Section 705. Tax basis is also important because gain or loss on cash distributions, redemptions, and partial or complete dispositions of units is measured by reference to the member's tax basis in its units.

A taxpayer's "amount at risk" is equal to the amount of money and the adjusted basis of property he has contributed to the activity plus certain debt incurred for use in the activity to the extent the taxpayer is personally liable for the debt. Code Section 465(b). The amount at risk is increased by any income derived from the activity, and decreased by any losses derived from the activity and any distributions from the activity. It is possible that a member may be at risk for an amount that is less than his tax basis.

"Loss" from an activity is defined as the excess of allowable deductions for a taxable year from that activity over the amount of income actually received or accrued by the taxpayer during such year from that activity. Disallowed loss that is suspended in any taxable year may be deducted in years following to the extent that the taxpayer's amount at risk increases. All such suspended losses can be deducted upon the member's complete disposition of his interest in the activity (at least to the extent of his adjusted tax basis).

Passive Activity Loss Rules

Losses and credits from a business activity in which the taxpayer does not materially participate (e.g., as a general rule, a limited partner's interest in a limited partnership or a non-managing member's interest in a limited liability company) will not be allowed to offset other income, such as salary, active business income, and portfolio income (e.g. dividends, interest and non-business capital gain). Such losses and credits will be separately determined and deductible only against passive income for federal tax purposes. A taxpayer will be treated as materially participating in an activity only if the individual is involved in the operations of the activity on a regular, continuous, and substantial basis. Under Section 469(h)(2) of the Code, except as provided in regulations, a taxpayer who is a limited partner is presumed not to materially participate with respect to its interest in a limited partnership. This would likely be similar to a non-managing member of a limited liability company. Interest incurred by a taxpayer in financing the purchase of an interest in a non-participatory activity is also treated as a loss arising from a non-participatory activity. Losses and credits from non-participatory business activities that are not allowed may be carried forward indefinitely and are allowed in subsequent years against income from non-participatory activities. Disallowed losses are allowed in full when the taxpayer recognizes income from operations of the activity or gain upon a disposition of its entire interest in the activity.

Temporary Regulations issued by the Treasury on February 19, 1988 (the "Temporary Regulations"), state that although the activity of trading personal property of a type that is actively traded (e.g., commodities) for one's own account has been treated as a trade or business in some instances, the income or loss from such activity resembles portfolio income or loss; that is, income or loss resulting from the holding and sale of personal property. Thus, the Temporary Regulations state that such a trading activity for owners of units is not a passive activity even if the activity is determined to be the pool's trade or business. Temporary Regulation Section 1.469-IT(e)(6). See also Internal Revenue Service Notice of Proposed Rulemaking (LR- 14-88), Significant Policy Issues, Section III.B.
The issue as to whether the pool is engaged in the trade or business of trading commodities is a factual question. It is not clear what level of trading activity is necessary to satisfy the trade or business test, and it is not known whether the pool's activities will reach the level necessary to satisfy the test.

Counsel have advised the pool that although the nature of the pool's activities may constitute trade or business activities if the volume of trading is substantial and trades are conducted frequently, the Service will probably be successful in arguing that the pool's activities do not constitute a trade or business activity for purposes of the passive loss limitations. Thus, a member's share of pool income and losses will be classified as portfolio income and loss. EACH MEMBER OR PROSPECTIVE MEMBER SHOULD CONSULT HIS PERSONAL TAX ADVISOR REGARDING THE IMPACT OF THE PASSIVE ACTIVITY LOSS RULES ON INVESTMENT IN THE POOL.

Gain or Loss on Redemption

In general, the Code provides that, in an entity treated as a partnership, a taxpayer's tax basis is increased by the amount of taxable income and gain allocated to the taxpayer and is reduced by allocations of taxable loss to the taxpayer. Such adjustments are deemed to occur on the last day of the entity's taxable year. This would be applicable to the pool. Consequently, if a member redeems some of his units (but less than all) prior to the end of the entity's taxable year, his taxable gain, if any, will be determined by his tax basis as determined prior to the current year's allocations of gains and losses.
Therefore, redemption of units during the pool's fiscal year (other than a redemption of all of a member's units) may result in unfavorable tax treatment to a member because of the rules provided in the Code for the timing of adjustments to the tax basis of a member's interest.

For purposes of a partial redemption of a member's units (unlike a redemption of shares of stock), the member's interest is not divisible into separate interests represented by the number of units the partner owns. Rather, his interest is singular and a partial redemption of units is treated for tax purposes as a distribution with respect to his interest in the pool and not as a reduction in the number of units he owns. If a member redeems some but not all of its units, the excess of (i) the cash received on the redemption of units less (ii) its aggregate tax basis for all of its units at the time of such redemption will be taxable to the member as short-term or long-term capital gain, depending upon whether the member has held his units for more than one year. See "Capital Gain and Loss," below. The distribution rules further provide that no loss is recognized upon a partial redemption of such units. Code Section 731.

The tax consequences of a complete redemption of all of a member's units is treated as a complete liquidation of his interest. Code Section 736(b) provides that, as a general rule, a complete liquidation of such an interest will be considered to be a distribution under Code Section 731. The general distribution rules provide that gain is recognized upon a distribution of money only to the extent it exceeds a taxpayer's adjusted basis in his interest while loss is not recognized. However, when a taxpayer receives a liquidating distribution consisting only of money and certain inventory and/or unrealized receivables, he may recognize a realized loss.

Cash Distributions

Cash Distributions made to members, other than those in exchange for, or redemption of, all or part of their units, are applied first to reduce the adjusted tax basis of their units. Any cash distributions in excess of a member's tax basis immediately prior to the distribution will generally be taxable as a gain from the sale or disposition of units, generally producing long-term capital gain or short-term capital gain depending on the holding period. Code Section 731. In addition, since the adjustment to the tax basis of the member's units as a result of the allocation of the pool's income or gain for the year is only made as of the close of the pool's taxable year, a member's gain on a non-liquidating mid-year distribution will be computed in advance of the adjustments to the tax basis of its units arising for pool operations during the year. As a result, a distribution could result in recognition of gain at the time of the cash distribution and an additional allocation of gain at the end of the taxable year.

Gain or Loss on Sale or Complete Disposition of Units

A member will recognize a gain or loss, in the event of a sale or exchange of all of his units, equal to the difference between the amount actually and constructively received in the transaction and his adjusted tax basis in its units at the time of such sale or exchange. Gain realized on the sale of a member's interest in the pool by a member who is not a "dealer" in pool units would ordinarily be taxable as a capital gain (either long-term or short-term, depending on the holding period).

Gains and Losses From Commodity Transactions: Section 1256 Contracts

Under the Code, a "Section 1256 contract" which is defined as: (1) any regulated futures contract; (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option, that is held by the pool at its fiscal year-end will be treated as if sold for their fair market value on the last business day of such taxable year, i.e., marked-to-market. Generally, this will result in the taxation of unrealized gains and losses on Section 1256 contracts for federal income tax purposes. Consequently, the members may have tax liability for unrealized pool profits in open positions at year-end. All gains and losses from such a deemed sale for Section 1256 contracts will be treated as 60% long-term and 40% short-term capital gains or losses (the "60/40" rule), regardless of the actual holding period of the individual contract, the character of the asset or whether the trade constituted a "long" or "short" position. Each member's distributive share of such 60/40 gain or loss for a taxable year will be combined with his other items of capital gain or loss for such year in computing his federal income tax liability. Upon the actual sale of the Section 1256 contracts, an appropriate adjustment will be made to the gain or loss realized on the previously marked-to-market Section 1256 contracts in order to properly reflect the unrealized gain or loss that was previously reported. In addition, gain or loss upon the actual sale of a Section 1256 contract by a trader (i.e., the pool) will be treated as gain or loss on the sale of a capital asset, whether long or short term.

Members should be aware that the current position of the Service with respect to the deductibility of expenses attributable to capital gain realized from Section 1256 contracts is that direct (and possibly indirect) expenses attributable to acquiring and disposing of Section 1256 contracts are not ordinary and necessary business expenses deductible under Code Section 162 and 212. Rather, the Service's position is that the expenses should be capitalized. Such treatment denies an immediate deduction for such expenses although they will be deducted over time. Additionally, since net capital gains are subject to a maximum tax of 20%, or in the case of assets held for more than five years beginning on January 1, 2001, 18%. Whereas, ordinary income may be taxed at up to 39.1%, the Service's position may result in a monetary difference as well as a timing difference.

Gains and Losses from Commodity Transactions: Non-Section 1256 Contracts

Generally, gains or losses with respect to non-Section 1256 contracts (e.g., certain forward contracts and contracts traded on a foreign exchange that is not designated as a qualified board of exchange, provided there are no offsetting positions that would make such contracts subject to the straddle rules) will be taken into account for tax purposes only when realized, subject to the holding periods for short-term or long-term capital gain or loss.

Investment Interest

The deduction by non-corporate taxpayers of interest on funds borrowed to acquire or carry investment assets is limited to net investment income. Net investment income is the excess of investment income over the expenses directly connected with the production of investment income. The amount disallowed may be carried forward to subsequent tax years. This limitation, if applicable, is computed separately by each member and not by the pool.

The CPO does not anticipate that the pool will incur interest expense in connection with its trading activities. If such interest is not a trade or business expense (and in light of the Temporary Regulations it probably is not), Code Section 163(d), which limits the deduction by non-corporate taxpayers of interest on investment indebtedness, may apply.

Restrictions on the deductibility of "investment interest" may result in the disallowance, in whole or in part, of a member's deduction for interest on any obligations incurred by the member to finance the purchase price of his unit. EACH INVESTOR IS ADVISED TO CONSULT WITH HIS/HER/ITS TAX ADVISOR TO DETERMINE WHETHER OR NOT BECOMING A MEMBER WILL CAUSE THE DISALLOWANCE OF ANY PORTION OF HIS INVESTMENT INTEREST DEDUCTION.

Capital Gain and Loss

Under current law, gain or loss recognized in connection with a cash distribution, sale or redemption of units will be treated as capital gain or loss if the holder of such units is not a dealer in units or unless such gain or loss is recharacterized under the rules applicable to straddles. If such units are held for more than one year, gain or loss recognized will generally be long-term capital gain or loss. Otherwise, such gain or loss will generally be short-term gain or loss. The maximum tax rate on individuals is current 39.1%. However, the maximum tax rate on the sale of assets held more than 12 months (long-term capital gain) is 20% and in the case of assets held for more than five years beginning January 1, 2001, the rate will be 18%.

The excess of capital losses over capital gains is deductible by an individual against ordinary income on a one-for-one basis, subject to an annual limitation of $3,000. Excess capital losses, not used to reduce ordinary income in a particular taxable year, may be carried forward and treated as capital losses incurred in future years. Because of the limitations imposed upon the deductibility of capital losses, a member's share of the Pool's net capital losses, including short-term capital losses, if any, while available to reduce current capital income, will not materially reduce the federal income tax on his ordinary income including ordinary income derived for his interest in the Fund.

Section 754: Election to Adjust Basis

The pool may elect under Code Section 754 to adjust the tax basis of pool assets when transfers or redemptions of units are made. The effect of such an election, if and when made, would be that the transferee member's share (or the remaining member's share in a redemption) of the adjusted basis of the pool's assets would reflect the purchase price (or redemption price) paid by it for its unit, rather than merely the transferor's capital contribution (adjusted for the results of pool operations) for such unit. If, however, no election is made by the pool, the transferee member will recognize taxable gain or loss upon a sale of pool assets equal to the difference between its share of the amount realized upon such sale and its share of the pool's basis in such assets rather than the difference between such amount realized and the portion of the purchase price for its units (adjusted for the results of pool operations) that was allocable to the assets. Therefore, the fact that such an election is not in effect when a unit is transferred could have an adverse effect upon the marketability of such unit. The Agreement provides that the CPO, in its discretion, may make such an election.

Liquidation of the Pool

If the pool is liquidated, a member will recognize gain to the extent that the cash received in the liquidation exceeds the tax basis for such member's units, adjusted by such member's share of income, gain, loss or deduction arising from normal operations or the sale of any pool assets in the year of liquidation. A limited liability company will be allocated a portion of any gain from the sale or other disposition of pool assets during taxable year of liquidation. Further, each member may be in receipt of income from the pool's normal operations during the year of liquidation. Moreover, a distribution of Section 1256 contracts upon the pool's liquidation will result in recognition of gain or loss for the transferor.

Capital loss will be recognized by the distributee member on the pool's liquidation only in the event that only cash, certain inventory items and/or unrealized receivables are distributed to it, and only to the extent that its adjusted tax basis exceeds the cash and such inventory terms and/or unrealized receivables distributed to it upon liquidation.

Tax Returns and Information

The pool will file its information return using the accrual method of accounting. The pool expects to furnish each member (and any assignee of a unit of any member) copies of (i) the pool's Schedule K-1 indicating the member's distributive share of tax items, and (ii) such additional information as is reasonably necessary to permit the members to prepare their own federal, state and local tax returns by March 15th of each year. The pool's tax returns will be prepared by independent certified public accountants selected by the CPO.

Accounting Method

The Operating Agreement provides that the pool will use the accrual method of accounting.

Company Accounting Period

The fiscal year of the pool will be the calendar year.

Audits and Administrative Adjustments

If the pool's tax return were audited by the Service and any items of income or loss were adjusted as a result of such audit, such adjustments might require that each member file an amended federal (and possible state and/or local) income tax return. Should an adjustment (deficiency) be assessed, interest on such an adjustment will be payable by each member. In the course of such audit, all items on such member's returns, and not merely items of pool income or loss, would be subject to adjustment. Additionally, if the pool's tax return were audited, the pool would probably incur legal and accounting expenses in seeking to sustain the pool's position. The payment of such expenses would reduce cash otherwise available for distribution. In addition, the members might incur personal legal and accounting expenses in connection with any amendment or audit for their returns.

Investment By Retirement Plans

Tax exempt retirement plans including corporate pension and profit sharing plans, simplified employee pension plans and IRAs are generally exempt from federal income taxation except to the extent their "unrelated business income" exceeds $1,000 for any taxable year. Interest, as well as gains or losses from the sale, exchange or other disposition of property other than inventory or property held primarily for sale in the ordinary course of trade or business are generally excluded from the computation of unrelated business income. It appears that gains or losses from Section 1256 contracts are also excluded from the computation of unrelated business income. A retirement plan is entitled to deductions which include, but are not limited to, those for ordinary and necessary business expenses in addition to the $1,000 deduction for unrelated business expenses in addition to $1,000 deduction for unrelated business income. PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL ADVISORS REGARDING THE CONSIDERATIONS INVOLVED IN AN INVESTMENT IN THE POOL BY A PARTICULAR PLAN, INCLUDING THE APPROPRIATENESS OF AN INVESTMENT, CERTAIN STATE LAWS COVERING SUCH INVESTMENTS AND THE REQUIREMENTS OF ERISA.

State and Local Taxes

This Memorandum does not address state and local tax considerations that may affect the pool or the members. For an analysis of such considerations, a prospective investor should consult his own tax advisor.

THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE POOL MAY NOT BE IDENTICAL FOR ALL PURCHASERS. THIS ANALYSIS PRIMARILY REVIEWS THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE POOL FOR INDIVIDUALS WHO ARE U.S. CITIZENS AND WHO HOLD UNITS AS A CAPITAL ASSET. EACH PROSPECTIVE PURCHASER OF UNITS IS ENCOURAGED TO CONSULT WITH HIS PERSONAL TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION UNDER FEDERAL, STATE AND LOCAL LAWS.

                       SUMMARY OF THE OPERATING AGREEMENT

         Set forth below is a description of certain terms and provisions of the Operating Agreement of the pool. A copy of the Operating Agreement is attached to this prospectus as Exhibit A. This description is a summary only, is not complete and is qualified in its entirety by reference to the full text of the Operating Agreement.

Nature of the Pool

Hanseatic Discretionary Pool L.L.C. was originally organized in September, 1998, under the laws of the state of New York. In July 2000, the organization of the pool was moved from New York to Oklahoma. Pool Management Services, Inc. is the pool's commodity pool operator ("CPO"). Interests in the pool are offered as units of membership interests, which when purchased and paid for pursuant to the Subscription Agreement and Power of Attorney will be fully paid and non-assessable. In general, a member shall not be liable for pool obligations in excess of its contribution to the pool. In addition, a member is obligated to indemnify the pool for any losses or expenses incurred by the pool in connection with any member's activities unrelated to the pool's business.

The Operating Agreement provides that the dissolution, bankruptcy or other termination of a member will not terminate or dissolve the pool and that the successor or assign of such member shall have no right to withdraw or demand an accounting of the value of such interest except by redemption of units. Each member also waives the filing of any inventory, audit, accounting or appraisal of pool assets. Such legal representatives may, however, examine the pool's books.

Management of Pool Affairs

Other than the CPO and its agents the members will take no part in the management and will have no voice in the operation of the pool. To facilitate the execution of various documents by the CPO on behalf of the pool and the members, the members will appoint the CPO as their attorney-in-fact with power of substitution by executing the Subscription Agreement and Power of Attorney. The CPO also is authorized to prosecute, defend and settle litigation claims or arbitrations in which the pool is involved.

Capital Contributions

As of April 30, 2001, the CPO has contributed $30,880.66 in cash to the capital of the pool and is a member, as well as the manager of the pool.

Pool Accounting. Each member will have a capital account. The initial balance of capital accounts will consist of each member's net contribution to the pool. The net asset value of the pool will be determined at least monthly and any increase or decrease in the net asset value of the pool will be allocated to the members (including the CPO) in accordance with their units.

Federal Tax Allocations. At the end of each fiscal year, the pool's income, gain, loss, deductions and credits will be allocated to the members. The profit and loss so allocated among the members shall be allocated to their respective capital accounts, and each such member will be required to include his share of such items in its income tax return. Allocations of each item of income, gain, loss, deduction and credit will be pro-rata to each member.

These tax allocations shall be made to each holder of a unit, whether or not the holder is a substituted member.

Upon liquidation of the pool, the assets of the pool will be distributed to each member in the ratio that his capital account bears to the capital accounts of all members.

The Operating Agreement, which does not provide for regular or periodic cash distributions, gives the CPO discretion in determining which distributions, if any, the pool will make to its members. The CPO does not presently anticipate making any distributions to the members.

Transfer of Units

The Operating Agreement provides that a member may assign its units upon notice to the pool and the CPO. No assignment of units will be effective against the pool or the CPO until the CPO receives written notice and consents to such assignment. No assignee may become a substituted member except with the consent of the CPO which consent may be withheld at the CPO's absolute discretion. The CPO shall withhold such consent if, in the opinion of its counsel, such transfer would not be in the best interest of the pool. An assignee who does not become a substituted member will have none of the rights of a member except the right to receive distributions and to redeem units to the extent to which the assigning member otherwise would have been entitled to do so. An assigning member remains liable to the pool for any amounts for which he may be liable under applicable state law regardless of whether any assignee to whom he has assigned units becomes a substituted member. Further, a member who assigns all of his units nevertheless remains a member unless and until his assignee is accepted as a substituted member.

Termination of the Pool

The affairs of the pool will be wound up and the pool liquidated as soon as practicable upon the first to occur of the following: (i) June 30, 2100; (ii) receipt by the CPO of an election to dissolve the pool at a specified time by all members, notice of which is sent by registered mail to the CPO not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, insolvency or dissolution of the CPO unless a new CPO has been substituted within 90 days thereof; or (iv) the occurrence of any event which would make it unlawful for the existence of the pool to be continued or which requires termination of the pool.

Special Redemption

As of the close of business of the last day of any month, should there be a decline in the net asset value per unit to less than 62.5% of the initial net asset value per unit on the date the pool commenced trading operations the following will occur: (i) trading in the pool will be suspended and all open positions will be closed; (ii) the CTA will be removed as the trading advisor for the pool; (iii) with the exception of the CPO, the capital accounts of all existing pool members will be redeemed (in accordance with the procedures for redemption defined in this document); (iv) following the redemption of pool member accounts, the CPO may, at its discretion, name another CTA as the pool's trading advisor and new subscriptions may be accepted into the pool.

Reports to Members

Members have the right at all times during normal business hours, upon reasonable written notice to the CPO, to have access to view the pool's books and records, in person or by their authorized attorneys or agents at the pool's normal place of business. Each month the CPO will send to the members a report containing such information as the CFTC may require to be given to the participant in commodity pools and any such other information as the CPO may deem appropriate, including reports of month-end net asset value of the pool and the pool's performance. The CPO will cause to be distributed to the members: (i) no more than 90 days after the close of the pool's fiscal year, an annual report containing financial statements; and (ii) tax information as is necessary for the preparation of the members' annual federal income tax returns, within 75 days of the close of the pool's fiscal year. The pool will also file quarterly and other periodic reports with the Securities and Exchange Commission and all such reports will be available to members.

Indemnification

The Operating Agreement provides that with respect to any action in which the CPO or any affiliates of the CPO engaged in the performance of services on behalf of the pool are parties, the pool (to the extent of its assets) shall indemnify, and hold harmless, such person, subject to an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorney's and accountant's fees), judgments and amounts paid in settlement if (1) the CPO has determined, in good faith, that such course of conduct was in the best interests of the pool, and if the indemnified person's actions did not involve negligence or misconduct. Thus, a purchaser of units may have a more limited right of action against the CPO or its affiliates than such purchaser would possess absent those limitations. To the extent that the indemnified party has been successful in the defense of any action or allegation, indemnification shall be permitted as provided for in the Operating Agreement. Expenses may be paid by the pool in advance of the final disposition of an action if (i) the legal action relates to the performance of duties or services by the CPO or its affiliates on behalf of the pool; (ii) the legal action is initiated by a third party who is not a holder of a unit; and
(iii) the indemnified party agrees to reimburse the pool if indemnification shall not be permitted as provided for in the Operating Agreement. The pool will not indemnify the CPO and its affiliates with respect to any liability resulting from securities law violations in connection with the Offering; provided, however, the CPO and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the CPO must apprise the court of the positions of the Securities and Exchange Commission, and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.

         ADDENDUM TO DISCLOSURE DOCUMENT FOR QUALIFIED RETIREMENT PLANS

         Purchases by Qualified Retirement Plans - ERISA Considerations. The purchase of units of membership interests of Hanseatic Discretionary Pool, L.L.C. may be a suitable investment for certain qualified retirement plans. The term "qualified retirement plan" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed therefrom. Such plans include corporate pension and profit-sharing plans, "simplified employee pension plans," and IRAs for persons (including employees and self-employed persons) who receive compensation income. Before proceeding with such a purchase, the person with investment discretion on behalf of a qualified retirement plan must determine whether the purchase of units is (a) permitted under the governing instruments of the plan and (b) appropriate for that particular plan in view of its overall investment policy and the composition and diversification of its portfolio. Among other factors, such a determination is likely to require consideration of (i) whether the investment is prudent, considering the nature of the Company; (ii) whether the investment satisfies the diversification requirements of Section 404 of the Employee Retirement Income Security Act of 1974 ("ERISA"); (iii) whether the investment is or will be a plan asset within the definition set forth in ERISA and the regulations issued by the United States Department of Labor (the "Department of Labor"); (iv) whether such investment may result in the creation of unrelated business taxable income, which is not exempt from taxation under the Internal Revenue Code of 1986, as amended (the "Code"); and (v) the fact that, although units periodically may be redeemed by the Company, there may be no market in which such fiduciary can sell or otherwise dispose of the units.

         Section 404 of ERISA imposes a duty on trustees or other fiduciaries responsible for plan investments to exercise prudence in the selection of investments, and to diversify such investments to minimize the risk of losses to the plan. An investment in the Company constitutes a highly speculative and relatively illiquid investment and, although ERISA does not prohibit plans from engaging in such investments per se, each plan fiduciary must carefully consider whether, in light of the plan's overall investment portfolio, the risks inherent in an investment in the Company are consistent with the standards of Section 404 of ERISA. THE COMPANY HAS NO RESPONSIBILITY FOR DETERMINING WHETHER A PURCHASE OF UNITS IS A PRUDENT INVESTMENT FOR ANY PLAN.

         Those considering the purchase of units on behalf of qualified retirement plans should also be aware that, if the assets of an investing plan were to be treated for purposes of ERISA and the Code as including the underlying assets of the Company, such treatment would make the units an inappropriate investment for such plans. If Company assets were deemed to be plan assets, the fiduciary standards of Title I of ERISA, which generally apply to trustees and other fiduciaries of such plans, would also extend to the CPO, and such standards could limit the transactions into which the Company could enter. In addition, treatment of Company assets as plan assets might give rise to "prohibited transactions" under ERISA and the Code.

         Under Department of Labor Regulation Section 2510.3-101, the assets of a limited liability company will not be "plan assets" of a qualified retirement plan which purchases an equity security of such entity if equity participation in the company by qualified retirement plan investors is not significant. For this purpose, the term "qualified retirement plan investors" includes both plans covered by ERISA and other investors with similar investment objectives, such as governmental pension and welfare benefit plans. The equity participation of qualified retirement plan investors is not "significant" if their aggregate interest is less than 25% of the value of any class of equity interest in the entity. For purposes of the 25% test, the value of any membership interests held by a person (other than a qualified retirement plan investor) who has discretionary control with respect to the assets of the Company or any person who provides investment advice for a fee (direct or indirect) with respect to the Company's assets, or any affiliate of such a person, shall be disregarded. Under that regulation, the 25% test must also be applied whenever there is an additional issuance of units, and if, in the interim, non-qualified retirement plan members have redeemed units, the 25% test may be exceeded.

         Each fiduciary of a qualified retirement plan which purchases units must agree, by executing the Subscription Agreement and Power of Attorney and the Supplement to the Subscription Agreement and Power of Attorney for Qualified Retirement Plans, that the Company may redeem its units as it determines to be necessary to avoid a violation of the fiduciary provisions of ERISA. If a prohibited transaction occurs, the penalties imposed by the Department of Labor and the Internal Revenue Service (the "Service") will be imposed on parties-in-interest as defined in ERISA Section 3(14) or disqualified persons as defined in Code Section 4975. Additionally, if a prohibited transaction were ever considered to have occurred by reason of a plan's investment in the Company, the fiduciary who authorized such investment could be held liable therefore.

         Units may not be purchased with the assets of a qualified retirement plan if the CPO, or any of its respective affiliates either: (i) has investment discretion with respect to the investment of such plan assets; (ii) has authority or responsibility to regularly give investment advice with respect to such plan, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; (iii) has discretionary authority or discretionary responsibility for administration of the plan; or (iv) is an employer maintaining or contributing to such plan. Each fiduciary who authorizes a purchase of units by a plan must determine for himself whether such purchase would constitute a prohibited transaction and should consult with his or its advisor on tax and ERISA issues concerning these matters.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF QUALIFIED RETIREMENT PLANS IS IN NO RESPECT A REPRESENTATION BY THE CPO THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE CPO, IN ITS SOLE DISCRETION, RESERVES THE RIGHT TO REJECT THE SUBSCRIPTION OF ANY QUALIFIED RETIREMENT PLAN, IF IT BELIEVES THAT THE ACCEPTANCE OF ADDITIONAL QUALIFIED RETIREMENT PLAN SUBSCRIPTIONS MAY JEOPARDIZE THE STANDING OF THE COMPANY UNDER APPLICABLE LAW AS A PERMISSIBLE INVESTMENT BY SUCH PLANS.

         The fiduciary provisions of ERISA are highly complex, and the foregoing is merely a brief summary of some of its provisions. Each qualified retirement plan should consult with its own counsel as to the applicability of ERISA prior to investing in the Company.

         Tax Considerations. Tax exempt retirement plans including corporate pension and profit sharing plans, simplified employee pension plans and IRAs are generally exempt from federal income taxation except to the extent their "unrelated business income" exceeds $1,000 for any taxable year. Interest, as well as gains or losses from the sale, exchange or other disposition of property other than inventory or property held primarily for sale in the ordinary course of trade or business are generally excluded from the computation of unrelated business income. A retirement plan is entitled to deductions which include, but are not limited to, those for ordinary and necessary business expenses. PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR OWN FINANCIAL ADVISORS REGARDING THE CONSIDERATIONS INVOLVED IN AN INVESTMENT IN THE COMPANY BY A PARTICULAR PLAN, INCLUDING THE APPROPRIATENESS OF AN INVESTMENT, CERTAIN STATE LAWS COVERING SUCH INVESTMENTS AND THE REQUIREMENTS OF ERISA.

                              FINANCIAL STATEMENTS


                                    ---------


                                TABLE OF CONTENTS

                                    ---------


                                                                     Page

HANSEATIC DISCRETIONARY POOL, L.L.C.

Independent Auditor's Report                                          F-3

Audited Financial Statements

         Statement of Financial Condition (Balance Sheet)             F-5

         Statement of Operations                                      F-6

         Statement of Cash Flows                                      F-7

         Statement of Changes In Members' Equity                      F-8

         Notes To Financial Statements                                F-9

Unaudited Interim Financial Statements

         Statement of Financial Condition (Balance Sheet)             F-15

         Statement of Operations                                      F-16

         Statement of Cash Flows                                      F-17

         Statement of Changes In Members' Equity                      F-18

         Notes To Financial Statements (Unaudited)                    F-19

                                    ---------


                          TABLE OF CONTENTS (Continued)

                                    ---------


                                                                      Page
POOL MANAGEMENT SERVICES, INC.

Independent Auditor's Report                                          F-22

Audited Financial Statements

         Statement of Financial Condition (Balance Sheet)             F-23

         Statement of Operations                                      F-24

         Statement of Cash Flows                                      F-25

         Statement of Changes In Shareholder Equity                   F-26

         Notes To Financial Statements                                F-27

Unaudited Interim Financial Statements

         Statement of Financial Condition (Balance Sheet)             F-30

         Statement of Operations                                      F-31

         Statement of Cash Flows                                      F-32

         Statement of Changes In Shareholder Equity                   F-33

         Notes To Financial Statements                                F-34

BRIAN DONAHUE, C.P.A
CERTIFIED PUBLIC ACCOUNTANT
27 Beach Road, Monmouth Beach, NJ  07750
Phone/fax:  732-229-7723



                          Independent Auditor's Report

The Participants
Hanseatic Discretionary Pool, L.L.C.

I have audited the accompanying balance sheets of Hanseatic Discretionary Pool, L.L.C. as of December 31, 2000 and December 31, 1999 and the related statements of operations and changes in members' equity, and cash flows for the years then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hanseatic Discretionary Pool L.L.C. as of December 31, 2000 and December 31, 1999 and the results of operations and cash flows and changes in members' equity for the years then ended in conformity with generally accepted accounting principles consistently applied.







Brian Donahue
Monmouth Beach, New Jersey
June 30, 2001

                        HANSEATIC DISCRETIONARY POOL, LLC
                   AFFIRMATION OF THE COMMODITY POOL OPERATOR
                             ----------------------










To the best of the knowledge and belief of the undersigned, the information contained in the Annual report for the year ended December 31, 2000 is accurate and complete.










/s/ Randy Shell
--------------------------------------------
Randy Shell, Vice President and Principal
Pool Management Services, Inc., Commodity Pool Operator
And Manager for Hanseatic Discretionary Pool, LLC


                      Hanseatic Discretionary Pool, L.L.C.
                                  Balance Sheet
                  As of December 31, 2000 and December 31, 1999




                                                                                                   31-Dec-00        31-Dec-99
  ASSETS

     Cash and short term marketable securities                                                      $299,400           $101,240
     Deposits with clearing broker:
            Cash balance                                                                           3,386,416            462,768
            Open trade equity                                                                        201,987             40,985
     Interest receivable                                                                              13,762              1,803
     Commissions receivable                                                                              787                404
                                                                                               --------------      -------------

           Total assets                                                                           $3,902,352           $607,200
                                                                                               ==============      =============


  LIABILITIES

    Redemptions payable                                                                             $384,055            $68,053
    Subscriptions pending                                                                            191,585                  0
    Management fees payable                                                                            6,231              2,017
    Incentive fees payable                                                                            89,537                  0
    Interest payable                                                                                  14,476              2,221
                                                                                               --------------      -------------

           Total                                                                                     685,884             72,291
           liabilities


  MEMBERS' EQUITY (Units redeemable upon demand of the unit holder)

  Manager's (301 units at 12/31/00 and 191 units at 12/31/99)                                         36,435              6,418
  Members' (26,319 units at 12/31/00 and 15,662 units at 12/31/99)                                 3,180,033            528,491
                                                                                               --------------      -------------

           Total members' equity                                                                   3,216,468            534,909
                                                                                               --------------      -------------


           Total liabilities & member's equity                                                    $3,902,352           $607,200
                                                                                               ==============      =============

  Please see accompanying notes to these financial statements.



                      Hanseatic Discretionary Pool, L.L.C.
                             Statement of Operations
           For the Years Ended December 31, 2000 and December 31, 1999


                                                                                                   31-Dec-00        31-Dec-99


    Revenues:

    Gross realized trading gains (losses)                                                         $1,928,718          ($317,258)
    Change in open trade equity                                                                      162,955             34,405
                                                                                                 ------------     --------------

       Total revenue (loss) from trading                                                           2,091,673           (282,853)


    Administrative expenses:

    Management fees                                                                                   44,845             28,437
    Incentive fees                                                                                   360,418              6,864
    Commissions                                                                                       62,099             39,149
                                                                                                 ------------     --------------

    Total administrative expenses                                                                    467,362             74,450
                                                                                                 ------------     --------------

       Income (loss) from operations                                                               1,624,311           (357,303)

    Other income (expense):

        Interest income                                                                               89,184             28,259
        Currency conversion                                                                           10,889              2,174
        Rebates and other income                                                                       7,800              3,119
        Interest expense                                                                             (89,184)           (28,259)
        Miscellaneous fees                                                                            (6,736)            (2,742)
                                                                                                 ------------     --------------

    Net income (loss) before provision for income taxes                                            1,636,264           (354,752)

      Provision for income taxes                                                                           0                  0
                                                                                                 ------------     --------------

    Net income (loss) available to members                                                        $1,636,264          ($354,752)
                                                                                                 ============     ==============

    Net income (loss) per unit                                                                        $87.89            ($21.44)

    Weighted average of units outstanding                                                             18,618              16,543



     Please see accompanying notes to these financial statements.

                      Hanseatic Discretionary Pool, L.L.C.
                             Statement of Cash Flows
           For the Years Ended December 31, 2000 and December 31, 1999

                                                                                                   31-Dec-00        31-Dec-99

  Cash flows from (for) operating activities:

           Net income (loss) available to members                                                 $1,636,264          ($354,752)

           Changes in other operating assets and liabilities:

           Clearing broker deposits                                                               (3,084,650)          (238,055)
           Interest receivable                                                                       (11,959)            (1,803)
           Commissions receivable                                                                       (383)              (404)
           Management fees payable                                                                     4,214              1,762
           Incentive fees payable                                                                     89,537               (489)
           Interest payable                                                                           12,255              2,211
                                                                                               --------------      -------------

         Net cash used by operating activities                                                    (1,354,722)          (591,530)

  Cash flows from (for) financing activities:

           Subscriptions                                                                           1,814,449            820,708
           Subscriptions pending                                                                     191,585                  0
           Redemptions payable                                                                       316,002             68,053
           Redemptions                                                                              (769,154)          (196,001)
                                                                                               --------------      -------------

         Net cash provided by financing activities                                                 1,552,882            692,760

         Net change in cash position                                                                 198,160            101,230

  Cash balance at beginning of fiscal year                                                           101,240                 10
                                                                                               --------------      -------------


  Cash balance at end of fiscal year                                                                $299,400           $101,240
                                                                                               ==============      =============

  Supplemental disclosures of cash flow information:
       Interest paid during the fiscal year                                                          $74,708            $26,038
       Income taxes paid during the fiscal year                                                           $0                 $0

  Please see accompanying notes to these financial statements.

                      Hanseatic Discretionary Pool, L.L.C.
                     Statement of Changes in Members' Equity
                       From Inception to December 31, 2000




                                                                       Members'               Units              Net Value
                                                                        Equity             Outstanding            per unit
      Net Asset Value at  December 1, 1998                                       $0                    0

                    Subscriptions                                           263,000                5,260

                    Redemptions                                                   0                    0

                    Net income                                                1,954
                                                                    ----------------      ---------------       -------------

      Net Asset Value at December 31, 1998                                  264,954                5,260                 $50

                    Subscriptions                                           820,708               15,643

                    Redemptions                                            (196,001)              (5,050)

                    Net loss                                               (354,752)
                                                                    ----------------      ---------------       -------------

      Net Asset Value at December 31, 1999                                  534,909               15,853                 $34

                    Subscriptions                                         1,814,449               13,518

                    Redemptions                                            (769,154)              (2,751)

                    Net income                                            1,636,264
                                                                    ----------------      ---------------       -------------


      Net Asset Value at December 31, 2000                               $3,216,468               26,620                $121
                                                                    ================      ===============       =============


      Please see accompanying notes to these financial statements.

Hanseatic Discretionary Pool, L.L.C.

Notes to the Financial Statements

Note 1.  Organization and Summary of Significant Accounting Policies

The Hanseatic Discretionary Pool, LLC (the Pool) is a limited liability company organized under the laws of the state of New York in September 1998. In July 2000, the state of organization of the Pool was moved to Oklahoma. The Pool is operated by a commodity pool operator, a member of the National Futures Association and registered with the Commodity Futures Trading Commission. As such, the Pool may use funds that are combined for the purpose of trading futures and commodity option contracts.

Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Cash & short term deposits: Cash & short term deposits includes deposits at banks and money market deposits at banks.

Deposits with Clearing Broker: Includes the assets of the Company on deposit with the clearing futures commission merchant at December 31, 2000 and December 31, 1999. Cash balance reflects the amount of cash on deposit at the fiscal year end and open trade equity is the value of all open futures and options position marked to the market using the closing settlement prices of the open futures and options contracts at December 31, 2000 and December 31, 1999. Deposits with the clearing broker are used to margin open positions with the Pool's clearing broker. The margin required by the clearing broker as of December 31, 2000 and December 31, 1999 was $1,189,299 and $124,506, respectively.

Subscriptions pending: Funds received from prospective members to the Pool are accounted for as subscriptions pending until the appropriate paperwork and verification procedures have been completed. Upon completion, subscriptions pending are transferred to members' equity.


Revenue Recognition: Gross realized trading gains or losses are recognized on the trade date. Positions open at period end are marked to market using the closing settlement price at period end and are included in changes in open trade equity.


Commission expenses: Commissions expenses include the fees charged per round turn by the Pool's clearing futures commission merchant. The total commission fee for a pool trade is capped at $30. In the event the Pool pays a commission fee in excess of $30, the excess is reimbursed to the Pool by the Pool's manager.


Management fees: The Pool's Commodity Trading Advisor (CTA) charges a monthly management fee of .16667% of the Pool's net asset value for the administration of the Pool.

Incentive fees: The Pool's manager charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a monthly basis. Additionally, the Pool's Commodity Trading Advisor charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a monthly basis.

Currency conversion: The Pool applies Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Accordingly, the gains and losses on speculative trading transacted in a foreign currency are included in the statement of operations in total revenues or losses from trading. Gains or losses from currency conversion arise when gains or losses from trading transacted in a foreign currency are converted to U.S. dollars. These gains or losses are determined by the difference between the foreign currency rate in effect at the opening of the speculative transaction in a foreign currency and the repatriation of funds to U.S. dollars. Gains or losses arising from currency conversions are included in the statement of operations as other income and expense.

Income Taxes- The Pool has elected to be taxed as a partnership under the Internal Revenue Service Code. Accordingly, the individual members of the Pool report the Pool's taxable income.

Recent accounting  pronouncements-  Statement of Financial  Accounting Standards
(SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities was issued in June 1998 and is effective for fiscal quarters beginning after June 15, 2001. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that entities recognize derivative instruments as either assets or liabilities in the statement of financial position and measure these instruments at fair value. Management has concluded that the adoptions of SFAS No. 133 will not have a material impact on the financial position of the Pool or its results of operations.

Note 2. Fair Values of Financial Instruments

The carrying amounts of cash, pending subscriptions, broker deposits, interest and commissions receivable, accrued incentive and management fees, and other obligations reported in the statement of financial position are estimated by management to approximate fair value.

Note 3. Allocation of Net Income

The net income or loss of the Pool is allocated to the participants on a pro-rata monthly basis based upon each partner's weighted percentage ownership during the month.

Note 4. Commitments and Contingencies
The Pool is not committed to any operating or capital lease agreements.

Note 5. Litigation

The Company has no legal proceedings against it nor is aware of any pending. The Company is unaware of any unsatisfied judgments against it.


Note 6. Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk


The Pool engages in speculative trading in exchange traded futures and options contracts that involve varying degrees of market and credit risk that exposes the Pool to risk of loss that may be in excess of the amounts presented in the balance sheet. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the futures and options contracts. All contract positions are stated at fair value and those values are reflected in total revenue from trading in the statement of operations. As per agreement with the clearing FCM, the pool may offset realized and unrealized gains and losses in determining net liquidating equity with the FCM for margin purposes.



As of December 31, 2000, the fair value of the open contracts of the Pool is $201,987 compared with $40,985 at December 31, 1999. At December 31, 2000, the Pool's cash margin requirement was $1,189,000. During the fiscal year ended December 31, 2000, the Pool's average open position in exchange traded futures and options contracts, based upon month end amounts, was approximately $109,000. The value of Pool's assets may have changed significantly by the date of this report due to changes in market prices for the contracts open at December 31, 2000.

The Pool is exposed to credit risk in the event of nonperformance by counter parties to financial instruments. The credit risk from counter party nonperformance associated with these financial instruments is the net unrealized gain, if any included in the statement of operations. The Pool seeks to mitigate credit risk by conducting transactions in designated exchange traded futures and options contracts. The Pool does not participate in "over the counter" trading in futures and option contracts. As opposed to "over the counter" trading, the counter party to all contracts is the clearing exchange and performance is guaranteed by the full membership of the exchange.

The Pool seeks to control market risk by monitoring all open positions for adverse changes in market price on a real time basis. The Pool places protective stop orders and, in some cases, defensive hedge positions in order to protect Pool assets.

Note 7. Concentration of Credit Risk

The Pool has a substantial portion of its assets on deposit with the clearing futures commission merchant. The Pool's assets are commingled with the assets of other unrelated entities with similar deposits at the clearing futures commission merchant. In the event of the insolvency of the clearing futures commission merchant, recovery of the Pool's assets may be limited to a pro rata share of available funds on deposit with the clearing futures commission merchant.

Note 8. Related Party Transactions

As part of its compensation, the Pool's manager receives a management and incentive fee for the administration of the Pool. During fiscal years 2000 and 1999, the manager received total management and incentive fees of $405,263 and $35,301, respectively.

As part of its compensation, the Pool's manager receives a portion of the commissions charged to the Pool for trades transacted. During the fiscal years 2000 and 1999, the Pool's manager received approximately $36,962 and $23,334, respectively, in commission rebates for trades transacted by the Pool.

During the fiscal year ended December 31, 2000, the Pool's manager paid the Pool approximately $7,100 for commission charges that exceeded the $30 cap.

Note 9. Subsequent Event

On March 1, 2001, the compensation structure to the Pool's manager was changed. Under the terms of the new compensation structure, the Pool's manager no longer receives a portion of the commission charged to the Pool by the clearing futures commission merchant on trades transacted. Instead the Pools manager receives an annual compensation fee in addition to the management and incentive fees described in Note 1.

The annual compensation fee is 5.8% of the Pool's average annual net asset value payable monthly. The compensation fee is reduced by the commissions charged to the Pool by the clearing futures commission merchant, brokerage commissions paid to selling agents, and the Pool's operating expenses that exceed 1% of the annual average net asset value of the Pool.

In addition, the interest income earned on Pool assets will no longer be paid to the manager as a part of compensation, but will instead accrue to the Pool.

Note 10. Net Income Per Unit

The Company calculates net income per unit based on the weighted average of membership units outstanding during the fiscal year. There are no other financial instruments outstanding that are convertible into units during the fiscal years 2000 and 1999. The following table is a detail of membership units and the average weighted membership units outstanding for fiscal years ended December 31, 2000 and December 31, 1999.



                                                     2000              1999


         Units outstanding                             26,620           15,853
                                                  ============       ==========

         Weighted average of units outstanding         18,618           16,543
                                                  ============       ==========

Note 11. Redemptions

Members may redeem any part or all of their units in the pool upon written notice on or before the close of business of any calendar month. The redemption amount will be based upon the net asset value of the units of membership interest as calculated at the end of the month in which the redemption request is received. Redemptions may not be granted in the event the Pool does not have enough liquid assets to pay the redemption. Units that are redeemed within one year of subscription are charged a 4% early withdrawal fee.

Note 12. Net Asset Value per Unit

Net Asset Value per unit is calculated by dividing the Net Asset Value of the Pool at the end of the reporting period by the number of pool units outstanding at the end of the reporting period.

The Net Asset Value of the pool is equal to: Existing pool cash funds, plus any new additions of cash funds, plus or minus profits or losses from closed trades, plus or minus profits or losses from trades currently open, less commissions, less other transaction fees, plus or minus any gains or losses in the conversion of foreign currency, less management fees, less compensation to the CPO, less operating expenses, plus interest income and less withdrawals from client redemptions.

                        HANSEATIC DISCRETIONARY POOL, LLC
                   AFFIRMATION OF THE COMMODITY POOL OPERATOR
                             ----------------------










To the best of the knowledge and belief of the undersigned, the information contained in the quarterly report for the nine months ended September 30, 2001 is accurate and complete.










/s/ Randy Shell
--------------------------------------------
Randy Shell, Vice President and Principal
Pool Management Services, Inc., Commodity Pool Operator
And Manager for Hanseatic Discretionary Pool, LLC

                      Hanseatic Discretionary Pool, L.L.C.
                             Unaudited Balance Sheet
                 As of September 30, 2001 and December 31, 2000


                                                                                                 30-Sep-01           31-Dec-00
     ASSETS

      Cash and short term marketable securities                                                     $101,968          $299,400
      Deposits with clearing broker:
             Cash balance                                                                          4,382,334         3,386,416
             Open trade equity                                                                       177,450           201,987
      Interest receivable                                                                             10,378            13,762
      Commissions receivable                                                                               0               787
                                                                                                -------------     -------------
            Total assets                                                                          $4,672,130        $3,902,352
                                                                                                =============     =============


   LIABILITIES

     Redemptions payable                                                                             $33,000          $384,055
     Subscriptions pending                                                                                 0           191,585
     Management fees payable                                                                           7,770             6,231
   Commissions Payable                                                                                21,969                 0
     Incentive fees payable                                                                                0            89,537
     Interest payable                                                                                      0            14,476
                                                                                                -------------     -------------
            Total                                                                                     62,739           685,884
            liabilities


   MEMBERS' EQUITY (Units redeemable at the option of the unit holder)

   Manager  (400 units at 9/30/01 and 301 units at 12/31/00)                                          50,902            36,435
   Members (80,657 units at 9/30/01 and 26,319 units at 12/31/00)                                  4,558,489         3,180,033
                                                                                                -------------     -------------
            Total members' equity                                                                  4,609,391         3,216,468
                                                                                                -------------     -------------
            Total liabilities & member's equity                                                   $4,672,130        $3,902,352
                                                                                                =============     =============

   Please see accompanying notes to these financial statements.


                      Hanseatic Discretionary Pool, L.L.C.
                        Unaudited Statement of Operations
      For the Nine and Three Months Ended Sept. 30, 2001 and Sept. 30, 2000


                                                              Nine Months      Nine Months         Three months     Three months
                                                                30-Sep-01        30-Sep-00            30-Sep-01        30-Sep-00
Revenues:
Gross realized trading gains (losses)                           ($294,053)      $1,118,709            ($794,232)         $13,720
Change in open trade equity gain (loss)                           (35,711)         (35,885)            (164,900)          11,890
                                                            --------------   --------------     ----------------   -------------
   Total revenue from trading                                    (329,764)       1,082,824             (959,132)          25,610


Less administrative expenses:

Net asset fees                                                     85,660           29,984               27,816           10,160
Incentive fees                                                    131,058          216,837                    0           42,162
Operating/Admin Expenses                                           10,791                0                6,621                0
CPO Trailer Commissions                                           120,119                0               63,482                0
Commissions                                                        64,584           45,836               17,573           18,485
                                                            --------------   --------------     ----------------   -------------
Total administrative expenses                                     412,212          292,904              115,494          (70,807)
                                                            --------------   --------------     ----------------   -------------
   Income from operations                                        (741,976)         789,920           (1,074,626)         (45,197)

Other income (expense):

    Interest income                                               155,678           53,225               47,681           27,042
    Currency conversion                                            (5,365)          (1,020)              (6,713)          (3,988)
    Rebates and other income                                        1,431            4,825                    0            2,135
    Interest expense                                              (69,090)         (53,225)                   0          (27,042)

                                                            --------------   --------------     ----------------   -------------

Net loss before provision for income taxes                       (659,322)         793,972           (1,033,658)         (47,050)

  Provision for income taxes                                            0                0                    0                0
                                                            --------------   --------------     ----------------   -------------

Net income (loss) available to members                          ($659,322)        $793,972          ($1,033,658)        ($47,050)
                                                            ==============   ==============     ================   =============


Net income (loss) per unit                                        ($10.12)          $34.26              ($12.78)          ($2.02)

Weighted average of units outstanding                              65,163           23,172               80,896           23,311


 Please see accompanying notes to these financial statements.

                      Hanseatic Discretionary Pool, L.L.C.
                        Unaudited Statement of Cash Flows
           For the Nine Months Ended Sept. 30, 2001 and Sept. 30, 2000


                                                                                            30-Sep-01    30-Sep-00
          Cash flows from (for) operating activities:

                   Net income (loss) available to partners                                  ($659,322)       $793,972

                   Changes in other operating assets and liabilities:

                   Clearing broker deposits                                                  (971,381)     (1,377,464)
                   Interest receivable                                                          3,384          (6,880)
                   Commissions receivable                                                         787            (574)
                   Commissions payable                                                         21,969               0
                   Management fees payable                                                      1,539           1,294
                   Incentive fees payable                                                     (89,537)              0
                   Interest payable                                                           (14,476)          7,233
                                                                                        -------------- ---------------
                 Net cash used by operating activities                                     (1,707,037)       (582,419)

          Cash flows from (for) financing activities:

                   Subscriptions                                                            3,910,047         837,966
                   Subscriptions pending                                                     (191,585)        101,406
                   Redemptions                                                             (2,208,857)       (115,689)
                                                                                        -------------- ---------------
                 Net cash provided by financing activities                                  1,509,605         823,683

                 Net change in cash position                                                 (197,432)        241,264

          Cash balance at beginning of fiscal year                                            299,400         101,240
                                                                                        -------------- ---------------

          Cash balance at end of the period                                                  $101,968        $342,504
                                                                                        ============== ===============

          Supplemental disclosures of cash flow information:
               Interest paid during the period                                                $69,090         $53,225
               Income taxes paid during the period                                                 $0              $0


          Please see accompanying notes to these financial statements.

                      Hanseatic Discretionary Pool, L.L.C.
                Unaudited Statement of Changes in Members' Equity
                      From Inception to September 30, 2001


                                                                      Members'               Units              Net Value
                                                                       Equity             Outstanding           per unit

     Net Asset Value at  September 1, 1998                                      $0                    0

                   Subscriptions                                           263,000                5,260

                   Redemptions                                                   0                    0

                   Net income                                                1,954
                                                                   ----------------      ---------------      --------------

     Net Asset Value at December 31, 1998                                 $264,954                5,260                 $50

                   Subscriptions                                           820,708               15,643

                   Redemptions                                            (196,001)              (5,050)

                   Net loss                                               (354,752)
                                                                   ----------------      ---------------      --------------

     Net Asset Value at December 31, 1999                                 $534,909               15,853                 $34

                   Subscriptions                                         1,814,449               13,518

                   Redemptions                                            (769,154)              (2,751)

                   Net income                                            1,636,264
                                                                   ----------------      ---------------      --------------

     Net Asset Value at December 31, 2000                               $3,216,468               26,620                $121

                   Subscriptions                                         3,910,047               63,626

                   Redemptions                                          (1,857,802)             (10,431)

                   Net income                                             (659,322)
                                                                   ----------------      ---------------      --------------

     Net Asset Value at Sept. 30, 2001                                  $4,609,391               79,815                 $58
                                                                   ================      ===============      ==============

     Please see accompanying notes to these financial statements.

Hanseatic Discretionary Pool, L.L.C.

Notes to the Financial Statements

Note 1.  Organization and Summary of Significant Accounting Policies

The Hanseatic Discretionary Pool, LLC (the Pool) is a limited liability company organized under the laws of the state of New York in September 1998. In July 2000, the state of organization of the Pool was moved to Oklahoma. The Pool is operated by a commodity pool operator, a member of the National Futures Association and registered with the Commodity Futures Trading Commission. As such, the Pool may use funds that are combined for the purpose of trading futures and commodity option contracts.

Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Cash & short term deposits: Cash & short term deposits includes deposits at banks and money market deposits at banks.

Deposits with Clearing Broker: Includes the assets of the Company on deposit with the clearing futures commission merchant at September 30, 2001. Cash balance reflects the amount of cash on deposit at the fiscal year end and open trade equity is the value of all open futures and options position marked to the market using the closing settlement prices of the open futures and options contracts at September 30, 2001.

Revenue Recognition: Gross realized trading gains or losses are recognized on the trade date. Positions open at period end are marked to market using the closing settlement price at period end and are included in changes in open trade equity.

Subscriptions pending: Funds received from prospective members to the Pool are accounted for as subscriptions pending until the appropriate paperwork and verification procedures have been completed. Upon completion, subscriptions pending are transferred to members' equity.

Commission expenses: Until April 2001, commissions expenses included the fees charged per round turn by the Pool's clearing futures commission merchant. The total commission fee for a pool trade was capped at $30. In the event the Pool paid a commission fee in excess of $30, the excess is reimbursed to the Pool by the Pool's manager. Commencing May 1, 2001, the pool pays a fixed brokerage fee of 5.8% billed monthly. Of this total, approximately 1.8% is paid to the clearing broker at the time that trades are executed and cleared. The remainder (approximately 4%) is paid to the CPA as a "trail" commission.

Management fees: The Pool's Commodity Trading Advisor (CTA) charges a monthly management fee of .16667% of the Pool's net asset value for the administration of the Pool.

Incentive fees: The Pool's manager charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a monthly basis. Additionally, the Pool's Commodity Trading Advisor charges an incentive fee of 10% on the new net trading profits of the Pool, calculated on a monthly basis.

Currency conversion: The Pool applies Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Accordingly, the gains and losses on speculative trading transacted in a foreign currency are included in the statement of operations in total revenues or losses from trading. Gains or losses from currency conversion arise when gains or losses from trading transacted in a foreign currency are converted to U.S. dollars. These gains or losses are determined by the difference between the foreign currency rate in effect at the opening of the speculative transaction in a foreign currency and the repatriation of funds to U.S. dollars. Gains or losses arising from currency conversions are included in the statement of operations as other income and expense.

Income Taxes- The Pool has elected to be taxed as a partnership under the Internal Revenue Service Code. Accordingly, the individual members of the Pool report the Pool's taxable income. Note 2. Allocation of Net Income

The net income or loss of the Pool is allocated to the participants on a pro-rata monthly basis based upon each partner's weighted percentage ownership during the month.

Note 3. Litigation
The Company has no legal proceedings against it nor is aware of any pending. The Company is unaware of any unsatisfied judgments against it.

Note 4. Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

The Pool engages in speculative trading in exchange traded futures and options contracts that involve varying degrees of market and credit risk that exposes the Pool to risk of loss that may be in excess of the amounts presented in the balance sheet. Market risks may arise from unfavorable changes in interest rates, foreign exchange rates, or the market values of the instruments underlying the futures and options contracts. All contract positions are stated at fair value and those values are reflected in total revenue from trading in the statement of operations.

As of September 30, 2001, the fair value of the open contracts of the Pool is a gain of W$177,450. At September 30, 2001, the pool's cash margin requirement was approximately $950,000. The value of the pool's assets may have changed significantly by the date of this report due to changes in market prices for the contracts open at September 30, 2001.

The Pool is exposed to credit risk in the event of nonperformance by counter parties to financial instruments. The credit risk from counter party nonperformance associated with these financial instruments is the net unrealized gain, if any included in the statement of operations. The Pool seeks to mitigate credit risk by conducting transactions in designated exchange traded futures and options contracts. The Pool does not participate in "over the counter" trading in futures and option contracts. As opposed to "over the counter" trading, the counter party to all contracts is the clearing exchange and performance is guaranteed by the full membership of the exchange.

The Pool seeks to control market risk by monitoring all open positions for adverse changes in market price on a real time basis. The Pool places protective stop orders and, in some cases, defensive hedge positions in order to protect Pool assets.

Note 5. Other Concentration of Credit Risk

The Pool has a substantial portion of its assets on deposit with the clearing futures commission merchant. The Pool's assets are commingled with the assets of other unrelated entities with similar deposits at the clearing futures commission merchant. In the event of the insolvency of the clearing futures commission merchant, recovery of the Pool's assets may be limited to a pro rata share of available funds on deposit with the clearing futures commission merchant.

Note 6. Related Party Transactions

As part of its compensation, the Pool's manager receives a management and incentive fee for the administration of the Pool. During the period, the manager received total management and incentive fees of $80,605.

As part of its compensation, the Pool's manager receives a portion of the commissions charged to the Pool for trades transacted. During period, the Pool's manager received approximately $15,093 in commissions for trades transacted by the Pool.

Note 7. Redemptions

Members may redeem any part or all of their units in the pool upon written notice on or before the close of business of any calendar month. The redemption amount will be based upon the net asset value of the units of membership interest as calculated at the end of the month in which the redemption request is received. Redemptions may not be granted in the event the Pool does not have enough liquid assets to pay the redemption. Units that are redeemed within one year of subscription are charged a 4% early withdrawal fee.

Note 8. Net Asset Value per Unit

Net Asset Value per unit is calculated by dividing the Net Asset Value of the Pool at the end of the reporting period by the number of pool units outstanding at the end of the reporting period.

The Net Asset Value of the pool is equal to: Existing pool cash funds, plus any new additions of cash funds, plus or minus profits or losses from closed trades, plus or minus profits or losses from trades currently open, less commissions, less other transaction fees, plus or minus any gains or losses in the conversion of foreign currency, less management fees, less compensation to the CPO, less operating expenses, plus interest income and less withdrawals from client redemptions.

BRIAN DONAHUE, C.P.A
CERTIFIED PUBLIC ACCOUNTANT
27 Beach Road, Monmouth Beach, NJ  07750
Phone/fax:  732-229-7723



                          Independent Auditor's Report


The Shareholders
Pool Management Services, Inc.

I have audited the accompanying balance sheet of Pool Management Services, Inc. as of December 31, 2000 and the related statements of operations and changes in shareholders' equity, and cash flows for the fiscal year then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for my opinion.

In my opinion, financial statements referred to above present fairly, in all material respects, the financial position of Pool Management Services, Inc. as of December 31, 2000 and the results of operations, cash flows and changes in shareholders' equity for the fiscal year then ended in conformity with generally accepted accounting principles consistently applied.










Brian Donahue
Monmouth Beach, New Jersey
June 30, 2001

                         Pool Management Services Inc.
                                  Balance Sheet
                             As of December 31, 2000
(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)




ASSETS

  Current assets:
     Cash                                                               $6,179
     Investment in pool (at market)                                     36,435
     Commissions receivable                                            101,003
                                                                  -------------

         Total Current Assets                                          143,617

  Other assets:
     Advances to shareholders                                           12,100
                                                                  -------------

                                    Total Assets                      $155,717
                                                                  =============


LIABILITIES & SHAREHOLDERS' EQUITY

  Current liabilities:
     Incentive fees payable                                            $54,403
     Sales commissions payable                                           1,118
     Income taxes payable                                               20,396
                                                                  -------------

         Total Current Liabilities                                      75,917



  Shareholders' Equity:
     Common stock, $1 par value; authorized 1,000 shares,
       issued and outstanding, 200 at December 31, 2000                    200
     Additional paid in capital                                          1,226
     Retained earnings                                                  78,374
                                                                  -------------
         Total shareholders' equity                                     60,832
                                                                  -------------

                   Total Liabilities & Shareholders' Equity           $155,717
                                                                  =============


Please see the notes to the financial statements.

                          Pool Management Services Inc.
                             Statement of Operations

                      For the Year Ended December 31, 2000

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)




Management fee revenues                                             $138,913
Incentive fee revenues                                               270,881
Brokerage commissions revenues                                        41,554
                                                                -------------

  Total revenues                                                     451,348

Less cost of revenues:
   Incentive fee rebates                                            (193,200)
   Management fee rebates                                           (197,153)
   Commission rebates                                                (31,803)
                                                                -------------

Gross profit                                                          29,192

General administrative expenses:
   Officer management fees                                             7,400
   Registrations                                                       2,275
   Professional fees                                                  13,500
   Office administration                                               1,514
                                                                -------------

Total administrative expenses                                         24,689
                                                                -------------

Income from operations                                                 4,503

Other Income (expenses):
    Interest income                                                   77,035
    Interest expense                                                   (136)
    Consulting fee revenues                                            5,400
     Unrealized gain on investment                                    18,968
     -----------------------------
                                                                -------------

Net income before income tax provision                               105,770

Provision for income tax                                             (20,396)
                                                                -------------


Net income                                                           $85,374
                                                                =============



Please see the notes to the financial statements.

                          Pool Management Services Inc.
                             Statement of Cash Flows

                      For the Year Ended December 31, 2000

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)




Operating Activities:
     Net income                                                       $85,374
                                                                      -------

Adjustments to net income not requiring cash:
      Unrealized gain on investment                                   (18,968)
Changes in other operating assets
and liabilities:
     Commissions receivable                                          (101,003)
     Incentive fees payable                                            54,403
     Sales commissions payable                                         (4,507)
     Income taxes payable                                              19,448
                                                                  ------------

Net cash provided by operations                                        34,747

Investing Activities:
     Investment in pool                                                (9,422)
                                                                  ------------

Net cash used by investing activities                                  (9,422)

Financing Activities:
     Advance to shareholders                                          (12,100)
     Paid loan from shareholder                                       (11,328)
                                                                  ------------

Net cash provided by financing activities                             (23,428)
                                                                  ------------

Net increase in cash during fiscal year                                 1,897

Cash balance at the beginning of fiscal year                            4,282
                                                                  ------------

Cash balance at the end of fiscal year                                 $6,179
                                                                  ============


Supplemental disclosures of cash flow information:
     Interest paid during the fiscal year                                $136
     Income taxes paid during the fiscal year                              $0




Please see the notes to the financial statements.

                          Pool Management Services Inc.
                   Statement of Changes in Shareholder Equity
                      For the Year Ended December 31, 2000


                                            Common              Par Value      Paid in         Retained
                                            Shares              Amount         Capital         Earnings         Total

Balance at January 1, 2000                       200                $200            $1,226        ($7,000)        ($5,574)

Net income for fiscal year 2000                                                                    85,374          85,374
                                          -----------          ----------   ---------------  -------------   -------------
Balance at December 31, 2000                     200                $200            $1,226        $78,374         $79,800
                                          ===========          ==========   ===============  =============   =============

























Please see the notes to the financial statements.

Pool Management Services Inc.

Notes to the Financial Statements

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)


Note 1: Organization and Significant Accounting Policies

Pool Management Services, Inc. (the Company) was incorporated in August 1998 as Vantage Capital Management, Inc. in the state of New York. In September 1998, the Company changed its name to Day Traders Club, Inc. In February 2001, the Company changed its name to Pool Management Services Inc. In June 2000, the Company dissolved its incorporation in the state of New York and incorporated in the state of Oklahoma.

The Company is a registered commodity pool operator (CPO) with the Commodity Futures Trading Commission and the National Futures Association. The Company sells units in various pools for investment and, in addition, manages the administration of various pools.

Revenue Recognition- The Company recognizes revenue from management, incentive, and brokerage fees when these services have been provided to the various pools it manages. Management fees are fees received for the administration of pools and are based upon the size of the pool, generally 2% of the pool's net asset value per annum. Incentive fees are based upon futures and options trading profits earned by the pools, generally 20% of new net profits. Commission fees are based upon the volume of trades transacted by the pool.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.


Cash and cash equivalents- Cash equivalents include highly liquid short-term investments with an original maturity of three months or less.


Investment in Pool- represents units of ownership in the Hanseatic Discretionary Pool, L.L.C., a pool that is administered by the Company. The investment in the pool is recorded using the equity method of accounting for investments. The net income or loss of the pool is allocated to the participants on a pro-rata monthly basis based upon each partner's and subscriber's weighted percentage ownership during the month. The underlying value of positions open are allocated to pool participants and subscribers pending on a pro-rata weighted average percentage ownership during the month.


Incentive fees Payable: The Company recognizes incentive fees payable as they become due. Incentive fees are payments made to the commodity trading advisor
(CTA) of the pool that is administered by the Company. Incentive fees are based upon futures and options trading profit earned by the pool and are generally 20% of new net profits.

Income Taxes- The Company accounts for income taxes under the accrual method established by Statement of Financial Accounting Standards (SFAS) No. 109), Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected futures tax consequences and events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted rates for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Recent accounting  pronouncements-  Statement of Financial  Accounting Standards
(SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued in June 1998 and is effective for fiscal quarters beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities and requires that entities recognize derivative instruments as either assets or liabilities in the statement of financial position and measure these instruments at fair value. Management has concluded that the adoptions of SFAS No. 133 will not have a material impact on the financial position of the Company or its results of operations.

Note 2: Fair Values of Financial Instruments

The  carrying  amounts  of  cash,  commissions  receivables,   pool  investment,
incentive fees payable, and other obligations reported in the statement of financial position are estimated by management to approximate fair value.

Note 3: Commitments and Contingencies

The Company is not committed to any operating lease agreements for office space or any capital lease agreements for equipment.

Note 4: Concentration of Credit Risk

The Company has a substantial portion of its assets invested in the Hanseatic Discretionary Pool, LLC. The value of this investment is $36,435 at December 31, 2000 and is not insured. This investment is commingled with the investments of the other members of the pool. In the event of substantial losses incurred by the pool, the Company could be required to deposit additional funds to the pool that may be in excess of the Company's total assets. See Note 5 for further discussion.

During the year ended December 31, 2000, one pool accounted for approximately 77% of gross revenues earned. A termination of this relationship could have a material adverse effect on the Company's business operations.

Note 5: Off Balance Sheet Risk

The Company holds an investment in a pool that speculates in futures and options transactions. Such activity exposes the Company to significant off balance sheet risks.

The value of the Company's investment in the pool is dependent on the closing settlement prices of the futures and options position's held by the pool at December 31, 2000. The value of this investment may have substantially changed by the date of this report. This exposure could result in a material adverse effect upon the financial position of the Company.

Trading in exchange traded futures and options contracts which exposes the Company to risk of loss that may be in excess of the amounts presented in the balance sheet.

As opposed to "over the counter trading", exchange traded futures and options contracts are transacted by various entities through a central exchange designated by the Commodity Futures Trading Commission whereas the designated exchange is the counter-party to all trades transacted on that particular exchange. The performance of the central exchange is guaranteed by the combined membership of that particular exchange. Hence the credit risk associated with trades transacted in exchange traded futures and options contracts are effectively eliminated.

As of December 31, 2000, the pro rata face value of the open contracts of the Company is approximately $168,000 with a cash requirement of approximately $14,000.

Note 6: Litigation

The Company has no legal proceedings against it nor is aware of any pending. The Company is unaware of any unsatisfied judgments against it.

Note 7: Income taxes

         Provision for income taxes is comprised of the following for the year ended December 31, 2000 :


         Net income before provision for income taxes             $86,802
                                                           ===============


         Current tax expense:

         Federal                                                  $15,574
         State                                                      4,822
                                                           ---------------

         Total                                                    $20,396
                                                           ---------------


         Provision for income taxes                               $20,396
                                                           ===============


         A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:


         Statutory U.S. federal rate                                 34%
         Statutory state and local taxes                              6%
         Loss carry-forward                                          -8%
         Other                                                       -5%
                                                          ---------------

         Effective rate                                              27%
                                                          ===============


Note 8: Related Party Transactions

The operating expenses of the Company are paid by companies owned by the shareholders. The Company pays a monthly management fee to these entities equal to the operating expenses of the Company. During fiscal year ended December 31, 2000, the Company paid approximately $158,000 in management fees.

The Company pays a trailer commission to a company owned by a shareholder based upon the amount of commission income earned by the Company. During fiscal year ended December 31, 2000, the Company paid approximately $7,000 to this shareholder.

During  fiscal  year  ended  December  31,  2000,   the  Company   advanced  the
shareholders $12,100 at no stated interest.

Note 9: Subsequent Event

In March 2001, the Company acquired a $35,000 line of credit with a bank. The interest rate on the line of credit is the prime interest rate plus 3.50%, adjusted daily.

                          Pool Management Services Inc.
                             Unaudited Balance Sheet
                 As of September 30, 2001 and December 31, 2000

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)




ASSETS
                                                         30-Sep-01    31-Dec-00
  Current assets:
     Cash                                                   $2,459       $6,179
     Investment in pool                                     50,902       36,435
     Commissions receivable                                 29,958      101,003
                                                        -----------  -----------
         Total Current Assets                               82,619      143,617

  Other assets:
     Advances to shareholders                                7,950       12,100
                                                        -----------  -----------
         Total Assets                                      $90,569     $155,717
                                                        ===========  ===========

LIABILITIES & SHAREHOLDERS' EQUITY

  Current liabilities:
     Incentive fees payable                                 $8,840      $54,403
     Sales commissions payable                                 330        1,118
     Loan payable to bank                                   30,624            0
     Income taxes payable                                        0       20,396
                                                        -----------  -----------
         Total Current Liabilities                          39,794       75,917

  Shareholders' Equity:
     Common stock, $1 par value; authorized 1,000
       shares, issued and outstanding, 200 at
       December 31, 2000 and Sept. 30, 2001                    200          200
     Additional paid in capital                              1,226        1,226
     Retained earnings                                      49,349       78,374
                                                        -----------  -----------
         Total shareholders' equity                         50,775       79,800
                                                        -----------  -----------
         Total Liabilities & Shareholders' Equity          $90,569     $155,717
                                                        ===========  ===========




Please see the notes to the financial statements.

                          Pool Management Services Inc.
                        Unaudited Statement of Operations

           For the Nine Months Ended Sept. 30, 2001 and Sept. 30, 2000

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)



                                                Nine Months       Nine Months            Three months    Three months
                                                 30-Sep-01         30-Sep-00              30-Sept-01       30-Sep-00
Management fee revenues                               $92,995          $30,490                $12,390            $5,134
Incentive fee revenues                                218,738          216,837                      0            42,162
Brokerage commissions revenues                         41,293           29,941                 26,200            16,593
                                               ---------------   --------------          -------------   ---------------
  Total revenues                                      353,026          277,268                 38,590            63,889

Less cost of revenues:
   Incentive fee rebates                             (113,090)        (109,813)                     0           (22,658)
   Management fee rebates                            (290,666)        (146,995)               (47,324)          (47,780)
   Commission rebates                                  (9,476)         (26,586)                (3,947)           (2,585)
                                               ---------------   --------------          -------------   ---------------
Gross income (loss)                                   (60,206)          (6,126)               (12,681)           (9,134)

Selling and administrative expenses:
   Professional fees                                   38,698           13,500                  8,560                 0
   Office administration                               10,321           10,785                  9,072             9,752
                                               ---------------   --------------          -------------   ---------------
Total selling and administrative expenses              49,019           24,285                 17,632             9,752
                                               ---------------   --------------          -------------   ---------------
Income (loss) from operations                        (109,225)         (30,411)               (30,313)          (18,886)

Other Income (expenses):
    Interest income                                    84,706           46,099                  1,009            25,244
    Interest expense                                     (974)            (137)                  (496)              (88)
    Unrealized gain on investment                      (3,532)          10,493                 (7,777)           10,493
                                               ---------------   --------------          -------------   ---------------
Net income (loss) before income taxes                 (29,025)          26,044                (37,577)           16,763
provision

Provision for income tax                                    0                0                      0                 0
                                               ---------------   --------------          -------------   ---------------

Net income (loss)                                    ($29,025)         $26,044               ($37,577)          $16,763
                                               ===============   ==============          =============   ===============



  Please see the notes to the financial statements.

                          Pool Management Services Inc.
                        Unaudited Statement of Cash Flows

           For the Nine Months Ended Sept. 30, 2001 and Sept. 30, 2000

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)

                                                                                         30-Sep-01      30-Sep-00
  Operating Activities:
       Net income                                                                          ($29,025)       $26,044
  Adjustments to reconcile net income not requiring cash
       Unrealized gain on investment                                                          3,532        (10,493)

  Changes in other operating assets and liabilities:
       Commissions receivable                                                                71,745              0
       Incentive fees payable                                                               (45,563)        (5,625)
       Sales commissions payable                                                               (788)          (908)
       Income taxes payable                                                                 (20,396)       (11,328)
                                                                                        ------------   ------------

  Net cash provided by operations                                                           (20,495)        (2,310)

  Investing Activities:
       Investment in pool                                                                   (17,999)        (2,422)
                                                                                        ------------   ------------

  Net cash (used) provided by investing activities                                          (17,999)        (2,422)

  Financing Activities:
       Advances paid from shareholders                                                        4,150              0
       Capital contributed                                                                        0          3,050
       Borrowing from bank                                                                   30,624              0
                                                                                        ------------   ------------

  Net cash provided by financing activities                                                  34,774          3,050
                                                                                        ------------   ------------

  Net increase (decrease) in cash during fiscal year                                         (3,720)        (1,682)

  Cash balance at beginning of fiscal year                                                    6,179          4,282
                                                                                        ------------   ------------

  Cash balance at end of the period                                                          $2,459         $2,600
                                                                                        ============   ============

  Supplemental disclosures of cash flow information:
       Interest paid during the fiscal year                                                    $384             $0
       Income taxes paid during the fiscal year                                             $12,162           $980


  Please see the notes to the financial statements.

                          Pool Management Services Inc.
              Unaudited Statement of Changes in Shareholder Equity
                    For the Nine Months Ended Sept. 30, 2001

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)

                                                      Common       Common        Paid in          Retained
                                                      Shares       Amount        Capital          Earnings           Total

Balance at January 1, 2001                                200         $200             $1,226         $78,374          $79,800

Net income for fiscal year 2001                                                                       (29,025)         (29,025)
                                                   -----------  -----------    ---------------   -------------   --------------
Balance at Sept. 30, 2001                                  200         $200             $1,226        $49,349          $50,755
                                                   ===========  ===========    ===============   =============   ==============



Please see the notes to the financial statements.



Pool Management Services Inc.

Notes to the Financial Statements (Unaudited)

(The Purchaser of Units in the Hanseatic Discretionary Pool, L.L.C. will not receive an interest in Pool Management Services Inc.)


Note 1: Organization and Significant Accounting Policies

Pool Management Services, Inc. (the Company) was incorporated in August 1998 as Vantage Capital Management, Inc. in the state of New York. In September 1998, the Company changed its name to Day Traders Club, Inc. In February 2001, the Company changed its name to Pool Management Services Inc. In June 2000, the Company dissolved its incorporation in the state of New York and incorporated in the state of Oklahoma.

The Company is a registered commodity pool operator (CPO) with the Commodity Futures Trading Commission and the National Futures Association. The Company sells units in various pools for investment and, in addition, manages the administration of various pools.

Revenue Recognition- The Company recognizes revenue from management, incentive, and brokerage fees when these services have been provided to the various pools it manages. Management fees are fees received for the administration of pools and are based upon the size of the pool, generally 2% of the pool's net asset value per annum. Incentive fees are based upon futures and options trading profits earned by the pools, generally 20% of new net profits. Commission fees are based upon the volume of trades transacted by the pool.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include. Actual results may differ from these estimates.
Cash and cash equivalents- Cash equivalents include highly liquid short-term investments with an original maturity of three months or less.

Investment in Pool- represents units of ownership in the Hanseatic Discretionary Pool, L.L.C., a pool that is administered by the Company. The investment in the Pool is recorded using the equity method of accounting for investments. The net income or loss of the pool is allocated to the participant on a pro-rata monthly basis based upon each partner's and subscriber's weighted percentage ownership during the month. The underlying value of positions open are allocated to pool participant and subscribers pending on a pro-rata weighted average percentage ownership during the month. At September 30, 2001, the market value of the investment in pool is $50,902.

Incentive fees Payable: The Company recognizes incentive fees payable as they become due. Incentive fees are payments made to the commodity trading advisor
(CTA) of the pool that is administered by the Company. Incentive fees are based upon futures and options trading profit earned by the pool and are generally 20% of new net profits.

Income Taxes- The Company accounts for income taxes under the accrual method established by Statement of Financial Accounting Standards (SFAS) No. 109), Accounting for Income Taxes. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected futures tax consequences and events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted rates for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Note 2: Concentration of Credit Risk

The Company has a substantial portion of its assets invested in the Hanseatic Discretionary Pool, LLC. The value of this investment is $50,902 at September 30, 2001 and is not insured. This investment is commingled with the investments of the other members of the pool. In the event of substantial losses incurred by the pool, the Company could be required to deposit additional funds to the pool that may be in excess the Company's total assets. See Note 3 for further discussion.


Note 3: Off Balance Sheet Risk

The Company holds an investment in a pool that speculates in futures and options transactions. Such activity exposes the Company to significant off balance sheet risks that cannot be quantified as of the date of these financial statements. The value of the Company's investment in the pool is dependent on the closing settlement prices of the futures and options position's held by the pool September 30, 2001. The value of this investment may have substantially changed by the date of this report. This exposure could result in a material adverse effect upon the financial position of the Company.

Note 4: Letter of Credit

In March 2001, the Company acquired an unsecured line of credit with a bank. The availability of the line is $30,624 and the interest rate on the line of credit is the prime interest rate plus 3.50%, adjusted daily. The Company had borrowed $10,000 against this line of credit at September 30, 2001.

 APPENDIX I

Commodity Terms And Definitions

Knowledge of various terms and concepts relating to trading in futures, options on futures and forward contracts and this offering are necessary for a potential investor to understand the risks of investment in the Pool. This glossary is provided as a convenience.

1256 Contract.   See Taxation - Section 1256 Contract.

Associated Persons. The persons registered under the Commodity Exchange Act with a futures commission merchant, a selling agent, the Commodity Pool Operator, the Commodity Trading Advisor or an introducing broker who are eligible to service the Pool, the members and to receive trailing commissions.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Capital means cash invested in the Pool by any member and placed at risk for the business of the Pool.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and oversee futures trading under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on
U. S. exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which, among other things, provides the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). Pool Management Services, Inc., (member manager), 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159, telephone:
405.691.2793. A person or entity that raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, and uses that capital to trade futures or options on futures contracts.

Commodity Trading Advisor (CTA). Hanseatic Corporation, 5600 Wyoming N.E., Suite 220, Albuquerque, New Mexico 87109. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. The firm that will be responsible for the analysis and placement of trades for the pool.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Exchange for Physicals (EFP). EFP is a practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return provided by the Pool which identifies the amount of investment in the Pool, the gains and losses for the tax year, and the amount of such gains and losses reportable by Manager's tax returns.

Futures Commission Merchant (FCM). The person or firm that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission.

                                  Appendix - 1

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of an futures commission merchant.

National Association of Securities Dealers, Inc. (NASD). National Association of Securities Dealers, Inc., the self regulatory organization responsible for the legal and fair operation of broker/dealers, such as selling agents.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Pool (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Net Unit Value. The net assets of the pool divided by the total number of Units outstanding.

Net Gains.   The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

Offering Expenses. The Manager will pay for expenses of the offering related to preparation and effectiveness of this prospectus. These expenses include the Securities and Exchange Commission registration fee of $5,000, the National Association of Securities Dealers filing fee of $2,500, estimated legal fees of $72,500, estimated accounting fees of $15,000, estimated Blue Sky expenses of $20,000, estimated printing costs of $25,000, and estimated miscellaneous expenses of $5,000.

Option Contract. An option contract gives the purchaser the right (but not the obligation) to buy (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Commodity Pool or Pool. Hanseatic Discretionary Pool, L.L.C., 9925 South Pennsylvania, Suite 110, Oklahoma City, OK 73159, telephone: 405.691.2793.

Position Limits. The Commodity Futures Trading Commission has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called position limits.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Redemption. The right of a Member to sell back the Units to the Pool at the then net unit value.

                                  Appendix - 2

Scale in Positions. The commodity trading advisor selected by the Manager presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the Pool and other accounts under management will be too large too be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option. The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is market-to-market to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.   See Commodity Trading Advisor.

Trailing Commissions. The share of the management compensation which may be paid to the individual associated persons who work for the broker/dealers or selling agents who have sold Units to the members and are providing services to the members or the Manager.

Taking Positions Ahead of the Pool. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the ownership of membership interests in the Pool.

Unrealized Profit Or Loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.


                                  Appendix - 3

STATE REGULATORY GLOSSARY

The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the Manager has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Pool.

Administrator - The official or agency administering the security laws of a state. This will usually be the State of domicile of the Pool or the domicile of the broker or brokerage firm acting as a selling agent which makes the offer or the residence of the potential investor.

Advisor - Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to commodity trading advisors and, when it provides such advice, to the Manager.

Affiliate - An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person;
(d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Messrs. Simcha Bluth and Randolph Shell are the sole shareholders and principals of the Manager.

Capital Contributions - The total investment in a Program by a Participant or by
all  Participants,   as  the  case  may  be.  The  purchase  price,  less  sales commissions, if any, for the Units.

Commodity Broker - Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account (Futures Commission Merchant or Introducing Broker).

Commodity Contract - A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet - A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review the prospectus.

Net Assets - The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest - The Net Assets divided by the number of Program Interests outstanding.

Net Worth - The excess of total assets over total  liabilities are determined by
generally  accepted  accounting  principles.   Net  Worth  shall  be  determined
exclusive of home, home furnishings and automobiles.

New Trading Profits - The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account.

Organizational and Offering Expenses - All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

                                  Appendix - 4

Participant - The holder of a Program Interest. A member of the Pool.

Person - Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee - Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid from the fixed commissions charged to the Pool.

Program - A limited partnership, joint venture, corporation, trust or other entity (such as a limited liability company) formed and operated for the purpose of investing in Commodity Contracts (the Pool).

Program Broker - A Commodity Broker that effects trades in Commodity Contracts for the account of a Program (Futures Commission Merchant or Introducing Broker).

Program Interest - A limited partnership interest or membership interest or other security representing ownership in a program. The Units in the Pool. See Exhibit A, the Operating Agreement.

Pyramiding - A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor - Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term Sponsor shall be deemed to include its Affiliates.

Valuation Date - The date as of which the Net Assets of the Program are determined. For the Pool, this will be after the close of business on the last business day of each month.

Valuation Period - A regular period of time between Valuation Dates. For the Pool, this will be the close of business for each calendar month and each calendar year.


                                  Appendix - 5

                                    Exhibit A

                      HANSEATIC DISCRETIONARY POOL, L.L.C.
                      an Oklahoma Limited Liability Company

                               OPERATING AGREEMENT


         THIS OPERATING AGREEMENT is made and entered into as of the 17th day of April, 2001, by and among Pool Management Services, Inc., an Oklahoma corporation (the "Manager") and each other party who shall execute this Agreement, whether in counterpart, by separate instrument or otherwise, as members (collectively "Members".)

                                    RECITALS:

         WHEREAS, the Company was formed as an Oklahoma limited liability company by the filing of the Articles of Organization by the Manager and Initial Member;

         NOW THEREFORE, the parties hereto agree as follows:

1.       Certain Defined Terms

          (a) "Disclosure Document": The Disclosure Document relating to the Offering.

          (b) "Manager": Pool Management Services, Inc.

          (c) "Member": Any bona fide purchaser of Units for value who has been accepted by the Manager, as provided in Paragraph ------ 6 hereof, as a Member.

          (d) "Management Fee Net Asset Value": The Pool's net asset value as of the end of each month (without deduction for the management fee then being calculated or for any fees, including incentive fees or payables then accrued or payable, to the Manager) increased by the amount of distributions or redemptions from the Pool in the month for which the management fee is being calculated.

          (e) "Net Asset Value": The Pool's total assets less total liabilities, determined according to the following principles, and where no principle governs, then on the basis of generally accepted accounting principles, consistently applied:

                (1) Net Asset Value shall include any unrealized profit or loss on open commodity positions (including forward contracts and options on futures contracts).

                (2) All open commodity positions shall be valued at their then market value which means the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the Clearing Broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract shall be valued at the nominal settlement price as determined by the exchange.

                (3) Brokerage commissions on open positions shall be accrued one-half (on a round-turn basis) as a liability of the Pool in the month in which such positions are initiated and one-half in the month in which such positions are closed. Incentive allocations payable to the Manager on New Appreciation, as defined herein, shall be accrued monthly for purposes of calculating net asset value only.

          (f) "Net Asset Value per Unit": Net asset value per Unit means the net asset value of the Pool's Account divided by the number of units of membership (including Manager Member) interests then outstanding.

          (g) "New Appreciation": New Appreciation (for the purpose of calculating the monthly incentive allocation to be paid to the Manager) means the excess (if any) of (a) the Pool's net asset value as of the end of the month, not reduced by the current incentive allocation then being calculated or management fees over (b) the highest value of the Pool's net asset value as of the close of business on the last business day of any previous calendar month (or the commencement of trading if higher), after reduction for incentive allocations, paid or payable as of such date. New Appreciation is adjusted for redemptions and distributions since the previous month-end as of which New Appreciation existed (or the commencement of trading, as the case may be).

          (h) "Disclosure Document": The offering of Units in the Pool described in the Disclosure Document to which a copy of this Agreement is attached as an exhibit.

          (i)  "Pool":   Hanseatic   Discretionary  Pool,  L.L.C.,  the  limited
     liability company created by this Agreement.


          (j) "Unit(s)": Membership interests in the Pool, as more fully explained in Paragraph 6(b) of this Agreement and, in addition (where the context so requires), the Manager's interests in the Pool on a Unit-equivalent basis.

          (k) "Undefined Terms": Certain terms not defined herein are used with the respective meanings set forth in the

                                Exhibit -- A-1

2.      Formation and Name.

        The parties hereby form a limited liability company under the laws of the state of Oklahoma. The name of the limited liability company is Hanseatic Discretionary Pool, L.L.C. The Manager may, without the approval of the Members, change the name of the Pool. The Manager shall execute and file Articles of Organization in accordance with the provisions of the Act and execute, file and record those amendments and other documents as are or become necessary or advisable in connection with the operation of the Pool, as it determines. Each Member undertakes to furnish to the Manager, if the Manager so requests, a power of attorney which may be filed in such jurisdictions as the Manager may deem appropriate with the Articles of Organization and any amendments and any additional information as is required from the Manager to complete any documents, including Articles of Organization, amendments and assumed name certificates, and to execute and cooperate in the filing, recording and publishing of those documents at the request of the Manager. The Manager shall not be required to deliver Articles of Organization to each Member.

3.      Principal Office.

        The address of the principal office of the Pool shall be 9925 S. Pennsylvania, Suite 110, Oklahoma City, Oklahoma, 73159, or such other place as the Manager may designate from time to time.

4.      Business.

     The Pool  will  invest  in  speculative  transactions  involving  commodity interests,  which  include  commodity  futures and forward  contracts  and other interests in commodities (including without limitation option contracts on futures, and cash commodities and foreign currencies). The objective of the Pool's business is appreciation of its assets through trading in such instruments.

5.      Term, Special Redemption, Dissolution and Fiscal Year.

        (a) Term. The term of the Pool shall end upon the first to occur of the following: (1) June 30, 2100; (2) receipt by the Manager of an election to dissolve the Pool at a specified time by all Members, notice of which is sent by registered mail to the Manager not less than 90 days prior to the effective date of dissolution; (3) withdrawal, insolvency, bankruptcy, legal disability or dissolution of the Manager (unless the Pool is continued pursuant to Paragraph 19(c)); (4) termination of the Pool pursuant to Paragraphs 13 or 16; (5) any event which shall make it unlawful for the existence of the Pool to be continued or which requires termination of the Pool.

        (b) Special Redemption. As of the close of business of the last day of any month, should there be a decline in the net asset value per Unit to less than 62.5% of the initial net asset value per Unit on the date the Pool commenced trading operations the following will occur: (i) trading in the Pool will be suspended and all open positions will be closed; (ii) the CTA will be removed as the Major Trading Advisor for the Pool; (iii) with the exception of the CPO, the capital accounts of all existing Pool Members will be redeemed (following the procedures for redemption defined in this document); (iv) following the redemption of Pool Member accounts, the CPO may, at its discretion, name another CTA as the Pool's Major Trading Advisor and new subscriptions may be accepted into the Pool.

        (c) Dissolution. Upon the occurrence of an event causing the dissolution of the Pool, the Pool shall be dissolved and terminated. Upon dissolution, the Pool will conduct no further business, but will engage only in such activities as are necessary for the winding up of its affairs and the distribution of its assets. Upon dissolution, the Pool's open positions will be closed out in an orderly manner. Dissolution, payment of creditors and of expenses incurred in the liquidation of the Pool and distribution of the Pool assets shall be effected as soon as practicable in accordance with the Act, and the Manager and Members (and any assignees) shall share in the assets of the Pool, if any, pro-rata in accordance with their respective capital account balances, less any amount owing by such parties (or their respective assignees) to the Pool.

        (d) Fiscal Year. The fiscal year of the Pool shall begin on January 1 of each year and end on December 31; provided, however, that the first fiscal year of the Pool shall commence on the date its Articles of Organization is filed with the Secretary of State of Oklahoma and shall end on December 31 of such year.

6.      Capital Contributions; Units of Limited Liability Company Interest.

        (a) Capital Contributions. The Manager has contributed $1,000 in cash to the capital of the Pool in order to form the Pool. Upon the admission of Members to the Pool, the Manager shall maintain an aggregate investment in the Pool equal to at least the lesser of $50,000 or 1% of the positive capital account balances of all the Members. As long as it is a Manager of the Pool, the Manager will maintain this required minimum investment. The Manager may withdraw any interest it may have as a manager in excess of this requirement and may redeem any portion of its interest as of the then current month-end on the same terms as any Member, provided that no reduction will reduce the Manager's interest below the minimum required contribution to the Pool as described above.

        (b) Units of Membership Interest. The Manager has contributed $1,000 in cash to the capital of the Pool in order to form the Pool. Interests in the Pool shall be Units of Limited Liability Company Interests ("Units" or, individually, a "Unit"). Fractional Units shall be rounded to the nearest ten-thousandth of a Unit for all purposes of this Agreement. The Manager shall, on behalf of the Pool and in accordance with the Disclosure Document of the Pool, issue and sell Units to other qualified persons (including the Manager and their shareholders, directors, officers and employees) pursuant to the Offering. The Manager and its affiliates may purchase additional Units.

        The Units are being sold pursuant to the Disclosure Document. The Manager may in the future offer additional Units for sale, and may offer other classes of Units having different terms and maturity dates.

        Each person who subscribes for Units ("Subscriber") shall become a Member in the Pool at such time as he has: (i) subscribed and had his subscription accepted by the Manager for at least the minimum investment; (ii) contributed to the capital of the Pool for each Unit for which he has subscribed; and (iii) become a party to this Agreement by executing and delivering to the Manager such documents as the Manager shall require. Upon the acceptance of a Member, the Initial Member shall withdraw from the Pool and his initial capital contribution shall be refunded. All proceeds from subscriptions shall then be available for the trading activities of the Pool and for such other proper Pool purposes as the Manager shall determine. The Manager may in its sole discretion, terminate the offering of Units at any time.

                                Exhibit -- A-2

        All Units are subscribed for upon receipt by the Manager of the Subscriber's completed and properly executed Subscription Agreement and Power of Attorney (in the form attached to the Disclosure Document as Exhibit B) and a check or draft or other good funds of the Subscriber in the full amount of the Subscriber's subscription; provided however, no Unit(s) will be issued to a Subscriber until collection in full of the funds represented by the check or draft. Notwithstanding anything contained in this Agreement to the contrary, the Manager, in its discretion, may reject any subscription for Units in whole or in part. Each Subscriber agrees to reimburse the Pool for any expenses or losses incurred in connection with any cancellation of Units issued to him.

7.      Power of Manager in Connection with the Offering.

        The Manager shall have sole and complete discretion to determine the terms and conditions of the Offering, and the Manager is authorized and directed to do, or cause to be done, all things which it deems necessary, desirable or appropriate in connection therewith, including, but not limited to, the execution and filing of all such documents as may be necessary to comply with the Securities Act of 1933, as amended, and all rules issued thereunder and to qualify Units for sale under the securities laws of any of the States of the United States.
8.      Allocation of Profits and Losses.

        (a) Maintenance of Capital Accounts. The Pool shall maintain a capital account for each Member which shall consist of such Member's initial capital contributions increased by (i) additional capital contributions, and (ii) such Member's share of profits allocated pursuant to this Paragraph 8, and decreased by (iii) distributions to each such Member, and (iv) his share of losses allocated pursuant to this Paragraph 8. The foregoing provision is intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith.

        (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Pool's income and expense and capital gain or loss from trading shall be allocated to the Manager in an amount equal to the greater of the Manager's percentage interest in the Pool as determined by its contribution to the Pool or 1% and the balance shall be allocated to the Members as a class. The profit and loss so allocated to the Members shall be allocated among them pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro-rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss realized and recognized by the Pool.

               (1) Items of ordinary income, such as expense, such as fees, commissions and administrative expenses, shall be allocated pro-rata among the Members based on their respective capital accounts as of the end of each month in which the items of ordinary income and expense accrue.

               (2) Capital gain or loss from the Pool trading activities shall be allocated as follows:

                         (A) Each capital account shall be increased by the amount of income allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (4) below.

                         (B) Each capital account shall be decreased by the amount of expense or loss allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (6) below and by the amount of any distribution received by the Member or his assignee with respect to the Unit, other than on redemption of Units.

                         (C)  When a  Unit  is  redeemed,  the  capital  account
        maintained  for  such  redeeming   Member  shall  be  decreased  by  the
        redemption amount.

               (3) Capital gain shall be allocated first to each Member who has redeemed a Unit during the fiscal year up to any excess of the amount received upon redemption of the Unit over the amount in his capital account attributable to the redeemed Unit.

               (4) Capital gain remaining  after the allocation in  subparagraph
          (3) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

               (5) Capital loss shall be allocated first to each Member who has redeemed a Unit during a fiscal year up to any excess of the amount in his capital account attributable to the redeemed Unit over the amount received upon redemption of the Unit.

               (6) Capital loss remaining  after the allocation in  subparagraph
          (5) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

               (7) Any gain or loss required to be taken into account in accordance with Section 1256 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be considered a realized capital gain or loss for purposes of this Paragraph 8(b). The allocations of capital gain described above shall be pro-rata between short and long-term capital gain.

               (8) The tax allocations prescribed by this Paragraph 8(b) shall be made to each holder of a Unit, whether or not the holder is a substituted Member.

               (9) The foregoing provisions are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation.

        (c) Qualified Income Offset. Notwithstanding any other provision in this Agreement, in the event at the end of any Pool taxable year any Member's capital account is adjusted for, or such Member is allocated, or there is distributed to such Member any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected to occur at the end of such year, and such treatment creates a deficit balance in such Member's account, then without regard to any other provision of this Agreement, such Member shall be allocated all items of income and gain of the Pool for such year and for all subsequent taxable years of the Pool until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Member in any Pool taxable year, all items of income and gain of the Pool for such taxable year and all subsequent years shall be allocated among all such Members in proportion to their respective deficit capital account balances until such deficit balances have been eliminated.

                                Exhibit -- A-3

        (d) Code Section 754 Election. In case of a transfer (as defined in Paragraph 13(a)) of all or part of any Member's interest in the Pool, the Manager may but shall not be required to elect, in a timely manner, pursuant to
Section 754 of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to corresponding provisions of the applicable state and local tax laws, to adjust the basis of the assets of the Pool pursuant to Sections 734 and 743 of the Code.

        (e) Expenses. The Manager shall advance all organizational and offering expenses. The Pool shall bear all of its operating liabilities, costs and expenses. Appropriate reserves may be created, accrued and charged against net asset value for contingent liabilities, if any, as of the date any contingent liability becomes known to the Manager. Any reserves shall reduce the net asset value per Unit for all purposes, including redemption.

        (f) Limited Liability of Members. Each Unit, when purchased in accordance with this Agreement, shall be fully paid and non-assessable. Any provisions of this Agreement to the contrary notwithstanding, no Member shall be liable for Pool obligations in excess of the capital contributed by him plus his share of profits remaining in the Pool, if any, and any other amounts he may be liable for pursuant to the Act.

        (g) Return of Members' Capital Contributions. Except to the extent that a Member shall have the right to withdraw capital in accordance with the terms of this Agreement, no Member shall have any right to demand the return of his Capital Contribution or any profits added thereto, except upon dissolution and termination of the Pool. In no event shall a Member be entitled to demand or receive property other than cash.

9.      Compensation to the Manager.

The Manager shall receive as compensation the following: (a) a trail commission in the amount of 4% per annum of the month-end net assets, payable on or before the 15th day of the immediately succeeding calendar moth, and (b) an incentive fee allocation in the amount of 10% of the increase of the Net Asset Value for each calendar quarter, payable on or before the 30th day of the end of a calendar quarter.

10.     Management of the Pool.

        The Manager, to the exclusion of all Members, shall determine the policies of and conduct the business of the Pool. The Manager shall take such actions and enter into such contracts and agreements on behalf of the Pool as it deems necessary, including, among other things, but not limited to, the prosecution, defense and settlement of any claim, lawsuit or arbitration in which the Pool is involved, the power to enter into contracts with third parties for trading advisory services and brokerage services (which brokerage services may be performed by entities affiliated with the Manager at rates that may exceed the lowest rates which might otherwise be available to the Pool) and with respect to:

     a. Retaining or replacing any futures commission merchant or introducing broker to act as the Pool's broker, and materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

     b. Appointing any person, including any person affiliated with the Manager, to act as a clearing broker, introducing broker, or otherwise to act on behalf of the Pool in connection with its transactions in commodity interests;

     c. Settling claims against the Pool;

     d. Retaining attorneys, accountants and management consultants to assist in the organization and operation of the Pool.

         No Member shall be entitled to any salary, draw or other compensation from the Pool on account of his investment in the Pool. The Manager shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions of this Agreement), shall execute various documents on behalf of the Pool and the Members pursuant to powers of attorney and shall supervise the liquidation of the Pool if any event causing termination of the Pool occurs. In the event the Manager has been removed or becomes insolvent or bankrupt, the majority in interest of the Members may propose and approve of, by a majority vote, a representative to supervise the liquidation of the Pool. In order to facilitate the foregoing, each Member shall execute a special power of attorney as described in Paragraph 15.

         The Manager may cause the Pool to buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Manager, on behalf of the Pool, is authorized to designate Hanseatic Corporation as the Pool's trading advisor. The Manager may engage, and compensate on behalf of the Pool from funds of the Pool, persons, firms or corporations, including the Manager and any affiliated person or entity, as in its sole judgment it shall deem advisable for the conduct and operation of the business of the Pool. The Manager is specifically authorized to enter into a clearing agreement, and any other agreement which the Manager deems necessary or advisable, and each Member consents to the terms of those agreements (including, in particular, the fees set forth therein).

         The Manager may subdivide or combine the Units in its discretion, provided that no subdivision or combination shall affect the aggregate net asset value of any Member's interest in the Pool.

         The Manager has a fiduciary responsibility with respect to safekeeping of the Pool's assets regardless of whether those assets are in its immediate possession. The Manager may keep portions or all of the Pool's assets on deposit with the Pool's commodity or clearing brokers, the entities with which it trades in the forward markets, or any financial institution. The Manager shall not permit another to employ those assets in any manner other than for the exclusive benefit of the Pool.

                                Exhibit -- A-4

         The Manager shall exercise good faith in carrying out its duties and exercising its powers in regard to, or behalf of, the Pool, and shall devote such time and efforts to the furtherance of the business of the Pool as it, in its sole discretion, deems reasonably necessary and appropriate.

         No Member, other than the Manager, its agents or affiliates, shall take part in the management, control, administration or the business of the Pool or transact any business for the Pool, and no Member shall have power to sign for or bind the Pool.

         The Manager shall keep and retain, at the principal office of the Pool, such books and records relating to the business of the Pool as are required by the Act, by state securities administrators and the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

         The Manager may engage in other business activities and shall not be required to refrain from any other activity nor forego any profits, fees or other compensation from any such activity, including any activity as a futures commission merchant, commodity broker, a commodity pool operator or a commodity trading advisor of additional commodity pools organized to trade in security or commodity interests.

         With exception to the fees described herein, the Manager will not utilize Pool funds as compensating balances for its benefit. 11. Trading Policies and Limitations.

         The Pool shall be subject to the following trading policies and limitations set forth in the Disclosure Document. The Pool will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed.

12.      Audits and Reports to Members; Pool Records.

         The Pool's books shall be audited annually by an independent certified public accountant. The Manager shall, on behalf of the Pool, send to each person who was a Member at any time during the fiscal year then ended (i) within 90 days after the close of each fiscal year, certified financial statements (including a balance sheet and statement of income) of the Pool for the fiscal year then ended and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for a Member to complete his federal income tax return. The Manager, on behalf of the Pool, shall also send to each Member any other annual and monthly information which the CFTC may by regulation require. The Manager shall be responsible for and shall cause the preparation of monthly and annual reports to Members. The Manager is authorized to expend Pool funds and to utilize the services of employees of the Manager, or any of its affiliates, to provide the foregoing information and to notify the Members of other information as the Manager may deem appropriate.

         Proper books of account and records relating to the Pool's business shall be made and kept by the Manager at its office as required by state securities administrators and by the Commodity Exchange Act and the rules and regulations promulgated thereunder. The Manager shall also maintain a current list of the full name and last known address of each Member, separately identifying the Manager and the Members in alphabetical order, and setting forth the amount of cash and a description and statement of the agreed value of any property or other services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member. Members or their duly authorized representatives may inspect and copy (upon payment of reasonable reproduction costs) such books and records during normal business hours at the principal office of the Manager provided that the Member gives the Manager reasonable notice and represents, in writing, that the list will not be used for commercial purposes. The Manager will preserve all Pool records for at least six (6) years.

13. Assignability of Units; Redemption of Units; Suspension of Trading in Certain Events; Automatic Termination of the Pool.

         (a) Assignability of Units. As used in this Agreement, the term "assignment" or "assign" shall include any assignment, transfer, mortgage, pledge, gift or hypothecation.

                  (1) General Restrictions on Transferability. Units held by a Member may be assigned only as permitted by law and by the provisions of this Paragraph 13(a). Neither the Pool nor the Members shall be bound by any assignment, nor shall the Pool recognize any assignee as a Unit holder for any purpose, until a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto, is delivered to the Pool.

                  (2) Permissible Transfers. Subject to Paragraph 13(a)(1) above, no Unit holder shall assign all or any part of his Units, whether voluntarily or by operation of law, or at judicial sale or otherwise, to any person; except that a Unit holder may assign (but may not substitute the assignee as a substituted Member in his place) all or a portion of his Units to any person or entity upon written notice to the Manager provided that the Manager, in its discretion, consents to such transfer. The Manager shall withhold such consent if, in the opinion of counsel designated by the Manager, such transfer would more likely than not result in the termination of the Pool (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

                  (3) Substitution of Members. No assignee of all or part of the Units of any Member shall have the right to become a substituted Member except in conformity with the Act and without affecting the limited liability of Members and unless and until:

                         (A) his  assignor  has  stated  such  intention  in the
                    instrument of assignment;

                         (B) the  assignee has  executed a  counterpart  of this
                    Agreement or an instrument reasonably satisfactory to the Manager accepting and adopting the terms and provisions of this Agreement and has authorized the Manager to act as such assignee's attorneys-in-fact;

                                Exhibit -- A-5

                         (C) in the case of an assignee or transferee who is not
                    otherwise a Member, the Manager determines that the assignment complies with the laws of the State of Oklahoma and is in conformity with the provisions of this Agreement; and,

                         (D) the Manager  consents in writing  (which consent is
                    in its sole and absolute discretion) to such person becoming a substituted Member.

         Any necessary amendments to this Agreement or to the Articles of Organization reflecting the substitution of Members shall be filed promptly in the Office of the Secretary of State of the State of Oklahoma or in any other office appropriate for such filing pursuant to the Act. The written notice required by this Paragraph 13 shall specify the name and address of the assignee and the date of assignment and shall include a statement by the assignee that he agrees to give the above described written notice to the Manager upon any subsequent assignment. If the Manager withholds consent, an assignee shall not become a substitute Member and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital or profits and shall have the right of redemption to which his assignor would otherwise have been entitled. An assigning Member shall remain liable to the Pool as provided in the Act regardless of whether his assignee becomes a substituted Member. No assignment, transfer or disposition of Units shall be effective against the Pool or the Manager until the first day of the month succeeding the month in which the Manager receives notice of such assignment, transfer or disposition. The Manager may, in its discretion, waive receipt of the above described notice or waive any defect therein.

         (b) Redemption of Units. A Member may request in writing ("Request for Redemption") to withdraw from the Pool part or all of his capital contribution and undistributed profits. Any such withdrawal is herein referred to as a "Redemption."

         All Requests for Redemption must specify the name and address of the redeeming Member and the amount of Units sought to be redeemed. The effective date of Redemption (the "Redemption Date") shall be the close of business on the last business day of the then current month; provided that the Manager shall be in receipt of the written request on or before the day prior to the close of business of the last business day of the then current month. Payment shall be made to the Member requesting Redemption within twenty (20) days following the Redemption Date. If the Manager has not been in receipt of a Request for Redemption prior the close of business on or before the day prior to the last business day of the then current month, the Redemption Date for such Unit or Units may, in the Manager's discretion, be the close of business on the last business day of the immediately following month. Any Request for Redemption shall be mailed or delivered to the office of the Manager. A Request for Redemption may be revoked prior to the Redemption Date by signed written instruction to the Manager. The Manager may also, in its discretion, declare additional Redemption dates for some or all of the Units. Redemption of any Unit will be based on the net asset value per Unit, calculated as of the close of business (as determined by the Manager) on the Redemption Date. The Pool's positions in security and commodity interests will be liquidated to the extent necessary to effect redemptions.

The manager will retain an administrative charge of 4% of a redeemed unit ofered by this prospectus or after its date if the funds have not been invested in the pool for six months. If the funds have been invested for six months but not more than 12 months, the manager will retain an administrative charge of 3%. There is no redemption charge after the funds have been invested for 12 months. The redemption charge will be calculated as follows: 1) if the total net asset value of the member's pool account exceeds the total amount of all gross subscriptions paid by the member, the redemption charge will be 4%, or 3%, of the total early remption amount; 2) if the total net asset vaue of the member's pool account is less than the total amount of all gross subscriptions paid by the member then the redemption charge will be calculated as 4%, or 3%, of an amount which is the percentage of the total gross aggregate subscriptions made by the member divided by the net asset value of the member's pool account at the time of the early redemption, multiplied by the amount of the early redemption. Any redemption after one year will not be charged this fee. In its descretion, the manager may waive any part or all of the early-withdrawal administrative charge.

         Upon the Manager's reasonable conclusion, based on applicable regulations or controlling precedent, that the Pool's assets are "plan assets" as defined by the Department of Labor or otherwise, the Pool may call Units owned by IRAs or certain other qualified retirement plans at the net asset value per Unit of Units so held as of the close of business on the date of the call.

         In addition to the limits and conditions as set forth above, the right to obtain Redemption shall be contingent upon the Pool's having property sufficient to discharge its liabilities on the date of Redemption. If the Manager determines that permitting the number of Redemptions sought would be detrimental to the tax status of the Pool, it may restrict the number of Redemptions to be permitted, and shall select by lot so many Redemptions as will not, in its sole discretion, impair the Pool's tax status. Under special circumstances, including, but not limited to, the inability to liquidate positions in security or commodity interests as of or following the Redemption Date, default or delay in payments due to the Pool from commodity brokers, banks or other persons, the Pool may in turn delay payment to persons requesting Redemption of Units of the proportionate part of net asset value represented by the sums that are the subject to such default or delay. In addition, if, in the Manager's sole discretion, it determines Redemptions would impair the Pool's ability to meet its objectives, the Manager may limit the total amount of Units any one investor may redeem in any month to 5% of the total Units outstanding at such time.

         (c) Automatic Termination of the Pool. The Pool will automatically terminate, as herein provided, if its net asset value per Unit declines to less than 62.5% of the initial net asset value per Unit, as of the last business day of any month, on the date the Pool commenced trading operations. Such termination shall occur within a reasonable period of time following the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. The Members shall be notified of such termination within seven business days from the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. Upon termination, the Pool's open positions will be closed out in an orderly manner.

14.      Admission of Additional Members.

         Pursuant to Paragraph 13, the Manager may consent to and admit any assignee of Units as a substituted Member or may admit additional Members pursuant to Paragraph 6.

         Additional or substitute managers may be admitted to the Pool pursuant to Paragraph 19(c). Upon the admission of any substitute or additional manager or managers, this Agreement shall be amended (and each Member consents to such amendment) so that the provisions of this Agreement shall apply to such manager or managers in the same manner as now applicable to the Manager, to the extent practicable.

                                Exhibit -- A-6

15.      Special Power of Attorney.

         Each Member, in connection with his investment in the Pool, understands that by executing this Agreement, whether in counterpart, by separate instrument or otherwise, he irrevocably constitutes and appoints the Manager with full power of substitution, as its true and lawful attorneys-in-fact, with full power and authority in its name, place and stead, to admit additional Members to the Pool, to file, prosecute, defend, settle or compromise any litigation, claims or arbitrations on behalf of the Pool and to execute, acknowledge, swear to and deliver (as may be appropriate): (i) all certificates, conveyances and other instruments (including but not limited to articles of organization in various jurisdictions, this Agreement and any amendments hereto, agreements with third parties necessary to carry out the Pool's business, authorized amendments to each of the foregoing and a certificate or certificates of assumed name or of doing business under a fictitious business name) which the Manager deems appropriate and in accordance with the terms of this Agreement (including without limitation, to reflect the admission of new Members) or advisable to qualify or continue the Pool as a limited liability company in the jurisdictions in which the Pool may conduct business or which may be required to be filed by the Pool or the Member under the laws of any jurisdiction; (ii) all instruments which the Manager deems appropriate to reflect a reorganization or refiling of the Pool in a different jurisdiction, provided that such reorganization or refiling does not result in a material change in the rights of the Members; and
(iii) all conveyances and other instruments which the Manager deems appropriate to reflect the dissolution and termination of the Pool.

         Each Member understands that the foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the dissolution of a Member. Each Member agrees to be bound by any representation made by the Manager and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager, and any successor thereto, taken in good faith under such Power of Attorney. In addition to this Power of Attorney, each Member agrees to execute a special Power of Attorney on a document separate from this Agreement. The form of Power of Attorney to be executed is included in the Subscription Agreement and Power of Attorney attached to the Memorandum. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph 15, this Agreement shall control.

16.      Withdrawal of a Manager and/or Member.

         The Pool shall be dissolved and terminated upon the withdrawal, dissolution, admitted or court decreed insolvency or the removal of the Manager unless the Pool is continued pursuant to the terms of Paragraph 19(c). In addition, the Manager may withdraw from the Pool at any time upon 120 days prior written notice by first class mail, postage prepaid, to each Member. If the Manager withdraws and the remaining Members elect to continue the Pool, the withdrawing Manager shall pay all expenses incurred as a result of its withdrawal.

         A Member will cease to be a Member upon redemption or assignment of all of such Member's Units. The withdrawal, insolvency or dissolution of a Member shall not terminate or dissolve the Pool, and a Member, or its representative shall have no right to withdraw or demand an accounting of the value of the Member's interest in the Pool except as provided in Paragraph 13. Each Member (and any assignee of a Member's interest) waives on behalf of itself and its successors the furnishing of any inventory, accounting or appraisal of the assets of the Pool and any right to an audit.

17.      Indemnification.

         (a) By the Pool. The Manager, and any affiliates of the Manager engaged in the performance of services on behalf of the Pool, shall be indemnified for any liability, loss or expense (including attorney's fees, judgments and amounts paid in settlement) suffered by the Manager or such affiliates and shall have no liability to the Pool or to any Member for liability or loss suffered by the Pool which arises out of any action or inaction of the Manager or such affiliates if (1) the Manager has determined, in good faith, that such course of conduct was in the best interests of the Pool and (2) such liability or loss was not the result of negligence or misconduct by the Manager or such affiliates.

         Notwithstanding the foregoing, the Manager, and any affiliate engaged in the performance of services on behalf of the Pool, shall not be indemnified for any liability imposed by judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws or rules; provided, however, the Manager and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the Manager must apprise the court of the positions of the Securities and Exchange Commission and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.

         Any amounts payable to the Manager or its affiliates pursuant to the foregoing are recoverable only out of the assets of the Pool and not from the Members. The Pool shall not incur the cost of that portion of liability insurance which insures the Manager and its affiliates for any liability as to which the Manager and its affiliates are prohibited from being indemnified.

         Except with respect to lawsuits involving alleged securities law violations, any indemnification, unless ordered or expressly permitted by a court, shall be made by the Pool only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject matter of a claim, demand or lawsuit with respect to which indemnification is sought meets the applicable standard set forth in this Paragraph 17.

         Pool funds may be paid to the Manager and its affiliates for legal expenses and other costs incurred as a result of legal action initiated against the Manager or its affiliates are permissible if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Manager or its affiliates on behalf of the Pool; (2) the legal action is initiated by a third party who is not a holder of a Pool interest; (3) the Manager or its affiliates undertake to repay the advanced funds to the Pool in cases in which they would not be entitled to indemnification.

         The Pool may also indemnify and hold harmless any clearing broker, or other party with which it does business to the extent their conduct does not constitute misconduct, negligence, an act or omission due to bad faith, or failure to act in good faith in the reasonable belief that their actions were in, or not opposed to, the best interests of the Pool and in accordance with the Trading Policies and the trading strategies as described in the Disclosure Document.

         (b) By the Members. In the event the Pool is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's (or assignee's) actions unrelated to the Pool's business, the Member (or assignees, cumulatively) shall indemnify and reimburse the Pool for all loss and expense incurred, including reasonable attorney's fees.

                                Exhibit -- A-7

18.      Designation of Tax Matters Partner.

         The Manager is hereby designated as Tax Matters Partner (pursuant to Code Section 6231(a)(7)). In the event that the Manager assigns, transfers or conveys its entire interest in the Pool or resigns or withdraws as a Manager pursuant to this Agreement, the successor manager will be designated Tax Matters Partner. The Manager, in its sole discretion, will have the power to appoint any other Member Tax Matters Partner; provided, however, that no appointment will have the effect of causing the Pool to be classified for federal income tax purposes as an association taxable as a corporation or will have the effect of causing the Pool to be classified as a general partnership under the laws of Illinois or any jurisdiction in which the Pool is conducting business. The Pool hereby indemnifies and holds harmless the Manager from and against any claim, loss, expense, liability, action or, damage resulting from its acting, or its failure to take any action, as the Tax Matters Partner, provided that any such action or failure to act is not due to the fraud, negligence, breach of fiduciary duty, bad faith or misconduct of the Manager.

         (a) Notice. The Tax Matters Partner will notify all Members of the commencement of any Pool tax audit and of a financial Pool administrative adjustment, if any, within 14 days of its receipt of such notices from the Internal Revenue Service (the "Service").

         (b) Members Audit Waiver. The Members hereby waive any right to negotiate or enter into a settlement agreement with the Service in any Pool tax audit proceeding. All such negotiations will be conducted solely by the Tax Matters Partner. Any settlement agreement between the Service and a Member, regarding an adjustment of any Pool item, will be null and void unless such Member has obtained the prior written consent of the Tax Matters Partner.

         (c)  Audit  Expenses.     All   expenses  incurred  by the Tax  Matters
Partner in participating in any Pool tax audit or contesting any adjustment proposed by the Service will be borne by the Pool.

         (d) Members Petition Waivers. The Members hereby waive any rights to file a petition for a readjustment of Pool items pursuant to Code Section 6226, unless the Tax Matters Partner, in its sole discretion, does not file such a petition within 90 days of its receipt of a notice of a final Pool administrative adjustment and unless such petition is filed in the appropriate Federal District Court in the State of Oklahoma.

19.      Amendments; Meetings.

         (a) Amendments with Consent of the Manager. If at any time during the term of the Pool the Manager deems it necessary or desirable to amend this Operating Agreement, it may proceed to do so, provided that the amendment shall be effective only if embodied in an instrument signed by the Manager and by Members owning more than 70% of the Units then owned by the Members and if made in accordance with and to the extent permissible under the Act. The approval of the Members may be obtained by the Manager by means of a written notice to the Members requiring each Member to respond to the Manager in the negative by a specified time or to be deemed to have approved of the proposed amendment if such negative response is not received by such specified time. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no supplemental or amendatory agreement shall, without the consent of all Members, change or alter this Paragraph 19, extend the term of the Pool, reduce the capital account of any Member or modify the percentage of profits, losses or distributions to which any Member is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled shall not be affected by amendment or supplement to this Agreement without the assignee's consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Manager; it being agreed and understood that mere receipt of an adequate number of unrevoked consents (or negative approvals, as provided above) are sufficient. The Manager may amend this Agreement without the consent of the Members in order to: (i) clarify any inaccuracy, ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Disclosure Document); (ii) add to the representations, duties or obligations of the Manager or surrender any right or power of the Manager for the benefit of the Members; (iii) delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act; (iv) change the name of the Pool or the location of the principal place of business of the Pool; (v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Pool as a limited liability company in which the Members have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Pool will not be treated as an association taxable as a corporation for federal income tax purposes; (vi) change this Agreement in any manner that does not adversely affect the Members in any material respect or that is required or contemplated by other provisions of this Agreement; (vii) make any amendment that is appropriate or necessary, in the opinion of the Manager, to conform this Agreement to any requirement of law or to prevent the Pool or the Manager or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; (viii) make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Members; (ix) amend this Agreement to effect the interest of the allocations proposed herein to the maximum extent possible in the event of a change in the Internal Revenue Code or the interpretations thereof affecting such allocations; or (x) make any amendment necessary so that Pool income not be deemed to constitute "unrelated business taxable income" under the Internal Revenue Code.

         (b) Meetings. Upon receipt of a written request, signed by Members owning at least 10% of the Units then owned by Members, that a meeting of the Pool be called to consider any matter which the Members may vote upon pursuant to this Agreement, the Manager shall, by written notice to each Member of record mailed within fifteen (15) days after receipt by the Manager of such request, call a meeting of the Pool. The meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of the notice, and the notice shall specify the date of, a reasonable place and time for, and the purposes of the meeting.

                                Exhibit -- A-8

         (c) Amendments and Actions without Consent of the Manager. At any meeting called by the Manager or pursuant to Paragraph 19(b), upon the affirmative vote (which may be in person or by proxy) of all Members, the following actions may be taken, irrespective of whether the Manager concurs: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Act; (ii) the Pool may be dissolved; (iii) the Manager may be removed and replaced; (iv) a new manager or managers may (to the extent permitted by the Act) be elected if the Manager ceases to be a manager; (v) the sale of all or substantially all of the assets of the Pool may be approved; and
(vi) any contracts with the Manager or any of its affiliates may be terminated on sixty (60) days notice without penalty. If the Manager is removed or withdraws from the Pool, its interest shall be valued on a Unit-equivalent basis and immediately redeemed.

         In the event of a removal or withdrawal of the Manager and there is no remaining manager, the Members may unanimously agree in writing to continue the business of the Pool and appoint one or more managers within 90 days of such withdrawal.

         (d) In the event the Pool is required to comply with Regulation 14A under the Security Exchange Act of 1934 (the proxy rules) or any successor regulation, the foregoing time periods specified in this Paragraph 19 may be altered by the Manager so as not to conflict therewith.

20.      Governing Law.

         The validity and construction of this Agreement shall be determined and governed by the laws of the State of Oklahoma, without regard to conflict of laws principles. This Agreement is intended to qualify Members for limited liability as provided for under Oklahoma law, and all of the provisions of this Agreement shall be construed in the light of such intention.

21.      Miscellaneous.

     (a) Priority Among Members. No Member shall be entitled to any priority or preference over any other Member in regard to the affairs of the Pool, except to the extent that this Agreement may be deemed to establish a priority or preference.

     (b) Notices. All notices under this Agreement shall be in writing and, except as set forth in the following sentence, shall be effective upon personal delivery, or if sent by first class mail, postage prepaid addressed to the last known address of the party to whom the notice is to be given, upon the deposit of the notice in the United States mail. Requests for Redemption and notice of assignment of Units or any interest therein shall be effective upon receipt by the Manager.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, heirs and personal representatives. For purposes of determining the rights of any Member or assignee, the Pool and the Manager may rely upon the Pool records as to who are Members and assignees and all Members and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraphs 13 to 19 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     (e) Invalidity or Unenforceability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

     (f) Code or Treasury Regulations. Each and every time reference is made in this Agreement to a section of the Code or Treasury Regulations, such reference shall be deemed to apply to such section of the Code or Treasury Regulations as in effect on the date hereof or as the same may be amended from time to time.

     (g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written, in multiple counterparts, which when taken together, shall constitute one and the same instrument.


MANAGER:                                  MEMBER:


POOL MANAGEMENT SERVICES, INC.            _________________________________
                                          Name


By:___________________________            By:______________________________
                                             Signature              Title

                                          $________________________________
                                           Capital Contribution

INITIAL MEMBER:


By:___________________________
Simcha Bluth

                                Exhibit -- A-9

                                    EXHIBIT B

                      HANSEATIC DISCRETIONARY POOL, L.L.C.

                             REQUEST FOR REDEMPTION


                                              Date:_____________________________
                                              Name of Unit Owner________________
Pool Management Services, Inc., Manager       Social Security or Taxpayer
Hanseatic Discretionary Pool, L.L.C.          I.D. Number: _____________________
9925 South Pennsylvania
Suite 110
Oklahoma City, OK    73159

Dear Manager:

The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Prospectus delivered to the undersigned at the time of our purchase of units of membership interests (the "Units") in Hanseatic Discretionary Pool, L.L.C. (the "Pool"), of

________________________ Units (insert the number of Units to be Redeemed)


(choose one)                                         OR

that number of Units which equal $___________ in Net Asset Value.

This Redemption request, once approved and accepted by you as Manager, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month following such approval.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

United States Taxable Members Only -- Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Members Only -- Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

The undersigned acknowledges and understands that an administrative charge of 4% of the Units redeemed will be deducted by the Manager if the Units being redeemed were purchased less than one year before redemption.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED



                                 Exhibit -- B-1

Please forward redemption funds by mail to the undersigned at:


--------------------------------------------------------------------------------
Name                       Street                       City, State and Zip Code

ENTITY:                                              INDIVIDUAL MEMBER(S):

--------------------------------------------         ---------------------------
(Name of Entity)                                     (Signature of Member)


By:
   -----------------------------------------         ---------------------------
         (Authorized Corporate Officer,              (Signature of Member)
         Partner, Custodian or Trustee)

Title:
      --------------------------------------





                                 Exhibit -- B-2

                                    EXHIBIT C

                      HANSEATIC DISCRETIONARY POOL, L.L.C.

                            SUBSCRIPTION REQUIREMENTS


         By executing the Subscription Agreement and Power of Attorney for Hanseatic Discretionary Pool, L.L.C. (the "Pool"), each purchaser ("Purchaser") of units of membership interests (the "Units") in the Pool irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Pool's Prospectus dated __________________, 2001 (the "Prospectus"). The minimum unit of initial investment is $10,000, however, it may be lowered by the Manager; additional Units may be purchased. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Hanseatic Discretionary Pool, L.L.C.", or a wire transfer for such amount, must have been received by the Pool. Purchaser is also delivering to the Selling Agent, if any, an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus). Upon acceptance of Purchaser's Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Pool and to be bound by the terms of the Operating Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Pool for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Operating Agreement.

         NOTWITHSTANDING THE FOREGOING, YOU MAY REVOKE THIS AGREEMENT AND RECEIVE A FULL REFUND OF THE FULL SUBSCRIPTION AMOUNT YOU PAID WITHIN FIVE BUSINESS DAYS AFTER EXECUTION OF THIS AGREEMENT OR NO LATER THAN 3:00 PM CST ON THE DATE OF THE APPLICABLE MONTHLY CLOSING, WHICHEVER COMES FIRST, BY DELIVERY NOTICE TO POOL MANAGEMENT SERVICES.

         As an inducement to the Manager to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the Manager and the Selling Agent, if any, who solicited Purchaser's subscription and the Pool, as follows:

         (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney, is legally competent to do so and meets the suitability standards set forth in the "Summary of Offering" section of the prospectus.
Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Operating Agreement, prior to subscribing for Units.

         (b) All information that Purchaser has heretofore furnished to the Manager or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the Manager.

         (c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

         (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

         (e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Member pursuant to the Operating Agreement which is attached to the Prospectus as Exhibit A.

                                 Exhibit -- C-1

                            SUBSCRIPTION INSTRUCTIONS


         Any person considering subscribing for Units should carefully read and review the Prospectus.

         The Units are speculative and involve a high degree of risk. No person should invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Pool. No entity - and, in particular, no ERISA plan - may invest more than 10% of its liquid net worth (readily marketable securities) in the Pool. A purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

         A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to the Manager or your Selling Agent, if any.

         FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING INK ONLY, AS FOLLOWS:

         Item 1.    Enter the dollar amount of the purchase.

         Item 2. Enter the Social Security Number or Taxpayer ID Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

         The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

                  Trusts - Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Trustee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

                  Custodian Under Uniform Gifts to Minors Act - Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

                  Limited Liability Company - The corporation's name is required on Line 4. Enter a Manager's name on Line 4. Be sure to furnish the Taxpayer ID Number of the corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the corporation.

         Item 8. The investor(s) must execute the Subscription Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

         Item 9. Registered Representative must complete the Selling Agent's copy of the Subscription Agreement and Power of Attorney. Signature Page may be required to be retained in the Branch Office.



                                 Exhibit -- C-2

Exhibits - D

                      HANSEATIC DISCRETIONARY POOL. L.L.C.
                          UNITS OF MEMBERSHIP INTERESTS

  BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY, SUBSCRIBERS
                           ARE NOT WAIVING ANY RIGHTS
               UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES
                              EXCHANGE ACT OF 1934


                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Pool Management Services, Inc., Manager   Date: _______________________
                                          Name of Purchaser as it Should Appear:
Hanseatic Discretionary Pool, L.L.C.      _________________________________
9925 South Pennsylvania                   Social Security or Taxpayer I.D. No.:
Suite 110                                 ______________________________
Oklahoma City, OK    73159

Dear Manager:

         1. Subscription For Units. I hereby subscribe for the number of Units of Membership Interests ("Units") in Hanseatic Discretionary Pool, L.L.C. (the "Pool") set forth below (minimum $10,000) in the Subscription Agreement and Power of Attorney Signature Page, at the per Unit price as set forth in the Prospectus (the "Prospectus") of the Pool dated ____________________. I have completed and executed this Subscription Agreement and Power of Attorney Signature Page attached hereto as Exhibit "D" to the Prospectus, and delivered the executed Subscription Documents to you or the Sales Agent, if any, along with either a check made payable to "Hanseatic Discretionary Pool, L.L.C." or a wire transfer of funds. The Manager may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is rejected, all funds remitted by the undersigned will be returned without any interest or deduction. All subscriptions once submitted are irrevocable.

         2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus prior to the effective date of my purchase. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements, Subscription Instructions" attached to the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income.

         3. Power of Attorney. In connection with my acceptance of the Units, I do hereby irrevocably constitute and appoint the Manager, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Pool; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Manager to carry out fully the provisions of the Operating Agreement which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my membership interest in the Pool.

         4. Irrevocability; Governing Law. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney have been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, dissolution or liquidation. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

         5. Suitability and Acceptance of Risks. In addition to the suitability requirements set forth in Exhibit C, I represent and warrant to the Manager and Selling Agent, if any, that (i) I have the capacity of understanding the fundamental aspects of the limited liability company (or, if I do not have such fundamental understanding, I have so advised the Selling Agent, if any, of such


                                 Exhibit -- D-1

fact); and, (ii) I understand the fundamental risks and possible financial hazards of an investment in the limited liability company (disclosed in the Prospectus under "The Risks You Face" identified on the cover page, in the Summary of the Offering, and described in the Prospectus at page 8), including, but not limited to, the lack of liquidity of my investment in the limited liability company, the management and control by the Manager, and the tax consequences of the investment.

                                 Exhibit -- D-2

                      HANSEATIC DISCRETIONARY POOL, L.L.C.

                          Units of Membership Interests
                  Subscription Agreement and Power of Attorney
                                 Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Membership Interests (the "Units") in Hanseatic Discretionary Pool, L.L.C. (the "Pool"), and by enclosing a check payable to "Hanseatic Discretionary Pool, L.L.C.", or by wire transfer (instructions below), hereby subscribes for the purchase of Units in the amount of $_____________________.

The named investor further, by signature below, agrees to be bound by the Pool's Operating Agreement, acknowledges receipt of the Prospectus of the Pool dated ___________________________ prior to the acceptance of the subscription by the Manager or the purchase of Units in the Pool and that such Prospectus includes the Pool's Operating Agreement, and the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as described and required in Exhibit C to the Prospectus.

         (1)      Name of Purchaser_______________________________.

         (2)      Total  Amount  $_______________  (minimum of $10,000,  unless lowered to less than $10,000 as authorized by the Manager).

         (3)      Social Security Number _____-___-_____ or
                  Taxpayer ID # _____-___-_____

          Taxable Investors (check one):
          O       Individual Ownership
          O       Trust other than a Grantor or Revocable Trust
          O       Joint Tenants with Right of Survivorship
          O       Estate
          O       UGMA/UTMA (Minor)
          O       Tenants in Common
          O       Community Property
          O       Partnership
          O       Corporation
          O       Grantor or Other Revocable Trust

          Non-Taxable Investors (check one):
          O       IRA
          O       Profit Sharing
          O       IRA Rollover
          O       Defined Benefit
          O       Pension
          O       Other (specify)
          O       SEP

                                 Exhibit -- D-3

         (4)   Investor's Name ________________________________________________

         (5)   ________________________________________________________________
                (Additional Information (for Estates, Trusts,
                   Partnerships and Corporations)

         (6)      Resident Address of Investor

         _______________________________________________________________________
         Street (P.O. Box not acceptable)         City    State        Zip Code


         (7)      Mailing Address (if different)
         _______________________________________________________________________
         Street                                   City    State        Zip Code

         (8)      Custodian Name and Mailing Address

         _______________________________________________________________________
         Street (P.O. Box not acceptable)         City    State        Zip Code


         SIGNATURE(S) - DO NOT SIGN WITHOUT FAMILIARIZING YOURSELF WITH THE INFORMATION IN THE PROSPECTUS, INCLUDING: (I) THE FUNDAMENTAL RISKS AND FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THE POOL'S SUBSTANTIAL CHARGES; (III) THE POOL'S HIGHLY LEVERAGED TRADING ACTIVITIES; (IV) THE LACK OF LIQUIDITY OF THE UNITS; (V) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF THE POOL; (VI) THAT UNIT HOLDERS MAY NOT TAKE PART IN THE MANAGEMENT OF THE POOL; AND (VIII) THE TAX CONSEQUENCES OF THE POOL.

         (9)      INVESTOR(S) MUST SIGN

         X
          ______________________________________________________________________
         Signature of Investor                    Date        Telephone No.

         X
          ______________________________________________________________________
         Signature of Joint Investor (if any)     Date

         Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                          UNITED STATES INVESTORS ONLY

         I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue
         Code: _______.

         Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                        NON-UNITED STATES INVESTORS ONLY

         Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: ________.


                                 Exhibit -- D-4

         (10)     SELLING AGENT (IF APPLICABLE)

         I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; tax consequences; liquidity and marketability; management; and control of the Manager with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

         I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Pool is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810, and following.

         X
          ______________________________________________________________________
         Registered Representative                   Signature            Date

         X
          ______________________________________________________________________
         Office Manager                              Signature            Date
         (if required by Selling Agent procedures)

         (11)     REGISTERED REPRESENTATIVE

         Name:
         Address:
         Tel. Number:

         (12)     SELLING AGENT
         Name:
         Address:
         Tel. Number:


         (13)     WIRE TRANSFER INSTRUCTIONS
                  Transfer should be sent to:

                  Bank One
                  Oklahoma City, OK
                  ABA Number:                        103000648
                  Account Number:           626758601
                  For Benefit Of:           Hanseatic Discretionary Pool, L.L.C.








                                 Exhibit -- D-5

                                      II-5
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to Section 17 of the Operating Agreement, attached to the prospectus as Exhibit A, relating to the indemnification of the manager, its officers, directors, stockholders, employees, agents and affiliates. The Registrant is prohibited from indemnifying the manager and its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the units of membership interests, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approved such indemnification after being apprised of relevant regulatory positions on indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fees..................................................$  5,000
NASD Filing Fees.......................................................$  2,500
Printing Costs.........................................................$ 25,000
Legal Fees.............................................................$ 72,500
Accounting Fees........................................................$ 15,000
Blue Sky Fees..........................................................$ 25,000
Organizational Costs...................................................$  5,000
Miscellaneous Expenses.................................................$  5,000

         TOTAL.........................................................$150,000*

*  All amounts estimated except SEC Registration fees

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         Commencing in September, 1998 through June 1, 2001, the Registrant privately placed 53,754.6617754348 units of membership interests with 61 "accredited" and 18 "non-accredited" investors, 14 of whom are individuals and 4 of whom are entities. Initially, such placements were made at $5,000 per unit until trading commenced on December 29, 1998. Since that time, additional units of membership interests were placed at the then current average net asset value per unit of the Registrant. No sales commissions were paid with respect to any such placements. All such units were sold in transactions not involving any public offering in reliance on Section 4(2) of the Securities Act of 1993 and Regulation D promulgated thereunder.


ITEM 27. LIST OF EXHIBITS

1        Form of Selling Agreement*
3(a)     Articles and Certificate of Organization*
3(b)     Operating Agreement, as amended (appended to the prospectus)
4        Form of Certificate of Limited Liability Company Interest*
5        Opinion of Counsel as to the legality of the interests*
8        Revised Tax Opinion of Counsel
10(a)    Form of Customer Agreement between Registrant and HSBC Futures, Inc.*
10(b)    Form of Customer Agreement between Registrant and FIMAT Futures
         Corporation*
10(c) Advisory Agreement between Hanseatic Corporation and Hanseatic Discretionary Pool, L.L.C.*
10(c)    Amended Advisory Agreement*
23(a)    Consent of Counsel (included in Exhibit 5)*
23(b)    Consent of Accountant (see page II-3)
----------
* Heretofore filed

ITEM 28..UNDERTAKINGS

         The Registrant will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which together represent a fundamental change in the information in the registration statement; and
                  (iii) include any additional or changed material information on the plan of distribution.

         (2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Operating Agreement or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant will:

         (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                              ACCOUNTANT'S CONSENT

         We hereby consent to the use in this registration statement on Form SB-2 of (i) our report dated September 30, 2001, relating to the financial statements of Hanseatic Discretionary Pool, L.L.C, (ii) our report dated September 30, 2001, relating to the financial statements of Pool Management
Services, Inc., and (iii) to the reference to our firm under the caption "Experts" in the prospectus.

Monmouth Beach, N.J.

November 30, 2001
                                            /s/  Brian Donahue, C.P.A.
                                            --------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 30th day of November, 2001.

                                            Hanseatic Discretionary Pool, L.L.C.
                 By: Pool Management Services, Inc., its manager


                                            By:      /s/ Simcha Bluth
                                               -------------------------------
                                                     Simcha Bluth, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities as officers and directors of Pool Management Services, Inc., the manager of the Registrant, on the dates indicated.

Signatures              Title                                       Date


/s/  Simcha Bluth       President, Chief Executive Officer,  November 30, 2001
---------------------   Director
Simcha Bluth


/s/  Randall Shell      Vice President, Chief Operating      November 30, 2001
---------------------   Officer, Chief Financial and
                        Accounting Officer, Director

                                    EXHIBITS
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT




1        Form of Selling Agreement*
3(a)     Articles and Certificate of Organization*
3(b)     Operating Agreement, as amended (appended to the prospectus)
4        Form of Certificate of Limited Liability Company Interest*
5        Opinion of Counsel as to the legality of the interests*
8        Revised Tax Opinion of Counsel*
10(a)    Form of Customer Agreement between Registrant and HSBC Futures, Inc.*
10(b)    Form of Customer Agreement between Registrant and FIMAT Futures
         Corporation*
10(c) Advisory Agreement between Hanseatic Corporation and Hanseatic Discretionary Pool, L.L.C.*
10(c)    Amended Advisory Agreement*
23(a)    Consent of Counsel (included in Exhibit 5)*
23(b)    Consent of Accountant (see page II-3)

--------------
* Heretofore filed